UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Micron Technology, Inc.
(Name of Registrant as Specified in Its Charter)

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Micron corporate profile

It's all about data

Data is today's new business currency, and memory and storage are a critical foundation for the data economy. Memory and storage innovations will help transform society and enable significant value *for all*.

Who we are

Micron designs, develops and manufactures industry-leading memory and storage products. By providing foundational capability for AI and compute-intensive applications across the data center, the intelligent edge, client and mobile devices, we unlock innovation across industries including healthcare, automotive and communications. Our technology and expertise are central to maximizing value from cutting-edge computing applications and new business models which disrupt and advance the industry.

Our vision

As a global leader in memory and storage solutions, we are transforming how the world uses information to enrich life *for all*. By advancing technologies to collect, store and manage data with unprecedented speed and efficiency, we lead the transformation of data to intelligence. In a world of change, we remain nimble, delivering products that help inspire the world to learn, communicate and advance faster than ever.

Our commitment

Our customers depend on our innovative solutions every day. We dedicate ourselves to demonstrating our environmental conscience, an inclusive team culture where all voices are heard and respected, and engaging in our communities to enrich life *for all*.

Global product portfolio

DRAM | NAND | NOR | Solid-State Drives | Graphics and High Bandwidth Memory (HBM) | Managed NAND and Multichip Packages

Founded on October 5, 1978

Headquartered in
Boise, Idaho, USA

$25.1B
FY24 annual revenue

264
On the 2024 Fortune 500

~57,000
Patents granted and growing*

18
Countries with Micron presence*

11
Manufacturing sites and
12 customer labs*

~48,000
Team members*

* Micron data as of August 29, 2024

Media inquiries
mediarelations@micron.com

Government inquiries
govaffairs@micron.com

Investor inquiries
investorrelations@micron.com

Connect with us on micron.com

© 2024 Micron Technology, Inc. Micron, the Micron logo, the M logo, Intelligence Accelerated™, and other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

micron

Micron entered Fiscal 2025 in an exceptionally strong position, at a time when memory and storage innovations are enabling tremendous breakthroughs.

Fellow Micron shareholders,

Micron's Fiscal 2024 results showed a company building on strong foundations of technology and product leadership, customer focus and world-class manufacturing expertise. We are building momentum and are extremely well-positioned to seize the substantial opportunity ahead of us. The demand for differentiated memory solutions continues to grow, driven by innovative new AI systems. AI will transform every market segment, and every part of the global economy over time. We are investing to support AI-driven demand with industry-leading products, and our manufacturing network is ready to capitalize on these opportunities. We deliver differentiated, high-value solutions across end markets, and Micron's quality and consistent delivery make us the partner of choice for many of our customers. This AI demand promises to drive substantial memory industry growth over the long term, as users adopt powerful new features that require power efficiency and fast data access.

Fiscal 2024 key accomplishments

The focused execution of Micron's teams drove several significant accomplishments across our business in the past fiscal year, including:

- Micron's Fiscal 2024 revenue grew 62% year over year to $25.1 billion, and the company expanded gross margins by over 30 percentage points from the year prior.
- We set new annual revenue records in data center and automotive markets in Fiscal 2024 — a testament to our strong portfolio across segments.
- The team executed a steep HBM3E 24GB 8H product ramp in the fourth fiscal quarter, achieving our goal of delivering several hundreds of millions of dollars of HBM revenue in Fiscal 2024. We started shipments of high-volume samples of HBM3E 36GB 12H to enable qualifications across the AI ecosystem. We are on track to ship multiple billions of dollars of HBM in Fiscal 2025.
- We made significant advances in our storage portfolio, introducing the industry's first client SSD and consumer SSDs using G9 NAND. Strong growth in data center SSD demand drove a quarterly revenue record with over a billion dollars in the fourth fiscal quarter and tripling of our Fiscal 2024 data center SSD revenues year over year.
- The U.S. Department of Commerce and Micron announced a preliminary agreement for $6.1 billion in CHIPS and Science Act funding to help support our planned leading-edge memory manufacturing fabs in Idaho and New York. Construction of our Idaho fab is well underway, and we expect this fab to contribute meaningfully to our production in the latter half of the decade. We look forward to beginning fab construction in New York once permitting and regulatory approvals are complete.

Exceptionally well positioned

Several key elements give us confidence as we move into the year ahead.

Micron is ramping production of the industry's most advanced technology nodes in both DRAM and NAND, and our teams are focused on transforming that leadership into differentiated solutions. Our 1-beta DRAM and G8 and G9 NAND nodes are ramping in high volume and will become an increasing portion of our mix through Fiscal 2025. Our 1-gamma DRAM pilot production — using extreme ultraviolet lithography or EUV — is on track for volume production in calendar 2025. We have a robust roadmap for HBM and are confident we will maintain our time-to-market, technology, and power efficiency leadership with future generations of HBM.

Micron entered Fiscal 2025 in an exceptionally strong position, at a time when memory and storage innovations are enabling tremendous breakthroughs. Our product leadership allows us to continue to deepen our partnership with our customers. For example, we are leveraging our leadership on low-power DRAM solutions to pioneer the adoption of power-efficient memory for servers in the data center. We are seeing increasing adoption of our high-capacity, mono-die-based server DIMMs in data centers. We have leveraged greater levels of vertical integration to expand our data center SSD portfolio and gained share as a result. Micron continues to lead in automotive and we qualified leading-edge auto memory and storage solutions in the fourth fiscal quarter.

Growth in both DRAM and NAND, driven by AI, is poised to enable record Fiscal 2025 revenue for Micron. It is truly an exciting time to be in the memory and storage business. Micron's teams are implementing advanced AI toolsets and methodologies to further accelerate our advantages in technology and manufacturing excellence. I am confident we can continue advancing industry-leading solutions that enable innovation at our customers and in the process, create substantial value for all Micron stakeholders.

Sincerely,

Sanjay Mehrotra
President and CEO

Notice of Fiscal 2024 Annual Meeting of Shareholders
January 16, 2025

To the Shareholders of Micron Technology, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Micron Technology, Inc., a Delaware corporation for the fiscal year ended August 29, 2024 (“Fiscal 2024”), will be held virtually on January 16, 2025, at 9:00 a.m., Pacific Standard Time, for the purposes listed below. As used herein, “we,” “our,” “us,” “Micron,” the “Company,” and similar terms refer to Micron Technology, Inc., unless the context indicates otherwise.

1	To elect eight (8) directors to our Board of Directors (the “Board”) to serve for the ensuing year and until their successors are elected and qualified;
2	To approve, on a non-binding basis, the compensation of our named executive officers;
3	To approve the 2025 Equity Incentive Plan;
4	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending August 28, 2025 (“Fiscal 2025”); and
5	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

Shareholders of record at the close of business on November 18, 2024 are entitled to receive notice of and to vote at the meeting and any postponements or adjournments of the meeting. A complete list of shareholders entitled to vote at the meeting will be available for inspection by any shareholder, for any purpose related to the meeting, for ten days prior to the meeting at our principal business offices during ordinary business hours. Please contact our Corporate Secretary at corporatesecretary@micron.com to schedule an appointment to review the list.

The Securities and Exchange Commission (“SEC”) permits proxy materials to be furnished over the Internet rather than in paper form. Accordingly, unless otherwise requested, we are sending our shareholders a notice (the “Notice”) regarding the availability of this proxy statement (the “Proxy Statement”), our Annual Report on Form 10-K for Fiscal 2024, and other proxy materials (together, the “proxy materials”) via the Internet. This electronic process gives you fast, convenient access to the proxy materials, reduces the impact on the environment, and reduces our printing and mailing costs. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. The Notice instructs you on how to access and review the proxy materials. The Notice also instructs you on how you may submit your vote over the Internet. If you received a Notice by mail and would like to receive a copy of our proxy materials by electronic mail or mail, you should follow the instructions for requesting such proxy materials included in the Notice.

We are pleased to provide shareholders with the opportunity to participate in the Annual Meeting online via the Internet in a virtual-only meeting format to facilitate shareholder attendance and provide a consistent experience to all shareholders regardless of location. We will provide a live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/MU2024, where you will also be able to submit questions and vote online. You will not be able to attend the Annual Meeting at a physical location.

To ensure your representation at the meeting, you are urged to vote, whether or not you attend the Annual Meeting. You may vote by telephone or electronically via the Internet by following the instructions on the Notice. Alternatively, if you received a paper copy, you may sign, date, and return the proxy card in the postage-prepaid envelope enclosed for that purpose. Please refer to the instructions included with the proxy card for additional details. Shareholders attending the Annual Meeting may vote using the virtual meeting platform even if they have already submitted their proxy, and any previous votes that were submitted by the shareholder, whether by Internet, telephone, or mail, will be superseded by the vote that such shareholder casts at the Annual Meeting.
We began distributing a Notice of Internet Availability of proxy materials, the Proxy Statement, the Annual Report on Form 10-K for Fiscal 2024, and proxy card, as applicable, to shareholders on November 26, 2024.

By Order of the Board of Directors
Boise, Idaho November 26, 2024	Michael Ray Senior Vice President, Chief Legal Officer and Corporate Secretary

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY PROMPTLY.

PROXY ROADMAP

Proposal 1	To elect eight (8) directors to our Board	☑	The Board recommends that you vote “FOR” each director nominee.

To elect eight (8) directors to serve for the ensuing year and until their successors are elected and qualified. Upon the recommendation of our Governance and Sustainability Committee, our Board has nominated eight (8) current directors for election to serve as directors. See “Proposal 1—Election of Directors” on page 6.

OUR BOARD NOMINEES

Richard M. Beyer	Mary Pat McCarthy

Former Chairman and Chief Executive Officer of Freescale Semiconductor, Inc.	Former Vice Chair of KPMG LLP

Lynn A. Dugle	Sanjay Mehrotra

Former Chairman, Chief Executive Officer, and President of Engility Holdings Inc.	Micron’s President and Chief Executive Officer

Steven J. Gomo	Robert Swan

Former Executive Vice President, Finance and Chief Financial Officer of NetApp, Inc.	Operating Partner at Andreessen Horowitz; Former Chief Executive Officer and Chief Financial Officer of Intel Corporation

Linnie M. Haynesworth	MaryAnn Wright

Former Sector Vice President, Cyber and Intelligence of Mission Solutions Division at Northrop Grumman	Former Group Vice President of Engineering and Product Development of Johnson Controls International

2 | 2024 Proxy Statement

Proposal 2	To approve, on a non-binding basis, the compensation of our named executive officers	☑	The Board recommends that you vote “FOR” Proposal 2.
For additional details on compensation of our named executive officers (the “Named Executive Officers” or the “NEOs” as defined in the section “Executive Compensation and Related Information —Compensation Discussion and Analysis—Named Executive Officers”), see “Proposal 2—Say-on-Pay” on page 35.
EXECUTIVE COMPENSATION HIGHLIGHTS

2024 Total Direct Compensation Opportunities at a Glance
($ in Thousands)
Sanjay Mehrotra
Mark Murphy
Manish Bhatia
Scott DeBoer
Sumit Sadana
$28,217
$10,244
$10,800
$8,790
$10,856
$0
$5,000
$10,000
$15,000
$20,000
$25,000
$30,000
Base Salary
Target STI*
Target PRSUs*
Target RSAs*
*STI = Short-term Incentive; PRSUs = Performance-based Restricted Stock Units; RSAs = Restricted Stock Awards

Proposal 3	To approve the 2025 Equity Incentive Plan	☑	The Board recommends that you vote “FOR” Proposal 3.
Equity compensation is a critical component of our compensation program, please refer to page 83 for more details on the Board’s recommendation.
Proposal 4	Ratification of Appointment of Independent Registered Public Accounting Firm	☑	The Board recommends that you vote “FOR” Proposal 4.
The Board recommends ratifying the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm. Please see page 95 for additional information.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to be held on January 16, 2025:

The Proxy Statement and Annual Report on Form 10-K for Fiscal 2024 are available at www.proxyvote.com.
We began distributing a Notice of Internet Availability of proxy materials, the Proxy Statement, the Annual Report on Form 10-K for Fiscal 2024, and proxy card, as applicable, to shareholders on November 26, 2024.

4 | 2024 Proxy Statement

Proxy Section	Page	Frequently Requested Information	Page
Notice of Annual Meeting	1	Artificial Intelligence	20
Proxy Roadmap	2	Auditor Fees	95
Corporate Governance	6	Beneficial Ownership Table	98
Proposal 1 - Election of Directors	6	Board Diversity Matrix	15
Board of Directors	7	Board Leadership Structure	23
Nominees for Election	7	Board Refreshment & Continuing Education	16
Director Skills and Experience	12	CEO Pay Ratio	73
Board Diversity	15	Code of Business Conduct and Ethics	28
Director Nominations and Board Refreshment	16	Components of our Executive Compensation Program	46
Board’s Roles and Responsibilities	18	Compensation Consultant	43
Shareholder Outreach	28	Cybersecurity Oversight	19
Certain Relationships and Related Person Transactions	31	Director Independence	22
Director Compensation	32	Director Skills and Experience Matrix	12
Executive Compensation and Related Information	35	Director Stock Ownership Guidelines	34
Proposal 2 - Say-on-Pay	35	Director Tenure	14
Compensation Discussion and Analysis	36	Director Time Commitment Policy	16
Compensation Committee Report	64	Diversity, Equity and Inclusion	20
Compensation Tables	65	Enterprise Risk Management Oversight	18
Summary Compensation Table	65	Executive Compensation Highlights	38
Grants of Plan-Based Awards	67	Executive Compensation Practices	37
Outstanding Equity Awards	69	Financial and Business Highlights	37
Option Exercises and Stock Vested	72	Fiscal 2024 Director Compensation	33
Nonqualified Deferred Compensation	73	Human Capital and Culture	20
Chief Executive Officer Pay Ratio	73	Named Executive Officers	36
Potential Payments Upon Termination or Change in Control	74	Nominees for Director & Director Biographies	7
Equity Compensation Plan Information	77	Executive Officer Stock Ownership Guidelines	59
Pay Versus Performance	78	Pay-for-Performance	41
Proposal 3 - Approval of the 2025 Equity Incentive Plan	83	Peer Group	44
Proposal 4 - Ratification of Appointment of PricewaterhouseCoopers LLP	95	Potential Payments Upon Termination or a Change in Control	74
Principal Shareholders	98	Report of the Audit Committee	96
Information Concerning Solicitation and Voting	99	Severance and Change in Control Arrangements	60
Incorporation by Reference of Certain Financial Information	103	Summary of the 2025 Equity Incentive Plan	86
Householding of Proxy Statements and Annual Reports	103	Sustainability	21
Cautionary Note on Forward-Looking Statements	104
Deadline for Receipt of Shareholder Proposals	104
Appendix A - 2025 Equity Incentive Plan	105
Appendix B - NASDAQ Diversity Matrix	129

CORPORATE GOVERNANCE

PROPOSAL 1 - ELECTION OF DIRECTORS
•All directors elected annually by a simple majority of votes cast •Independent Board Chair or Lead Independent Director •Seven of eight director nominees are independent

Our Board has nominated eight (8) individuals for election as directors at the Annual Meeting. Each of the nominees is currently a member of our Board and each nominee was elected to our Board at the Annual Meeting of Shareholders for the fiscal year ended August 31, 2023 (“Fiscal 2023”), except for Mr. Swan, who was appointed to the Board in March 2024 and was recommended to the Governance and Sustainability Committee by our Chief Executive Officer (“CEO”).

In October 2024, Mr. Switz, the current Chair of our Board provided notice that he would retire from the Board and would not seek re-election at the Annual Meeting. Mr. Switz will continue to serve as a director and as Chair through the end of his term at the Annual Meeting.

Each director elected at the Annual Meeting will serve until our Annual Meeting of Shareholders for Fiscal 2025 and until a successor is duly elected and qualified, except in the case of death, resignation or removal of such director. Each of the nominees has consented to be named in this Proxy Statement and to serve as a director if elected. If any nominee is unable or unwilling to stand for election or serve as a director if elected, the persons named as proxies may vote for a substitute nominee designated by our existing Board, or our Board may choose to reduce its size.

BOARD RECOMMENDATION

The Board recommends voting “FOR” the election of each of the nominees.

VOTE REQUIRED FOR APPROVAL

Each director nominee will be elected as a director if such nominee receives the affirmative vote of a majority of the votes cast with respect to his or her election (in other words, the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director). Shareholders are not permitted to cumulate votes with respect to the election of directors.

If a nominee who is serving as a director is not elected at the Annual Meeting by the requisite majority of votes cast, Delaware law provides that the director would continue to serve on our Board as a holdover director. However, under our Corporate Governance Guidelines, each incumbent nominee is required to submit a contingent resignation to the Chair of the Governance and Sustainability Committee. If the incumbent nominee fails to receive a majority of the votes cast in an election that is not a “contested election” (as defined in our Amended and Restated Bylaws (as currently in effect, the “Bylaws”)), the Governance and Sustainability Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the resignation, taking into account the Governance and Sustainability Committee’s recommendation, and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified.

6 | 2024 Proxy Statement

BOARD OF DIRECTORS
NOMINEES FOR ELECTION

Richard M. Beyer Independent Age | 76 Director Since | 2013 Committees Compensation (Chair), Governance and Sustainability, Security	Professional Experience
	•	Chairman and Chief Executive Officer of Freescale Semiconductor, Inc., a semiconductor manufacturer, from 2008 through June 2012; director from 2008 to 2013.
	•	Prior to Freescale, Mr. Beyer was President, Chief Executive Officer and a director of Intersil Corporation, a semiconductor company, from 2002 to 2008.
	•	Mr. Beyer previously served in executive management roles at FVC.com, VLSI Technology, and National Semiconductor Corporation, and served three years as an officer in the United States Marine Corps.
	•	Within the past five years, Mr. Beyer served on the Board of Directors of Dialog Semiconductor.
Other Current Public Company Directorships
	•	None
Board Skills, Qualifications, and Expertise
Mr. Beyer’s experience as the chief executive officer and a director at leading technology companies provides our Board expertise in the technology industry and also in corporate strategy, financial management, operations, marketing, and research and development, all of which are critical to achieving our strategic objectives. We believe these experiences, qualifications, attributes, and skills qualify Mr. Beyer to serve as a member of our Board.

Lynn A. Dugle Independent Age | 65 Director Since | 2020 Committees Governance and Sustainability, Security	Professional Experience
	•	Chairman, Chief Executive Officer, and President of Engility Holdings Inc., an NYSE-listed engineering services firm, from March 2016 to January 2019.
•
Prior to Engility, Ms. Dugle was Corporate Vice President, President of Intelligence and Information Systems of Raytheon Company, a U.S. defense contractor and industrial corporation, from January 2009 to March 2015.

	•	Within the past five years, Ms. Dugle served on the Board of Directors of State Street Corporation.
Other Current Public Company Directorships
	•	EOG Resources, Inc.
	•	KBR, Inc.
	•	TE Connectivity Ltd.
Board Skills, Qualifications, and Expertise
Ms. Dugle’s experience as chairman and chief executive officer of a public engineering services firm and senior officer of a leading public technology company provides our Board expertise in information, technology, cybersecurity, corporate strategy, operations, and research and development, all of which are critical to achieving our strategic objectives. We believe these experiences, qualifications, attributes, and skills qualify Ms. Dugle to serve as a member of our Board.

Steven J. Gomo Independent Age | 72 Director Since | 2018 Committees Audit, Finance (Chair)	Professional Experience
•
Executive Vice President, Finance and Chief Financial Officer from October 2004 until his retirement in December 2011, and Senior Vice President, Finance and Chief Financial Officer from August 2002 to September 2004 at NetApp, Inc., a storage and data management company.

Other Current Public Company Directorships
• Nutanix, Inc.
• Enphase Energy, Inc.
Board Skills, Qualifications, and Expertise
Mr. Gomo’s experience as the chief financial officer of a public technology company provides our Board expertise in the technology industry, particularly in the areas of finance, accounting, treasury, investor relations, and securities, which contribute valuable insights and perspectives to our business and operations. We believe these experiences, qualifications, attributes, and skills qualify Mr. Gomo to serve as a member of our Board.

Linnie M. Haynesworth Independent Age | 67 Director Since | 2021 Committees Audit, Security (Chair)	Professional Experience
	•	Sector Vice President, Cyber and Intelligence Mission Solutions Division from January 2016 to 2019, and Sector Vice President and General Manager from December 2013 to 2019 at Northrop Grumman, a defense and space company.
Other Current Public Company Directorships
	•	Truist Financial Corporation
	•	Automatic Data Processing, Inc.
	•	Eastman Chemical Company
Board Skills, Qualifications, and Expertise
Ms. Haynesworth’s experience as the sector vice president and general manager of a public defense and space company provides our Board expertise in technology integration, cybersecurity (including a Certificate in Cybersecurity Oversight), enterprise strategy, risk management, and large complex system development, delivery, and deployment, and contributes valuable insights and perspectives to our business and operations. Additionally, Ms. Haynesworth became a Member of the Defense Business Board of the United States Department of Defense in November 2021. We believe these experiences, qualifications, attributes, and skills qualify Ms. Haynesworth to serve as a member of our Board.

8 | 2024 Proxy Statement

Mary Pat McCarthy Independent Age | 69 Director Since | 2018 Committees Audit (Chair), Finance	Professional Experience
•
Vice Chair of KPMG LLP, the U.S. member firm of the global audit, tax, and advisory services firm, from July 1998 until her retirement in December 2011. Ms. McCarthy joined KPMG in 1977, became a partner in 1987, and held numerous senior leadership positions with the firm during her tenure.

Other Current Public Company Directorships
• Palo Alto Networks, Inc.
Board Skills, Qualifications, and Expertise
Ms. McCarthy’s experience advising numerous companies on financial and accounting matters as a Certified Public Accountant (ret.) provides our Board deep technical expertise in financial and accounting matters, and contributes valuable insights and perspectives to our business and operations. We believe these experiences, qualifications, attributes, and skills qualify Ms. McCarthy to serve as a member of our Board.

Sanjay Mehrotra Chief Executive Officer Age | 66 Director Since | 2017 Committees Finance	Professional Experience
• Mr. Mehrotra has served as Micron’s President, Chief Executive Officer, and Director since May 2017.
•
Prior to that, Mr. Mehrotra co-founded and led SanDisk Corporation as a start-up in 1988 until its eventual sale in May 2016, serving as its President and Chief Executive Officer from January 2011 to May 2016 and as a member of its Board of Directors from July 2010 to May 2016.

Other Current Public Company Directorships
• CDW Corporation
Board Skills, Qualifications, and Expertise
Mr. Mehrotra has more than 40 years of experience in the semiconductor memory industry, and as a co-founder of SanDisk, he offers a unique perspective on the industry and has significant senior leadership and technological expertise. In addition, Mr. Mehrotra’s experience provides our Board expertise in finance, corporate development, corporate governance, and business strategy, all of which are critical to achieving our strategic objectives. We believe these experiences, qualifications, attributes, and skills qualify Mr. Mehrotra to serve as a member of our Board.

Robert Swan Independent Age | 64 Director Since | 2024 Committees Audit, Finance	Professional Experience
•
Operating Partner at Andreessen Horowitz since July 2021. Prior to that, Mr. Swan served at Intel Corporation as CEO from February 2019 to February 2021, as Interim CEO and Executive Vice President, CFO from June 2018 to January 2019 and as Executive Vice President, CFO from October 2016 to June 2018. Prior to joining Intel, Mr. Swan held several senior management roles at other companies, including CFO at eBay Inc., Electronic Data Systems Corp., TRW Inc., and Webvan Group, Inc., where he additionally served as COO and CEO.

• Within the past five years, Mr. Swan served on the Board of Directors of eBay and Intel and served on the Board of Commissioners of GoTo Group.
Other Current Public Company Directorships
• Nike, Inc.
Board Skills, Qualifications, and Expertise
Mr. Swan’s experience as a former CEO and CFO of public technology companies in the semiconductor memory industry, including Intel, provides our Board expertise in our industry and technology as well as finance, business development, manufacturing, operations, corporate governance and information security expertise. We believe these experiences, qualifications, attributes, and skills qualify Mr. Swan to serve as a member of our Board.

MaryAnn Wright Independent Age | 62 Director Since | 2019 Committees Compensation, Governance and Sustainability (Chair)	Professional Experience
•
Group Vice President of Engineering and Product Development of Johnson Controls International from 2013 to 2017. Ms. Wright also served as Vice President and General Manager for Johnson Controls’ Hybrid Systems business and as CEO of Johnson Controls-Saft from 2007 to 2009.

	•	Prior to joining Johnson Controls, Ms. Wright served in the Office of the Chair and was EVP Engineering, Sales and Program Management at Collins & Aikman Corporation from 2006 to 2007.
•
Prior to that, Ms. Wright held several executive positions at Ford Motor Company, including Chief Engineer, from 2003 to 2005, and Director of Sustainable Mobility Technologies and Hybrid and Fuel Cell Vehicle Programs from 2004 to 2005.

	•	Within the past five years, Ms. Wright served on the Board of Directors of Maxim Integrated Products, Inc. and Delphi Technologies.
Other Current Public Company Directorships
	•	Group 1 Automotive, Inc.
	•	Brunswick Corporation
	•	Solid Power, Inc.
Board Skills, Qualifications, and Expertise
Ms. Wright’s extensive experience in, and knowledge of, the automotive industry (OEM and Tier 1 supplier), public board experience and her expertise in vehicle, advance powertrain, and energy storage system technologies, provide our Board expertise in the technology industry as well as business operations, finance, corporate development, corporate governance, and management, all of which are critical to achieving our strategic objectives. We believe these experiences, qualifications, attributes, and skills qualify Ms. Wright to serve as a member of our Board.

10 | 2024 Proxy Statement

RETIRING DIRECTOR

Professional Experience
Robert E. Switz Independent, Chair of the Board Age | 78 Director Since | 2006 Committees Compensation, Governance and Sustainability	•	President and Chief Executive Officer of ADC Telecommunications, Inc., a supplier of network infrastructure products and services, from August 2003 until December 2010 and Chairman from 2008 until December 2010, when Tyco Electronics Ltd. acquired ADC. Mr. Switz joined ADC in 1994 and throughout his career there held numerous leadership positions.
	•	Within the past five years, Mr. Switz served on the Board of Directors of Mandiant, Inc. (formerly FireEye, Inc.).
Other Current Public Company Directorships
	•	Marvell Technology Group Ltd.
Board Skills, Qualifications, and Expertise
Appointed Chair of Micron’s Board in 2012, Mr. Switz’s experience as Chief Executive Officer and Chairman of a leading technology company and history and leadership on Micron’s Board provide the Board expertise in the technology industry as well as international business operations, finance, corporate development, corporate governance, and management, all of which are critical to achieving our strategic objectives. We believe these experiences, qualifications, attributes, and skills qualify Mr. Switz to serve as a member of our Board.

There are no family relationships between any of our directors or executive officers.

BOARD SNAPSHOT:

DIRECTOR SKILLS AND EXPERIENCE

The skills that we value for our Board align with our vision to be a global leader in memory and storage solutions, to transform how the world uses information to enrich life for all. The below table provides an overview of the collective skills of our Board and our nominees and why each is essential to the oversight and successful execution of our strategy and values.

Skills and Experience	Alignment to Micron’s Strategy and Values
Multinational Experience Experience with businesses with significant global operations	Micron is a global leader in memory with over 48,000 employees spanning multiple countries. Our directors provide valuable business and cultural perspectives aligned to our core vision and mission.
Executive Leadership (public or private) Experience in a senior leadership role	The scale and complexity of our industry requires leadership with strategic clarity and an understanding of how to execute our biggest goals.
Operations/Manufacturing Experience with global, large-scale complex operations or manufacturing	Our business model involves a complex distribution and supply chain network. Our directors oversee and guide operational efficiencies in various facets of our operations.
Strategy/Marketing Experience with sales or marketing strategy	We win by knowing our customers and our Board provides guidance in marketing and sales strategy.
Cybersecurity Experience managing cybersecurity, information, and data security risks
Protecting our data and assets requires constant vigilance and awareness of cybersecurity threats. Having directors with a background in cyber oversight allows our Board to assist management in identifying and mitigating these threats.

Governance/Public Company Board Service Experience on a public company’s board of directors overseeing corporate governance programs and policies	Our Board emphasizes good board and governance practices and provides valuable oversight in our evolving regulatory environment.
Finance Experience overseeing financial reporting	We are a large-scale technology company in a capital-intensive industry, which requires complex financial management. Our Board is an integral part of this function.
12 | 2024 Proxy Statement

Auditing/Accounting Experience overseeing auditing and accounting	Experience with accounting or auditing allows our Board to provide key oversight of our financial reporting processes and internal controls.
Strategy/Innovation Experience setting and executing corporate strategies geared towards long-term success	Innovation is at the heart of Micron and our Board’s experience with emerging technologies and strategic planning gives us valuable perspective as we assess and execute on our strategic objectives.
Risk Management Experience assessing and responding to enterprise risks	Risk management oversight experience promotes our ability to detect, evaluate, and respond to enterprise risks, including environmental risks.
Human Capital Management Experience in human capital management in large global organizations
Our people are integral to our success, and we care about their successes as well. Our Board’s experiences with management, talent retention and development, and corporate culture provides key insights for our continued investment in our people globally.

Technology/Semiconductor Experience in the semiconductor industry or other relevant technology industries	We benefit from our Board’s experience and knowledge of the business, technology, products, operations and challenges that impact semiconductor companies or other companies in the technology sector.
Public Policy/Political Affairs Experience obtained through substantive engagements with policymakers or government agencies
Experience working with policymakers or government agencies provides the necessary insight into the political and regulatory matters that impact our Company and its stakeholders. Our Board helps to guide our engagement with regulators and policymakers.

SUMMARY OF SKILLS AND EXPERIENCE OF DIRECTORS AND NOMINEES

The Governance and Sustainability Committee oversees the Board’s composition and identifies and continually refines the list of skills, attributes, and experiences that it believes will result in an effective, dynamic, and diverse Board. The Governance and Sustainability Committee uses the insights this matrix provides to recommend committee assignments and inform searches for new director candidates or opportunities to refresh Board composition. During its most recent annual update, the Governance and Sustainability Committee undertook a comprehensive review and refresh of the skills matrix to ensure it is aligned to our business, including defining the skills and adding a statement on the importance of each skill.

The following table highlights the specific skills, experience, qualifications and attributes that each of our directors and nominees brings to the Board. A particular director or nominee may possess other skills, experience, qualifications or attributes even though they are not indicated below.

Skills and Experience	Richard M. Beyer	Lynn A. Dugle	Steven J. Gomo	Linnie M. Haynesworth	Mary Pat McCarthy	Sanjay Mehrotra	Robert Swan	Robert E. Switz	MaryAnn Wright
Multinational experience	•	•	•	•	•	•	•	•	•
Executive leadership (public or private)	•	•	•	•	•	•	•	•	•
Operations/Manufacturing	•	•	•	•		•	•	•	•
Strategy/Marketing	•			•		•	•	•	•
Cybersecurity		•	•	•			•
Governance/Public Company Board Service	•	•	•	•	•	•	•	•	•
Finance	•	•	•	•		•	•	•
Auditing/Accounting			•		•		•	•
Strategy/Innovation	•	•	•	•		•	•	•	•
Risk Management	•	•	•	•	•	•	•	•	•
Human Capital Management	•	•	•		•	•	•	•	•
Technology/Semiconductor	•		•	•	•	•	•	•	•
Public Policy/Political Affairs	•	•				•	•		•
Gender
Age	76	65	72	67	69	66	64	78	62
Director Since	2013	2020	2018	2021	2018	2017	2024	2006	2019
Tenure (Years)	11	4	6	3	6	7	0	18	5

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BOARD DIVERSITY

The Governance and Sustainability Committee is committed to continuing to identify and recruit highly qualified director candidates with diverse experiences, perspectives, and backgrounds to join our Board. The table below provides certain diversity information regarding the composition of our Board. The diversity table required by the Nasdaq Stock Market LLC (“Nasdaq”) can be found in Appendix B.

Board Diversity
Demographic/Diversity Categories	Richard M. Beyer	Lynn A. Dugle	Steven J. Gomo	Linnie M. Haynesworth	Mary Pat McCarthy	Sanjay Mehrotra	Robert Swan	Robert E. Switz	MaryAnn Wright
African American or Black				•
Alaskan Native or Native American
Asian						•
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	•	•	•		•		•	•	•
Two or More Races or Ethnicities
LGBTQ+
Military Veteran	•

DIRECTOR NOMINATIONS AND BOARD REFRESHMENT

NOMINATION PROCESS

The Governance and Sustainability Committee regularly reviews the appropriate size and composition of the Board, including by anticipating vacancies and required expertise for the effective oversight of the Company. In evaluating the existing Board and any desired characteristics of potential nominees, the Governance and Sustainability Committee considers, among other things, the knowledge, experience, integrity, and judgment of the candidates, their contribution to the diversity of backgrounds, experience and skills on the Board, and their ability to devote sufficient time and effort to their duties as directors and provide appropriate oversight. The Governance and Sustainability Committee considers the following skills and experience particularly relevant: experience in the semiconductor industry or related industries; strong business acumen and judgment; excellent interpersonal skills; business relationships with key individuals in industry, government, and education that may be of assistance to us and our operations; familiarity with accounting rules and practices; and “independence” as defined and required by the Listing Rules of the Nasdaq and relevant rules and regulations of the SEC. The Governance and Sustainability Committee then recommends the selected candidates to the Board.

When the Board decides to add directors to the Board, the Governance and Sustainability Committee may work with a third-party executive search firm to assist in identifying and evaluating potential candidates for which it may pay a fee.

Although the Governance and Sustainability Committee has not established specific diversity guidelines, the Board seeks to maintain a balance of perspectives, qualities, and skills on the Board to obtain a diversity of viewpoints to better understand the technical, economic, political, and social environments in which we operate and to enhance Micron’s performance. Accordingly, the Governance and Sustainability Committee takes into account the personal characteristics, experience, and skills of current and prospective directors, including gender, race, and ethnicity, to ensure that our Board comprises a broad range of perspectives, and measures success by, among other things, the range of viewpoints represented on the Board.

DIRECTOR TIME COMMITMENT POLICY

Our Corporate Governance Guidelines contain the following limits on the number of public company board commitments a director may have.

Director Category	Director Time Service Limits
Non-Employee Directors	No More than 4 Other Public Company Boards
Employee Directors	No More than 2 Other Public Company Boards

This limitation will not apply if the Board determines that simultaneous service does not impair the ability of the member to effectively serve on the Board. A director’s time commitment is considered as part of the director nomination process and is reviewed annually.

BOARD REFRESHMENT

The Board believes that periodic director refreshment can provide new experiences and fresh perspectives to our Board and is most effective if it is sufficiently balanced with continuity among Board members that will allow for the sharing of historical perspectives and experiences relevant to the Company. Our Board seeks to achieve this balance through its director succession planning process, as well as in response to the annual Board and individual director assessment process discussed below. With the appointments of Mr. Swan in 2024 and Ms.
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Haynesworth in 2021, our Board refreshed its composition while maintaining institutional knowledge with directors of varying lengths of tenure.

DIRECTOR ONBOARDING AND CONTINUING EDUCATION

We maintain a comprehensive director onboarding program focused on introducing new directors to our business and facilitating director integration on our Board, which is regularly updated. Our program is designed to familiarize new directors with our business, organization, strategies and policies and assists new directors in developing company and industry knowledge to optimize their service on the Board. Our process also includes one-on-one meetings with several members of our senior management.

Regular continuing education programs enhance the skills and knowledge directors use to perform their responsibilities. These programs may include internally developed materials and presentations, programs presented by third parties and financial and administrative support to attend academic or other independent programs.

BOARD SELF-EVALUATION

The Governance and Sustainability Committee oversees the Board’s ongoing and annual assessments of its effectiveness, including the effectiveness of its committees and directors. All directors complete an evaluation form for the Board and for each committee on which they serve. These forms include ratings for certain key metrics, as well as the opportunity for written comments. The comments provide key insights into the areas in which directors believe the Board can improve or in which its performance is strong. Evaluation topics include number and length of meetings, topics covered, and materials provided, committee structure and activities, Board composition and expertise, succession planning, director participation and interaction with management, and promotion of ethical behavior. Our Board considers the results when making decisions on the composition, structure and responsibilities of our Board and its committees, agendas and meeting schedules for our Board and its committees, and changes in the performance or functioning of our Board, and such evaluations are taken into account when the Board makes decisions regarding nominations of directors.

THE BOARD’S ROLES AND RESPONSIBILITIES

THE BOARD’S ROLE IN RISK OVERSIGHT

Risk Oversight, Assessment and Mitigation

We operate in a dynamic economic, social, and political landscape, making structured and conscientious risk management more important than ever. Our Board reviews and oversees our enterprise risk management program, which is a unified approach to risk management that helps us achieve a shared understanding of risks and make informed business decisions. This approach enhances our capability to address future events that create uncertainty and respond in an efficient and effective manner. It also facilitates prompt action to mitigate identified risks and embeds risk management into our culture.

The Board has delegated primary oversight of our enterprise risk management process to the Audit Committee, which conducts reviews of our risk assessment and enterprise risk management policies as described below, including overseeing the management of risks related to financial reporting and compliance. Other Board committees provide additional insights into our enterprise risk management program in the areas of their core competencies, and report to the Board regularly on matters relating to the following specific areas of risk the committees oversee:

•The Compensation Committee oversees management of risks relating to our compensation plans and programs.

•The Finance Committee oversees the Company’s strategies for management of significant financial risks.

•The Governance and Sustainability Committee oversees risks associated with the Board’s governance, director independence, the Company’s human capital programs and sustainability initiatives, and public policy and government affairs activities.

•The Security Committee oversees risks associated with physical security and cybersecurity.

In performing their oversight responsibilities, the Board and each committee has full access to management, as well as the ability to engage independent advisors. In addition, the Chair of the Board leads regular executive sessions of the independent directors, facilitates cross-committee feedback, and fosters open dialogue and constructive feedback among the independent directors, which further supports the Board’s ability to fulfill its risk oversight duties. Following the conclusion of our Annual Meeting, our Lead Independent Director will fulfill these duties. See “Proposal 1 - Election of Directors—Board’s Roles and Responsibilities—Board Leadership Structure.”

Enterprise Risk Management Process

We designed our enterprise risk management program to clearly identify risk management roles and responsibilities, bring together senior management to discuss risk, promote visibility and constructive dialogue, and facilitate risk response and mitigation strategies. The Audit Committee plays a key role in this process, and the full Board conducts periodic reviews.

Our Vice President of Risk Advisory Services coordinates two enterprise risk management workstreams:

•Quarterly Assessment by Risk Council: This workstream consists of a quarterly meeting of the Risk Council, which is composed of representatives from all our major functions. The Risk Council evaluates our operations and surrounding circumstances, identifying potential events, trends or operational conditions that could result in a risk exposure, referred to as Risk Triggers. Once the most significant Risk Triggers are identified, Risk Advisory Services performs an evaluation of their potential impacts on us, assesses if the existing business processes and controls are sufficient to manage the risk and identifies if
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additional risk mitigating actions are needed. Where additional actions are deemed necessary, the Risk Council representative of the relevant function coordinates the implementation of such actions. The results of Risk Council quarterly assessments are presented to the Company’s senior leadership and the Audit Committee for review and discussion, and feedback from these parties is taken into consideration in the implementation of such actions.

•Annual Process Owner Risk Self-Assessment: Annually, Risk Advisory Services facilitates a process where key process owners across the enterprise evaluate their processes’ ability to mitigate related risks and identify necessary improvements. This assessment is presented to each functional head, where process owners and their senior functional leaders discuss the results and determine if any actions, process changes or improvements are necessary. The overall results of the annual self-assessment are presented to the Audit Committee and the Board.

The combination of these two workstreams embeds risk management in our fabric, regularly engaging leaders across the enterprise and focusing the entire organization on the identification of and mitigation of risks.

These workstreams also provide timely information to our Chief Executive Officer’s staff and the Audit Committee that is used as input in the development of the Company’s strategy and direction.

Compensation Risks

The Compensation Committee reviews our compensation programs annually to determine whether risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on us. In making this assessment, we, with guidance from our outside compensation consultants, reviewed our compensation programs to determine if the programs’ provisions and operations create undesired or unintentional risk of a material nature. The Compensation Committee then reviewed the results of our findings with our outside compensation consultant. This risk assessment process included a review of program policies and practices; program analysis to identify risk and risk-control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, and risk-control. In most cases, our compensation policies and practices are centrally designed and administered and are substantially the same across the Company. Certain internal groups have different or supplemental compensation programs tailored to their specific operations and goals, and programs may differ by country due to variations in local laws and customs. Although the Compensation Committee reviewed all compensation programs, the committee focused on the programs with variability of payout, with the ability of a participant to directly affect payout, and the controls on participant action and payout. Following the review, the Compensation Committee has concluded that our compensation policies and practices are not reasonably likely to create situations that would have a material adverse effect on us.

Cybersecurity Risks

Our Board administers its cybersecurity risk oversight function directly as a whole, as well as through the Security Committee, which is comprised of independent directors. Our Chief Security Officer and our Chief Information Officer report to our Security Committee, which oversees monitoring and incident response, risk mitigation, supply chain security, physical security, product security, insider trust, and other security-related items and are primarily responsible to assess and manage our material risks from cybersecurity threats. Our Chief Security Officer and Chief Information Officer provide quarterly briefings to the Security Committee regarding our Company’s cybersecurity risks and activities, including any recent cybersecurity incidents and related responses, cybersecurity systems testing, activities of third parties, and the like. Our Security Committee provides regular updates to the Board of Directors on such reports. In addition, our Chief Security Officer and our Chief Information Officer provide annual briefings to the Board on cybersecurity risks and activities.

Our cybersecurity policies and practices follow the cybersecurity framework of the National Institute of Standards and Technology (NIST). We periodically engage assessors, consultants, auditors or other third parties in connection with our risk assessment processes. The results of those assessments are reported to the Security Committee, and we make adjustments to our cybersecurity policies and practices as necessary in light of the assessments. While we have not experienced a material information security (cybersecurity) incident in the past three fiscal years, we maintain an information security (cybersecurity) risk insurance policy as a matter of good practice.

ARTIFICIAL INTELLIGENCE

Our vision is an artificial intelligence (“AI”) governance framework flexible enough to keep pace with emerging opportunities, challenges and risks, as well as the evolving international regulatory environment. In the fall of 2023, with Board support, we launched a generative AI governance initiative. Our governance structure provides for technical and AI risk assessment and executive leadership oversight on the innovative and responsible use of emerging generative AI-enabled solutions. We have established an Executive Committee, comprised of members of our management team, which meets periodically to review key cases escalated by the Operating Committee, and which has reviewed and approved our AI Governance Policy.

Our information technology and security teams, led by our Chief Information Officer, are responsible for our AI governance processes, with close support from our Compliance, Legal, and People teams. The cross-functional Operating Committee drives compliance with AI ethical principles and regulatory requirements in development and usage of AI systems, including generative AI tools. Our Operating Committee, which meets regularly, reports to our Chief Information Officer and provides him regular updates. Our Security Committee of the Board also receives regular updates on our AI governance process and procedures.

HUMAN CAPITAL AND CULTURE

We believe our people are our most important resource and a critical driver of our competitive advantage. Central to our continuous innovation is an ingrained culture of inclusion, well-being, and continuous learning. Our Board considers a diverse and inclusive environment to be a crucial element of the Company’s business strategy, including effectively addressing customer, shareholder, and other stakeholder needs. The Board has tasked the Company’s management team with taking a proactive approach to developing the semiconductor workforce of the future, and periodically reviews our programs and processes to ensure continual improvement. In addition to this proactive approach to improving our Company, the Board encouraged the Company to commit resources to the well-being of our communities around the globe. Such resources include the Company-established Micron Foundation whose purpose is to provide grants that increase access to STEM education and careers and towards resources for basic living needs. In Fiscal 2024, we continued to invest in strategic partnerships to bolster the representation of underrepresented groups, upheld pay equity, and continued our work to strengthen our culture of inclusion. The diversity, equality, and inclusion (“DEI”) commitments set forth in our 2023 DEI Annual Report extend beyond Micron to the broader communities where we work and live, and exemplify our dedication to accelerating inclusive economic prospects, nurturing diverse business ecosystems, and ensuring their sustainable growth. Micron’s business requires the kind of innovation and resilience that can only be delivered by a supply chain that embraces inclusive sourcing practices. That’s why for the last four years, we have developed goals around our diverse supplier representation and spend and have exceeded those goals each year.

Diversity

Our Board believes a diverse workforce is a competitive advantage and that diverse teams drive more innovation, delivering value to our customers and increased returns to shareholders. We believe diverse teams expand creativity and problem-solving, lead to better decision-making, and enhance team member engagement and retention. Encouraged by our Board, our proactive strategies tap into latent talent, reaching out to communities of women, veterans, people with disabilities, rural communities, and other underrepresented groups globally. This is bolstered by leveraging cutting-edge technologies, forming robust industry alliances, fostering academic collaborations, and curating innovative avenues for non-traditional talent pathways like apprenticeships and return-to-work programs.

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Equality

We believe our vision to enrich life for all includes how we compensate our employees. We analyze our global compensation and benefits to ensure opportunities for all employees because our People value makes it essential that we pay everyone fairly. With the assistance of a third-party specialist and state-of-the-art technology, we analyze and rectify any disparities in compensation. This rigor encompasses all groups: including women, veterans, people with disabilities, and specific racial and ethnic communities. In Fiscal 2024, we reinstated our cash bonus program and, for Fiscal 2024, we proudly achieved global pay equity across base pay, bonus and equity.

Inclusion

We believe that creating an inclusive culture at Micron helps us unleash the full potential of our team members, so everyone feels seen, heard, valued, and respected. These values help us create an environment where team members know they can bring their whole selves to work. To further this mission, we have required comprehensive training for all employees on fostering a respectful workplace, free from harassment or discrimination. We also launched a new initiative this year to provide training for our senior leaders on the four stages of psychological safety, demonstrating our commitment to inclusivity. Furthermore, recognizing the significance of mental health and well-being, we offer a global employee assistance program and provide opportunities for team members to engage in social connection and build relationships through onsite workplace experience events. We also leverage our 10 Employee Resource Groups (“ERGs”), whose members are our ambassadors of inclusion. ERG membership now exceeds more than half our workforce population, with nearly 56% of our global team members belonging to at least one ERG in Fiscal 2024, and we reward our ERG leaders with stock grants for their leadership.

For detailed insight into our DEI initiatives and their global impact, please refer to our latest DEI Annual Report available at micron.com/DEI.

SUSTAINABILITY

Our commitment to understanding and addressing environmental, social, and governance (“ESG”) issues along our value chain and in our communities is a critical part of our culture and our vision to transform how the world uses information to enrich life for all. Our Board considers ESG issues to be an integral part of its business oversight and our corporate strategy and has encouraged a proactive approach toward mitigating our impact on the environment, supporting our team members and the communities in which they live, respecting human rights, driving transparency and accountability in our supply chain, and developing innovative products that support a sustainable future. We have developed and are executing a sustainability strategy in response to these issues that leverages our leading products, responsible sourcing and operations, and engaged team members.

The Board, supported by the Governance and Sustainability Committee and other Board committees as needed, oversees and monitors the development and integration of this strategy and regularly reviews sustainability performance. Board oversight includes, but is not limited to, monitoring material ESG trends and related long- and short-term impacts of the Company’s operations, supply chains, and products, as well as the Company’s activities and annual public reporting on these topics directed by the Company’s Sustainability Council, sustainability staff, and various teams implementing the Company’s sustainability efforts.

The Governance and Sustainability Committee reviews and discusses ESG issues at each regularly scheduled committee meeting. Discussions and reports to the committee include information about significant ESG issues, such as observations from consultations with team members, customers, investors, and other stakeholders about their interests and expectations for us; our social and environmental impacts and benefits; and the impacts of these issues on our business. The Governance and Sustainability Committee regularly reviews the establishment and implementation of our long-term environmental goals and aspirations. As our programs continue to evolve, we revisit these goals to drive greater performance and address the expectations of our stakeholders. In 2020, we set ambitious long-term goals for emissions, energy, water, and waste. In 2022, we expanded our ambitions, setting new goals for our climate initiatives. We expect to allocate about $1 billion of capital expenditures between 2021 and 2028 to support these goals, though we cannot guarantee that our environmental goals and aspirations set forth below will be realized. These goals and initiatives have been developed based in part on feedback from investors, customers, and team members, and are a critical component of our management of evolving physical, regulatory, market, supply chain, and other risks and opportunities related to climate change, water availability, and other ESG issues.

Our Environmental Goals and Aspirations
	Goals	Aspirations
Emissions:
75% reduction in greenhouse gas emissions per unit of production in calendar year 2030 vs. calendar year 2018

42% absolute reduction in scope 1 emissions by calendar year 2030 from the calendar year 2020 baseline
Net zero scope 1 and 2 emissions by calendar year 2050
Energy:	100% renewable electricity in U.S. operations by the end of calendar year 2025 100% renewable electricity in Malaysia (ongoing)	100% renewable energy globally, where available
Water:	75% water conservation through reuse, recycling, and restoration in calendar year 2030	100% water conservation through reuse, recycling, and restoration
Waste:	95% reuse, recycle, and recovery and zero hazardous waste to landfill in calendar year 2030*	Zero waste to landfill through waste minimization, reuse, recycling, and recovery
* Subject to vendor availability

In Fiscal 2024, the Board also reviewed:

•our annual sustainability report content and processes, which includes indexes and information aligning with the Sustainability Accounting Standards Board (“SASB”) semiconductor industry standard and Taskforce on Climate-related Financial Disclosures (“TCFD”), supporting investor requests to align with the SASB standard and TCFD recommendations;

•our responsible sourcing and human rights efforts, including our conflict minerals report outlining our response to human rights and other concerns related to mineral sourcing as well as our annual modern slavery and human trafficking statement;

•our human capital initiatives, including our talent acquisition, retention, and development policies and practices; and

•findings from team member, customer, investor and other stakeholder engagement exercises.

We strive to make a positive impact on our team members, the communities in which we operate, and the planet, as well as our customers’ sustainability performance. We plan to continue regular consultation with stakeholders regarding environmental and social issues and report annually on our progress in these efforts. Our 2024 Sustainability Report, available at micron.com/sustainability and micron.com/esg, includes more details about the ways we are committed to sustainable practices and supporting our global community.

BOARD STRUCTURE

Director Independence

The Board has determined that directors Beyer, Dugle, Gomo, Haynesworth, McCarthy, Swan, Switz, and Wright qualify as independent directors as defined in the Listing Rules of Nasdaq. None of these directors have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

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Board Leadership Structure

Our Board is currently led by Robert E. Switz, who has served as the Chair of the Board since February 2012. Mr. Switz is an independent director, and as such, the Board has not appointed a Lead Independent Director.

In his role as Chair, Mr. Switz oversees our Board and facilitates the flow of information between it and management. This fosters open dialogue and constructive feedback among our independent Board members and management. In particular, our Chair has the following duties and responsibilities, as determined by the Board and set forth in our Corporate Governance Guidelines:

•serves as a liaison between the Chief Executive Officer and the independent directors;

•presides at, and chairs, Board meetings and meetings of shareholders;

•establishes agendas for each Board meeting in consultation with the chairs of applicable committees of the Board;

•leads executive sessions of the Board;

•has authority to call Board meetings, special meetings of shareholders, and meetings of the independent directors;

•leads the Board in discussions concerning the Chief Executive Officer’s performance and Chief Executive Officer succession;

•approves meeting schedules for the Board;

•approves information sent to the Board;

•if requested by major shareholders, is available for consultation and direct communication; and

•performs such other duties and responsibilities as requested by the Board.

Board Leadership Transition

In October 2024, Mr. Switz, the current Chair of our Board, provided notice that he would retire from the Board and would not seek re-election at the Annual Meeting. Mr. Switz will continue to serve as a director and as Chair through the end of his term at the Annual Meeting.

We do not have a fixed policy on whether the roles of Chair of the Board and Chief Executive Officer should be separate or combined. Our Governance and Sustainability Committee conducts an annual assessment of the Board’s leadership structure and, when appropriate, recommends changes to the Board’s leadership structure to the Board for approval, taking into consideration the needs of the Board and the Company at such time. The Board believes its programs for overseeing risk, as described under “—The Board’s Role in Risk Oversight—Risk Oversight, Assessment, and Mitigation” above, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

In light of Mr. Switz’s retirement, the Board reviewed the Board leadership structure, considered the benefits and risks of the current structure, as well as a combined Chair/Chief Executive Officer leadership structure, taking into account the Company’s practices for ensuring independent Board oversight of management. After consideration, our Board determined that combining the roles of Chair and Chief Executive Officer (in combination with a Lead Independent Director) is the most effective leadership structure for the Company at this time, and unanimously appointed Mr. Mehrotra as Chair effective upon Mr. Switz’s retirement.

Since joining Micron in 2017 as President and Chief Executive Officer, Mehrotra has shown strong leadership of the Company’s strategy and business operations and has transformed the Company into a technology, product, and manufacturing leader. During his time as Chief Executive Officer, the Company has introduced multiple generations of both DRAM and NAND ahead of its competitors and delivered industry-leading products acknowledged for their world-class quality. Mr. Mehrotra has been widely recognized for his leadership and contributions to the memory and storage industry and this Board leadership structure will clearly allocate primary responsibility for the operational leadership and strategic direction of the Company to our Chair and Chief Executive Officer, while enabling the Lead Independent Director to facilitate our Board’s independent oversight of management, promote communication between management and our Board, and support our Board’s consideration of key governance matters.

Our Corporate Governance Guidelines provide that when the role of the Chair is combined with that of the Chief Executive Officer, the independent directors are required to appoint a lead independent director. Accordingly, the Board unanimously elected Lynn Dugle as our Lead Independent Director, which will be effective upon Mr. Switz’s retirement. Ms. Dugle will provide strong independent leadership, which is essential for our Board to effectively perform its primary oversight functions, and provide the Board with the opportunity to constructively challenge management, while leveraging Mr. Mehrotra’s deep understanding of the business, the semiconductor industry and technology to elevate the right strategic opportunities and key risks and mitigation approaches to the Board’s attention.

In her role as Lead Independent Director, Ms. Dugle will oversee our Board and facilitate the flow of information between it and management. This fosters open dialogue and constructive feedback among our independent Board members and management. In particular, our Lead Independent Director will have duties as set forth in our Corporate Governance Guidelines as follows, as well as such other duties and responsibilities as requested by the Board:

•serve as a liaison between the Chief Executive Officer and the independent directors;

•lead executive sessions of the Board;

•have authority to call Board meetings, special meetings of shareholders, and meetings of the independent directors;

•lead the Board in discussions concerning the Chief Executive Officer’s performance and Chief Executive Officer succession;

•approve meeting agendas and meeting schedules for the Board;

•approve information sent to the Board; and

•if requested by major shareholders, be available for consultation and direct communication.

We believe it is essential that the Board maintain the flexibility to determine its leadership structure based on the particular composition of the Board and continuity of leadership, the individuals serving in leadership positions and the evolving needs and opportunities of the Company and considerations. Accordingly, the Board will continue to consider its leadership structure from time to time.

Board Meetings and Committees

Our Board held seven formal meetings during Fiscal 2024. The Board met in Executive Session (meetings in which only independent directors are present) four times during Fiscal 2024. In Fiscal 2024, the Board had a standing Audit Committee, Compensation Committee, Finance Committee, Governance and Sustainability Committee, and Security Committee. During Fiscal 2024, the Audit Committee met eight times, the Compensation Committee met five times, the Finance Committee met four times, the Governance and Sustainability Committee met four times, and the Security Committee met five times. In addition to formal committee meetings, the chair of each committee engaged in regular discussions with management regarding various issues relevant to their respective committees. All incumbent directors attended 75% or more of the total number of meetings of the Board and the committees on which they served during Fiscal 2024. We expect director attendance at the Annual Meeting of Shareholders, and all then-serving members of our Board were present at our Fiscal 2023 Annual Meeting of Shareholders.
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The Audit, Compensation, Finance, Governance and Sustainability, and Security Committees each have written charters that comply with SEC and Nasdaq rules relating to corporate governance matters. The complete duties and responsibilities of each of the committees are set forth in their written charters. Copies of the committee charters as well as our Corporate Governance Guidelines are available on the corporate governance portion of our website at www.micron.com and are also available in print without charge upon request to corporatesecretary@micron.com.

Audit Committee

Mses. McCarthy and Haynesworth and Messrs. Gomo and Swan currently serve, and during Fiscal 2024 served, on the Audit Committee. Ms. Haynesworth joined the Audit Committee in January 2024, replacing Ms. Dugle. Mr. Swan joined the Audit Committee in March 2024. Ms. McCarthy has served as Chair of the Audit Committee since January 2023. The Board has determined that all Audit Committee members are independent under the rules applicable to audit committee members promulgated by the SEC and Nasdaq and that each of these members is sufficiently proficient in reading and understanding our financial statements to serve on the Audit Committee. The Board has determined that each of Ms. McCarthy and Messrs. Gomo and Swan qualifies as an “audit committee financial expert” for purposes of the rules and regulations of the SEC.

Audit Committee	Primary Responsibilities

8	Assist the Board in overseeing and monitoring:
Meetings in Fiscal 2024	•	the integrity of our financial statements;
4	•	the adequacy of our internal controls and procedures;
Members	•	the performance of our internal audit function and of our independent registered public accounting firm;

Mary Pat McCarthy, Chair	•	any related party transactions;
Steven J. Gomo	•	the qualifications and independence of our independent registered public accounting firm; and
Linnie M. Haynesworth
Robert Swan	•	our compliance with legal and regulatory requirements.
Prepare the Audit Committee Report that is included in our proxy statement.

Compensation Committee

Ms. Wright and Messrs. Beyer and Switz currently serve, and during Fiscal 2024 served, on the Compensation Committee. Mr. Beyer has served as Chair of the Compensation Committee since April 2021. Mr. Switz will continue to serve as a member of the Compensation Committee until his term as a director ends at the Annual Meeting. The Board has determined that all Compensation Committee members are independent under the rules applicable to compensation committee members promulgated by the SEC and the Listing Rules of Nasdaq and each qualifies as a “non-employee director” as defined under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee is responsible for reviewing and approving the compensation of our executive officers. See “Executive Compensation and Related Information—Compensation Discussion and Analysis” and “Executive Compensation and Related Information—Compensation Committee Report” for information regarding how the Compensation Committee sets executive compensation levels. The Compensation Committee has authority to delegate any of its responsibilities to a subcommittee as it may deem appropriate in its judgment.

Compensation Committee	Primary Responsibilities

5	•	Review and approve salaries, bonuses, equity awards, other compensation, and the performance measures and goals for our Chief Executive Officer and other executive officers.
Meetings in Fiscal 2024
3	•	Review and approve amendments to or terminations of any compensatory contracts with the Chief Executive Officer or other executive officers.
Members
	•	Establish and review, and oversee the development and implementation of, the Company’s employee compensation plans, including the Short-Term Incentive plan (the “STI Plan”).

	•	Administer the Company’s equity-based plans.
Richard M. Beyer, Chair	•	Assess risks arising from the Company’s compensation plans, programs, policies and practices.
Robert E. Switz
MaryAnn Wright	•	Administer the Company’s clawback and recoupment policy.
	•	Oversee matters relating to shareholder approval of executive compensation, including related shareholder proposals.

Finance Committee

Ms. McCarthy and Messrs. Gomo, Mehrotra and Swan currently serve, and during Fiscal 2024 served, on the Finance Committee. Mr. Gomo has served as Chair of the Finance Committee since January 2023 and Mr. Swan joined the Finance Committee in March 2024.

Finance Committee	Primary Responsibilities

4	Assist the Board in discharging its oversight with respect to:
Meetings in Fiscal 2024	•	financial policies and strategies;
4	•	capital structure;
Members	•	debt and equity offerings;
	•	capital return program;
Steven J. Gomo, Chair	•	cash management and investments; and
Mary Pat McCarthy	•	risk management related to hedge and derivative instruments and insurance.
Sanjay Mehrotra
Robert Swan

Governance and Sustainability Committee

Mses. Dugle and Wright and Messrs. Beyer and Switz currently serve, and during Fiscal 2024 served, on the Governance and Sustainability Committee. Mr. Switz will continue to serve as member of the Governance and Sustainability Committee until his term as a director ends at the Annual Meeting. Ms. Dugle joined the Governance and Sustainability Committee in January 2024, replacing Ms. Haynesworth. Ms. Wright has served as Chair of the Governance and Sustainability Committee since April 2021. The Board has determined that all Governance and Sustainability Committee members are independent under the applicable laws and regulations of the SEC and the Listing Rules of Nasdaq.

26 | 2024 Proxy Statement

Governance and Sustainability Committee	Primary Responsibilities

4	Assisting the Board in discharging its duties with respect to:
Meetings in Fiscal 2024	•	identification and selection of nominees to our Board;
4	•	director compensation;
Members	•	development and integration of material social and environmental strategies;
	•	our human capital management efforts, including culture, talent development and retention, and DEI programs and initiatives;
MaryAnn Wright, Chair
Richard M. Beyer	•	development of our Corporate Governance Guidelines;
Lynn A. Dugle	•	evaluation of the Board and management; and
Robert E. Switz	•	monitoring our lobbying and political activity, including policies and guidelines regarding the Company’s political contributions and activities.

Security Committee

Mses. Dugle and Haynesworth and Mr. Beyer currently serve, and during Fiscal 2024 served, on the Security Committee. Ms. Haynesworth has served as Chair of the Security Committee since January 2024. The Board has determined that all Security Committee members are independent under the applicable laws and regulations of the SEC and the Listing Rules of Nasdaq.

Security Committee	Primary Responsibilities

5	Assisting the Board with oversight of:
Meetings in Fiscal 2024	•
physical security of our facilities and employees as well as enterprise cybersecurity and data protection risks associated with our security-related infrastructure and related operations, including outside partners;

3
Members	•	cyber crisis preparedness and security breach and incident response plans;
	•	compliance with applicable information security and data protection laws and industry standards

Linnie M. Haynesworth	•	our physical and cybersecurity strategy, crisis or incident management, as security-related information technology and planning processes;
Richard M. Beyer
Lynn A. Dugle	•	public disclosure relating to security of our employees, facilities, and information technology systems, including privacy, network security and data security; and

	•	oversight of cybersecurity and data protection risks associated with our products.

Executive Sessions

Mr. Switz has been the independent Chair of our Board since February 2012. During Fiscal 2024, as part of his duties as Chair, Mr. Switz chaired Executive Session meetings of our Board. The Board meets in Executive Session regularly and held four meetings in Fiscal 2024. Following the Annual Meeting, Ms. Dugle will chair Executive Session meetings of our Board in her capacity as Lead Independent Director.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders and interested parties wishing to communicate with our Board, or our non-employee directors as a group, may contact our Corporate Secretary at corporatesecretary@micron.com. Communications are reviewed by our Legal and Investor Relations teams and directed to the appropriate member of the Board. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as: business solicitation or advertisements; product- or service-related inquiries, junk mail or mass mailings; resumes or other job-related inquiries; spam; and overly hostile, threatening, potentially illegal, or similarly unsuitable communications.

BOARD PROCESSES AND POLICIES

Code of Business Conduct and Ethics

Acting ethically is a critical part of our culture and our vision to transform how the world uses information to enrich life for all. The Board has adopted a Code of Business Conduct and Ethics that is applicable to all our directors, officers, and team members. The Code of Business Conduct and Ethics sets out our expectations regarding the treatment of our team members, customers, and the communities in which we operate, as well as our commitment to high product quality, ethical and legal sourcing of our materials, and acting with integrity for our investors. A copy of our Code of Business Conduct and Ethics is available at www.micron.com and is also available in print without charge upon request to corporatesecretary@micron.com. Any amendments or waivers of the Code of Business Conduct and Ethics will also be posted on our website as required by applicable rules and regulations of the SEC and the Listing Rules of Nasdaq.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, board leadership, certain governance policies and practices, and the Board’s communications with our stakeholders. A copy of our Corporate Governance Guidelines is available at www.micron.com and is also available in print without charge upon request to corporatesecretary@micron.com.

28 | 2024 Proxy Statement

SHAREHOLDER OUTREACH

Our relationship with our shareholders plays an important part in our long-term success. Our shareholders have regularly shared their insights and perspectives with us over the years through our investor relations program, which involves one-on-one meetings and conferences and roadshows, among other engagements. At our Fiscal 2023 Annual Meeting of Shareholders, our annual shareholder advisory vote on Named Executive Officer compensation, commonly referred to as the “say-on-pay vote,” received the support of 80% of the votes cast. In 2024, we continued our expanded, integrated shareholder engagement effort that included outreach to our shareholders’ investor stewardship and governance teams to continue to solicit feedback on areas of interest from shareholders, including compensation and ESG matters.

Who We Met With	Micron’s Outreach Team	Primary Topics Covered

55%
Chair of the Board
Of Shares Outstanding Contacted		Executive Compensation Program

Including Contacting	People Team
100%

Of Our 40 Largest Shareholders		Environmental Sustainability, Human Capital and Artificial Intelligence
Environmental Health & Safety

44%

Of Shares Outstanding Met with Us	Corporate Secretary Office

Across		Proxy Disclosure Enhancements
19	Investor Relations

Meetings

Our discussions with shareholders included senior members of our Legal, People, Sustainability and Investor Relations teams. In addition, our independent Chair of the Board was involved in meetings with holders of 31% of our outstanding shares. The feedback we received during these meetings was shared with our full Board and relevant committees.

The conversations with our shareholders covered executive compensation, sustainability and human capital/DEI, business, strategy and global operations and our governance and political practices, including AI governance and the impact of AI on these matters. Such conversations informed enhancements to our practices and disclosures in these areas. Specifically, feedback related to executive compensation was carefully considered in making changes to our Fiscal 2025 compensation program. These changes are outlined in the table below and highlighted in this Proxy Statement in the section entitled, “Compensation Discussion and Analysis—Executive Summary—Compensation Program Changes.”

What We Heard	Our Perspective/How We Responded
Allowing shares to be partially vested in year two of your long-term incentive program makes the term shorter than three years, which can make management less aligned with long-term shareholder value
We lengthened the vesting schedule of our LTI awards beginning with our Fiscal 2025 PRSU grants, such that any shares earned based on attainment of performance goals under those PRSUs prior to the conclusion of the three-year performance period will be banked and will cliff vest at the conclusion of the three-year period.

Add disclosure about the profitability goals in your STI program
In response to requests for additional transparency around our profitability goals, and as indicated in our Fiscal 2023 proxy statement, we enhanced our disclosure regarding Fiscal 2024 STI profitability goals, including the threshold - maximum pay opportunities, and our actual performance against the profitability goals. See “Executive Compensation and Related Information—Components of our Executive Compensation—Short-Term Incentives—Company Profitability and Strategic Performance Goals” in this Proxy Statement for discussion of the 2024 STI profitability goals.

Add disclosure about the strategic goals in your STI program
As requested from shareholders and indicated in our Fiscal 2023 proxy statement, we added detail regarding our actual performance around our strategic goals. See “Executive Compensation and Related Information—Components of our Executive Compensation—Short-Term Incentives—Company Profitability and Strategic Performance Goals” in this Proxy Statement for discussion of the 2024 STI strategic goals.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Historically, we had a policy that related person transactions were reviewed by the Board. In October 2024, we adopted a Related Person Transactions policy which delegates authority to the Audit Committee to review and approve related person transactions. Pursuant to the policy, related person transactions are reviewed and approved or ratified quarterly by our Audit Committee in accordance with the terms of the policy. Related persons include our directors and officers, their affiliates, nominees for election as director, certain beneficial owners of 5% or more of any class of our capital stock, and any member of the immediate family of any of the foregoing persons. If a conflict of interest exists between us and the related person, the conflicted director will recuse himself or herself from any discussion or vote of the Audit Committee on the transaction creating the conflict. In reviewing a proposed related person transaction, the Audit Committee considers all the relevant facts and circumstances of the transaction, such as (i) whether the terms of the transaction are fair to the Company and on terms that are no less favorable than terms available to an unaffiliated party in similar circumstances, (ii) the extent of the related person’s in interest in the transaction, (iii) the business reasons for the transaction, (v) whether the transaction would result in an improper conflict of interest, and (vi) whether the transaction would impair the ability of any director to serve on the Company’s Board or committees. There were no actual or proposed related person transactions in which a related person had a direct or indirect material interest in Fiscal 2024.

DIRECTOR COMPENSATION

The Governance and Sustainability Committee oversees the setting of compensation for our non-employee members of the Board and recommends changes, if any, to the full Board for consideration. Each year, the Governance and Sustainability Committee works with the compensation consultant to review and evaluate director compensation for the ensuing fiscal year, in light of prevailing market conditions and to attract, retain, and reward qualified non-employee directors. The compensation consultant gathers and reviews market data for non-employee directors from the same compensation peer group used to evaluate officer compensation. For a discussion concerning the companies that comprised our compensation peer group, please see “Executive Compensation and Related Information—Compensation Discussion and Analysis—Determination of the Compensation Peer Group” below.

ELEMENTS OF DIRECTOR COMPENSATION

Annual Retainer and Committee Chair Remuneration

Non-employee directors were entitled to receive an annual cash retainer of $125,000 in Fiscal 2024, assuming the director serves for the entire year. Pursuant to our 2008 Director’s Compensation Plan, Amended and Restated (the “DCP”), which operates as a sub-plan of the Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”), non-employee directors may elect to take some or all of their annual cash retainer, shares of common stock, $0.10 par value per share (the “Common Stock”) or deferred rights to receive Common Stock (in either case, having an initial value equal to the cash amount foregone) upon termination as a director. Employee directors receive no additional or special remuneration for their service as directors. The amounts earned by the non-employee directors in respect of their service during Fiscal 2024 are set forth below under “Fiscal 2024 Director Compensation.”

Set forth below are the standard cash amounts non-employee directors were and are entitled to receive for their service as committee chair or Chair of the Board for Fiscal 2024 and 2025 (assuming in each case service for the entire year):

	2025	2024

Audit Committee Chair (1)	$37,500	$35,000
Compensation Committee Chair	30,000	30,000
Finance Committee Chair	20,000	20,000
Governance and Sustainability Committee Chair	20,000	20,000
Security Committee Chair	20,000	20,000
Chair of the Board (2)	150,000	150,000

(1)For Fiscal 2025, upon completion of its review and evaluation, the Governance and Sustainability Committee recommended an increase to the compensation of the Audit Committee Chair from $35,000 to $37,500 to the Board, effective January 1, 2025.

(2)Mr. Mehrotra will not receive compensation for his role as Chair of the Board.

The amounts shown in the table are in addition to the annual retainer payable to all directors for service on the Board.

Except for the foregoing, directors do not receive any additional or special cash remuneration for their service on any of the committees established by the Board. We reimburse directors for travel and lodging expenses, if any, incurred in connection with attendance at Board or committee meetings.

32 | 2024 Proxy Statement

Equity Award

Non-employee directors receive an equity award each fiscal year. Since Fiscal 2007, the equity award has been exclusively in the form of restricted stock. The restricted stock includes the potential to receive dividend equivalents (at the same rate as for Common Stock generally), which will accumulate and pay out (in cash) only if and when the underlying shares are released. The “targeted value” for the annual non-employee director equity award is established each year by the Board following discussions with the compensation consultant and has been set at $250,000 since Fiscal 2015. The number of shares of restricted stock awarded to each non-employee director is determined by dividing the applicable targeted value by the Fair Market Value of a share of our Common Stock, as defined under our equity plans. For purposes of our equity plans, “Fair Market Value” is the closing price of our Common Stock on the last market-trading day prior to the date of grant. The restrictions on these restricted shares awarded in Fiscal 2024 lapse for 100% of such shares on the first anniversary of the date of grant (the “Vesting Period”). Notwithstanding the foregoing, the restrictions will lapse for 100% of such shares in the event a director reaches the mandatory retirement age, if any, or retires from the Board during the Vesting Period having achieved a minimum of three years of service with the Board prior to the effective date of their retirement, or upon a director’s death or disability.

In October 2023, the DCP was amended to allow non-employee directors to defer receipt of their equity awards granted in Fiscal 2024 and later years. If a director makes a deferral election, shares subject to the director’s deferred equity awards will be delivered (to the extent vested) upon termination of service as a director.

FISCAL 2024 DIRECTOR COMPENSATION

The following table details the total compensation earned by our non-employee directors in Fiscal 2024.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total

Richard M. Beyer	$155,000	$250,054	$405,054
Lynn A. Dugle	128,333	250,054	378,387
Steven J. Gomo	145,000	250,054	395,054
Linnie M. Haynesworth	141,667	250,054	391,721
Mary Pat McCarthy	160,000	250,054	410,054
Robert Swan	59,194	118,218	177,412
Robert E. Switz	275,000	250,054	525,054
MaryAnn Wright	145,000	250,054	395,054

(1)Mr. Swan elected to take his annual retainer from April 1, 2024 in the form of shares of Common Stock. The amount earned by Mr. Swan in Fiscal 2024 was comprised of $52,138 (432 shares) of Common Stock and $7,056 of cash.

(2)On October 13, 2023, each of Messrs. Beyer, Gomo, and Switz, and Mses. Dugle, Haynesworth, McCarthy, and Wright was granted 3,585 shares of restricted stock with a grant date fair value of $250,054 ($69.75 per share). For information on the restrictions associated with these awards, see “—Elements of Director Compensation—Equity Award” above. On March 11, 2024, Mr. Swan was granted 1,211 shares of restricted stock with a grant date fair value of $118,218 ($97.62 per share). The grant date fair values for these stock awards are based on the closing price on the last market trading day prior to the date of grant.

As of August 29, 2024, each of Messrs. Beyer, Gomo, and Switz, and Mses. Dugle, Haynesworth, McCarthy, and Wright had outstanding a grant of 3,585 shares of restricted stock, and Mr. Swan had outstanding a grant of 1,211 shares of restricted stock. For information regarding Mr. Mehrotra’s holding of stock as of August 29, 2024, see “Outstanding Equity Awards at Fiscal 2024 Year-End” below.

DIRECTOR STOCK OWNERSHIP GUIDELINES

We have established stock ownership guidelines for our non-employee directors. The minimum ownership guideline for directors is to hold shares with a value equal to five times their annual retainer. Directors are given five years to meet the ownership guidelines. The Governance and Sustainability Committee reviews the stock ownership guidelines annually and monitors each person’s progress toward, and continued compliance with, the guidelines. Stock sales restrictions may be imposed upon directors if the stock ownership guidelines are not met. All our directors are in compliance with the guidelines, taking into account the five-year onboarding period.

Please refer to page 59 for information on the stock ownership guidelines for our Chief Executive Officer and other Named Executive Officers.
34 | 2024 Proxy Statement

EXECUTIVE COMPENSATION AND RELATED INFORMATION

PROPOSAL 2 – ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

PROPOSAL DETAILS

This proposal enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers. The say-on-pay vote is required by Section 14A of the Exchange Act. We seek your advisory vote and ask that you indicate your support for the compensation of the Named Executive Officers as disclosed in this Proxy Statement in the “—Compensation Discussion and Analysis” section and the related compensation tables beginning on page 36.

This “say-on-pay” proposal gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers. At our Fiscal 2023 Annual Meeting of Shareholders, our shareholders voted to have an annual advisory vote on say-on-pay and in accordance with the results of this vote, the Board determined to continue to implement an advisory vote on executive compensation every year until the next required vote on the frequency of shareholder votes on the compensation of executives.

At our Fiscal 2023 Annual Meeting of Shareholders held in January 2024, 80% of the votes cast on the say-on-pay proposal were voted in favor of the proposal.

Please read the “—Compensation Discussion and Analysis” section and related compensation tables for information necessary to inform your vote on this proposal.

BOARD RECOMMENDATION

The Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 36 and the tabular and other disclosures on executive compensation beginning on page 65, and cast a vote “FOR” the following resolution:

“Resolved, that shareholders approve, on an advisory basis, the compensation of Micron’s Named Executive Officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.”

VOTE REQUIRED FOR APPROVAL

The “FOR” vote of the holders of a majority of the voting power of the shares of our Common Stock present in person (virtually) or represented by proxy at the Annual Meeting is required to approve the non-binding advisory vote on the compensation of our Named Executive Officers.

The say-on-pay vote is advisory and therefore not binding on us, the Compensation Committee, or the Board, and will not be construed as overruling a decision by our Company or our Board or creating or implying any additional fiduciary duty for our Company or our Board. Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our Named Executive Officers that has already been paid or contractually committed, there may not be an opportunity for us to revisit these decisions. However, the Board and Compensation Committee value the opinions of our shareholders and will consider the results of the say-on-pay vote and any other feedback from shareholders in their evaluation of our compensation program as they believe to be appropriate.

COMPENSATION DISCUSSION AND ANALYSIS

NAMED EXECUTIVE OFFICERS

This Compensation Discussion and Analysis presents material information helpful or necessary to understand the objectives and policies of our compensation program for executive officers and the compensation reported in the tables that follow. This discussion focuses on the compensation awarded to, earned by, and paid to the following individuals:

Sanjay Mehrotra	Mr. Mehrotra, our President and Chief Executive Officer, has earned more than 70 patents during his 40-plus years in the semiconductor industry, several of which were foundational to enabling high-capacity flash memory. In November 2023, the Semiconductor Industry Association honored Mr. Mehrotra with the Robert N. Noyce Award, recognizing outstanding achievement and leadership in the semiconductor industry. In 2022, Mr. Mehrotra was inducted into the National Academy of Engineering, one of the profession’s highest distinctions. He was awarded honorary doctorates from Boise State University and the Rochester Institute of Technology in recognition of his industry leadership. In addition, he received the Malaysian Order of Loyal Defender of the State medal in 2021, and the 2019 Flash Memory Summit Lifetime Achievement Award for co-founding SanDisk, advancing the architecture that enabled the industry and market for flash memory, and for his leadership of Micron. Sanjay currently serves on the board of directors of CDW Corporation and the Semiconductor Industry Association.
President and Chief Executive Officer

Mark Murphy
Mr. Murphy, our Executive Vice President and Chief Financial Officer, has more than 25 years of experience in executive leadership and finance roles, primarily for businesses in semiconductor materials, semiconductor capital equipment, and semiconductor fabrication and assembly and test. He has successfully led large-scale finance organizations through industry cycles. He is a veteran of the U.S. Marine Corps.

Executive Vice President and Chief Financial Officer
Manish Bhatia
Mr. Bhatia, our Executive Vice President of Global Operations, is responsible for leading fab and assembly/test manufacturing, packaging and test development, quality, supply chain, procurement, government and public affairs, information technology, and smart manufacturing and artificial intelligence functions for the Company. He has more than 25 years of engineering and operations leadership experience with a proven track record of driving semiconductor manufacturing excellence with best-in-class supply chain and quality performance.

Executive Vice President, Global Operations
Scott DeBoer
Dr. DeBoer, our Executive Vice President, Chief Technology and Products Officer, has nearly three decades of experience at Micron. He leads the global teams responsible for delivering core semiconductor technology leadership and enabling industry-leading memory product solutions for Micron’s diverse customer base. Dr. DeBoer has earned more than 120 patents, many of which are instrumental in today’s DRAM processes and process integration. Dr. DeBoer currently serves as the Chair of the Industrial Advisory Committee for the U. S. Department of Commerce. He also serves on the board of directors of Global Semiconductor Alliance, Semiconductor Research Corp. (SRC), and Idaho Business for Education, as well as on the governing council of SRC’s JUMP and nCORE long-term research initiatives.

Executive Vice President, Chief Technology and Products Officer
Sumit Sadana
Mr. Sadana, our Executive Vice President and Chief Business Officer, has more than 30 years of technology industry experience. He is responsible for the Company’s P&L and leads all the Company’s business units, strategy and corporate business development, global communications and marketing, as well as Micron Ventures, the Company’s venture capital investment arm. Through his career, Mr. Sadana has held engineering and business roles ranging from chip design, software development, operations management, strategy development and intellectual property licensing to executive positions such as Chief Technology Officer, Chief Financial Officer and General Manager. He has overseen approximately $40 billion of M&A deals. Additionally, he has served on the board of directors of Silicon Labs, an industry leader in IoT, since 2015 and was appointed lead independent director in 2022.

Executive Vice President and Chief Business Officer

36 | 2024 Proxy Statement

Throughout this discussion and elsewhere in this Proxy Statement, the foregoing individuals are referred to as our Named Executive Officers.

Focus on Top Talent

The Compensation Committee places a strong emphasis on developing, motivating, retaining, and attracting top talent. Such talent is key to the execution of our business strategy and the growth of our business.

As highlighted above, our Named Executive Officers have been recognized by business, higher education and community-focused organizations for their exceptional leadership, knowledge and contributions to the semiconductor industry.

EXECUTIVE SUMMARY

FINANCIAL AND BUSINESS HIGHLIGHTS

In Fiscal 2024, the Micron team delivered over 60% revenue growth and expanded gross margins by 30 percentage points. The Micron team delivered the following financial results in Fiscal 2024:

Fiscal 2024 Highlights

Revenue		GAAP Net Income (Loss)

$25.1 billion	Fiscal 2024	$0.8 billion	Fiscal 2024
$15.5 billion	Fiscal 2023	$(5.8) billion	Fiscal 2023

GAAP Diluted Earnings (Loss) Per Share		Cash, Marketable Investments and Restricted Cash

$0.70	Fiscal 2024	$9.2 billion	Fiscal 2024
$(5.34)	Fiscal 2023	$10.5 billion	Fiscal 2023

Micron entered Fiscal 2025 in an exceptionally strong position, with leadership in 1β (1-beta) DRAM, G8 and G9 NAND process technology, and leadership in products across its end markets, including the following:

☑
Delivered on expected HBM volumes and achieved our objective of several hundred million of dollars in revenue from HBM in Fiscal 2024. Company on track to ship multiple billions of HBM revenue in Fiscal 2025.

☑	First in industry to ship ninth-generation (G9) TLC NAND in SSDs.
☑	First to production of 200+ layer QLC NAND in Client and Data Center.
☑	First to validate and ship 128BG DDR5 32Gb server DRAM for memory-intensive Gen AI applications.
☑	Achieved record high NAND revenue in Storage Business Unit. Achieved record high automotive revenue.

The following chart shows our one- and three-year relative total shareholder return data through the last trading day of Fiscal 2024 as compared to the S&P 500 Composite Index, the Philadelphia Semiconductor Index (“SOX”) and the median of our Compensation Peer Group as identified in “Compensation-Setting Process and the Determination of Compensation Levels—Determination of the Compensation Peer Group” below.

Total Shareholder Return

1-Year
40%
30%
20%
10%
0%
37%
29%
24%
37%
3-Year (CAGR)
15%
10%
5%
0%
10%
9%
7%
14%
Micron Technology
Exec.Comp. Peer Group Median
S&P 500
PHLX Semiconductor Sector Index

EXECUTIVE COMPENSATION HIGHLIGHTS

Our compensation program is designed so that executives’ and shareholders’ interests will be strongly aligned. The majority of each Named Executive Officer’s compensation is at risk and a substantial portion vests based on achievement of objective performance goals.

38 | 2024 Proxy Statement

The following graphic illustrates the amount and mix of pay opportunities (at target) for our Named Executive Officers for Fiscal 2024.

The pay mix, based on target amounts established in October 2023, for our Chief Executive Officer and other Named Executive Officers (on average) for Fiscal 2024, as shown below, was heavily weighted towards variable, at-risk compensation opportunities.

FISCAL 2024 COMPENSATION PROGRAM CHANGES

After conducting extensive shareholder outreach and carefully considering the feedback we received following our Fiscal 2023 Annual Meeting of Shareholders, we made several changes to our long-term incentive (“LTI”) plan for Fiscal 2024. The changes summarized below further the pay-for-performance orientation of our program and increase the alignment of our executives’ incentives with shareholders’ interests. We have also enhanced our disclosures to provide additional detail regarding our Short-term Incentive (“STI”) goals and related results. Throughout the Executive Compensation and Related Information section of this Proxy Statement, we refer to total shareholder return as “TSR” and relative TSR as “rTSR.”

Long-Term Incentive Enhancements

Fiscal 2023		Fiscal 2024
50/50	Enhanced PRSU Emphasis for CEO	65/35
(PRSU/RSU Mix)
50th percentile	Increased PRSU rTSR Goal Target	55th percentile
PHLX Semiconductor Sector Index
25 ppts	Strengthened Outperformance Needed to Achieve rTSR Max Payout	50 ppts
While maintaining rTSR Max Payout Amount
No cap	Added Payout Cap	Cannot exceed target if absolute TSR is negative
if absolute TSR is negative

In addition, our engagements with shareholders subsequent to our Fiscal 2023 Annual Meeting of Shareholders informed our determination to lengthen the vesting schedule of our long-term incentive awards beginning with our Fiscal 2025 PRSU grants, such that any shares earned based on attainment of performance goals under those PRSUs prior to the conclusion of the three-year performance period will be banked and will cliff vest at the conclusion of the three-year period.
40 | 2024 Proxy Statement

EXECUTIVE COMPENSATION PRACTICES

We strive to maintain sound executive compensation practices and policies, which include adherence to the following compensation principles.

OUR COMPENSATION PRINCIPLES

What We Do	What We Don’t Do
■Pay for performance by requiring that a substantial portion of our executive officers’ target total direct compensation be earned based on performance goals	■No special retirement benefits other than participation in our broad-based retirement plans on the same basis as other employees
■Link our compensation program to our long-term corporate growth strategy and key drivers of sustainable shareholder value creation	■No golden parachute tax gross-ups

■Use a mix of objective performance measures, cash-and equity-based components, and short- and long-term incentive opportunities that hold our executive officers accountable for executing on our short- and long-term strategies

■No repricing of options or stock appreciation rights without prior shareholder approval
■Engage an independent compensation consultant to evaluate and advise the Compensation Committee on our executive compensation program design and pay decisions for our executive officers	■No “single-trigger” vesting for equity awards upon Change in Control
■Cap maximum payout levels under our incentive plans	■No insider pledging or hedging activities involving our stock

■Maintain a compensation recoupment ("clawback”) policy that provides for recoupment of incentive compensation paid to current and former executive officers in the event of an accounting restatement due to material noncompliance

■No excessive perquisites
■Maintain executive stock ownership guidelines
■Incorporate robust shareholder engagement practices

PAY-FOR-PERFORMANCE PHILOSOPHY

Our compensation philosophy for executive officers is based on the belief that the interests of our executives should be closely aligned with our long-term performance and sustainable value creation for our shareholders. To support this philosophy, a significant portion of each executive officer’s target total direct compensation is “at risk” and linked to the accomplishment of specific financial and operational performance goals that we expect will lead to increased long-term value.

Compensation Program Design Aligns with Our Philosophy

Performance-Based Pay	Significant LTI Awards	Shareholder Value Creation	Variable Pay

A substantial majority of the compensation available for executives is performance-based and delivered in the form of equity awards in order to more closely align management and shareholder interests.	Performance-based equity awards, measured by internal and external metrics intended to drive shareholder value, comprise a significant portion of our long-term incentive compensation opportunities.
Incentive awards require achievement of critical financial and operational goals and are measured against objective metrics that we believe result in the creation of sustainable value for our shareholders.
Actual, realized compensation is designed to fluctuate with changes in shareholder value over time.

Market-Based	Annual Review	Factors for Individual Assessment

We refer to market data when setting compensation targets, adjusted based on factors such as the individual’s position and experience, contributions and technical expertise, importance to our leadership succession plans and business factors.

The Compensation Committee reviews our pay-for-performance compensation arrangements annually, with input from our CEO and advice from the Compensation Committee’s independent compensation consultant, and takes into account feedback we receive from our shareholders.

Assessment of individual performance is based on numerous factors, including: contribution to business results and Company performance; completion of objectives; behavior consistent with the highest standard of integrity, ethics and Company values; and commitment to sustainability and DEI programs and initiatives.

COMPENSATION-SETTING PROCESS AND THE DETERMINATION OF COMPENSATION LEVELS

TARGETING “REASONABLE” AND “COMPETITIVE” PAY

We believe that offering a compensation package that is both “reasonable” and “competitive” with what our executives could otherwise obtain in the market—especially from companies within our Compensation Peer Group—enables us to attract, motivate, reward, and retain qualified individuals who can help us meet our overall objective of increasing shareholder value. The Compensation Committee determines what would be reasonable and competitive compensation based upon an analysis of peer market data (as outlined below in “—Use of Compensation Peer Group Data”), the recommendations of its compensation consultant, and our historical experience.

The Compensation Committee generally views the peer market data median as reasonable. However, because the semiconductor industry is highly volatile, the market data (and the median) may change dramatically from year to year, as performance varies, compensation practices change, executives retire, less experienced and lower-paid executives are hired, survey participants change or the quality of available compensation data shifts. As such, the
42 | 2024 Proxy Statement

Compensation Committee also considers additional factors in establishing each individual’s target compensation, including:

•the executive’s position, level of responsibility, tenure, and experience—both in absolute terms and as compared to our other officers and the executive’s counterparts within the Compensation Peer Group;

•the executive’s past and anticipated contributions and technical expertise;

•the executive’s importance to our leadership succession plans;

•recent Company performance and projections for future periods;

•applicable business unit performance; and

•our strategic business plan.

The Compensation Committee believes, including based on advice from its compensation consultant, that a reasonable and competitive executive compensation package will address practices with respect to each of the three most common elements of direct compensation: base salary, short-term incentive (cash bonus), and long-term incentive (typically equity). We do not have a rigid formula for dividing target total direct compensation among these three elements, but strongly believe that a significant portion of compensation should be variable and incentive-based, consistent with our pay philosophy.

OVERSIGHT OF THE EXECUTIVE COMPENSATION PROGRAM

Each year, the Compensation Committee, advised by its independent compensation consultant, undertakes a rigorous process to review our executive compensation program and to determine compensation in the context of our pay-for-performance philosophy. The Compensation Committee reviews and approves the goals and objectives used to determine executive compensation, evaluates performance considering such goals and objectives, and determines and approves compensation levels based on that evaluation. The Compensation Committee works closely with our Chief Executive Officer to establish performance goals that further our strategic objectives and to set compensation for the Company’s other officers.

The Compensation Committee sets compensation levels at the beginning of each fiscal year. A complete description of the Compensation Committee’s responsibilities is provided in the Compensation Committee’s charter.

ENGAGEMENT OF COMPENSATION CONSULTANT

The Compensation Committee annually engages a compensation consultant to provide a comprehensive review of executive compensation matters and meets with the compensation consultant at least quarterly. The compensation consultant provides the Compensation Committee with information regarding cash and non-cash compensation elements for our executive officers and historical and trend payment data.

The Compensation Committee has established procedures intended to keep its independent compensation consultant’s advice objective and free of influence from our management. These procedures include: a direct reporting relationship to the Compensation Committee; a provision in the engagement letter specifying what information, data, and recommendations can be shared with management; and an annual update to the Compensation Committee on the compensation consultant’s relationship with the Company, including a summary of the work performed during the preceding 12 months. For Fiscal 2024, the specific activities undertaken by the compensation consultant for the Compensation Committee included:

•review the Compensation Peer Group and recommend any changes to its members;

•evaluate target total direct compensation and its components for our executive officers;

•evaluate our historical “pay-for-performance” relationship;

•review the metrics and targets associated with the annual short-term incentives and long-term incentive compensation plans;

•review the proposed equity awards to be granted to our executive officers, along with vesting recommendations;

•assist with a risk assessment of our compensation policies and practices;

•review stock ownership guideline practices;

•review a draft of the Compensation Discussion and Analysis section of our definitive proxy statement; and

•attend the Compensation Committee meetings in which executive compensation matters are discussed.

Compensia, Inc. (“Compensia") was the Compensation Committee’s independent compensation consultant in Fiscal 2024. Compensia did not provide any services for the Company other than consulting work related to executive compensation for the Compensation Committee and non-employee director compensation for the Governance and Sustainability Committee.

The Compensation Committee considered Compensia’s independence in light of SEC rules and Nasdaq Listing Rules. The Compensation Committee received a letter from Compensia addressing its independence, including the following factors: (i) other services provided to the Company by them; (ii) fees paid by the Company as a percentage of their total annual revenue; (iii) policies or procedures maintained by them that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and any member of the Compensation Committee; (v) whether the individual consultants involved in the engagement owned shares of our Common Stock; and (vi) any business or personal relationships between our executive officers and Compensia or the individual consultants involved in the engagement. The Compensation Committee concluded that there were no conflicts of interest with Compensia.

DETERMINATION OF THE COMPENSATION PEER GROUP

The Compensation Committee, with the support of Compensia, reviews and approves our Compensation Peer Group annually to ensure that it reflects industry or economic changes and core selection criteria. Our current criteria include comparable revenue and market capitalization size; industry, with a focus on semiconductor companies and other broad technology industry companies that are market leaders in their space; and whether a company competes with Micron for executive talent or has a similar business strategy.

Our Compensation Peer Group for Fiscal 2024 was composed of the following 16 companies. In consultation with Compensia, the Compensation Committee reviewed and approved the Compensation Peer Group for Fiscal 2024. Only one change was made in our peer proxy group for Fiscal 2024. The Committee determined to replace VMware due to their then-impending acquisition close in early 2023, with Analog Devices, balancing out some larger peers on a revenue basis.

44 | 2024 Proxy Statement

Adobe Inc.

Advanced Micro Devices, Inc.

Analog Devices, Inc.

Applied Materials, Inc.

Broadcom, Inc.

Cisco Systems, Inc.

Hewlett Packard Enterprise Company

IBM Corporation

Intel Corporation

Lam Research Corporation

NVIDIA Corporation

QUALCOMM Corporation

Salesforce.com, Inc.

Seagate Technology

Texas Instruments, Inc.

Western Digital Corporation

Last 4 Quarters Revenue
Micron
0
25
50
75
100

30-Day Average Market Cap
Micron
0
25
50
75
100

3-Year TSR
Micron
0
25
50
75
100

Last 4 Quarters Net Income
Micron
0
25
50
75
100

*Data represents Micron's percentile rank relative to peers as of the date of peer group approval (based on the last four quarters of publicly disclosed financial data and 30-day average market cap as of 11/30/22 per S&P Capital IQ)

USE OF COMPENSATION PEER GROUP DATA

Compensia gathers data from the proxy statements publicly filed by the members of our Compensation Peer Group and, for certain roles, from published compensation surveys. Compensation survey data may vary from year to year. For Fiscal 2024, Compensia used the Radford Global Technology Survey. The relevant survey and Compensation Peer Group data for Fiscal 2024 are collectively referred to throughout this Compensation Discussion and Analysis as market data.

Compensia endeavors to collect data based on job descriptions so the Compensation Committee can match positions held by our executives with positions in our Compensation Peer Group. If the Compensation Committee cannot match positions to a reasonable number of companies within the Compensation Peer Group, it will match the rank of the person involved. For example, our third-highest paid executive officer could be compared to the third-highest paid executive officer at each company within the Compensation Peer Group.

COMPENSATION-SETTING PROCESS

Based on its review of the most recent available market data, Compensia identifies the values for the 25th, 50th, and 75th percentile with respect to each position or rank, and then compares our compensation data—both as to the elements and the amounts to be paid or potential value to be delivered—with those findings and reports to the Chief Executive Officer and the Compensation Committee. The Chief Executive Officer works with Compensia by providing our financial data for the most recent fiscal year and reviewing our strategic business plan and projected financial results for the current fiscal year. For all Named Executive Officers other than himself, the Chief Executive

Officer makes suggestions as to base salary, recommends a potential set of Company-wide and/or business unit metrics and short-term targets for the current fiscal year, and offers suggestions as to long-term incentive compensation. The Chief Executive Officer makes no recommendations as to his own level of compensation.

The Compensation Committee reviews the market data, discusses it with the Chief Executive Officer and with Compensia, discusses individual executive officer performance based on input from the Chief Executive Officer and, without the Chief Executive Officer present, discusses the Chief Executive Officer’s performance for the recently completed fiscal year, anticipated performance for the current year and the other factors outlined above, as relevant. Following these deliberations, the Compensation Committee exercises its business judgment to certify the payment of performance-based compensation and approves the compensation for the current fiscal year, including the performance metrics and targets.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

In October 2023, the Compensation Committee set compensation levels and performance goals for Fiscal 2024 based on a review of financial results, projections, individual contributions, strategic objectives, market data, and market conditions. The table below reflects target total direct compensation and illustrates our executive compensation program emphasis on longer-term and performance-based variable award opportunities.

46 | 2024 Proxy Statement

Compensation Component	Characteristics	Purpose	Determining Factors
Base Salary	Fixed Compensation	Compensates executives for performing day-to-day job responsibilities	Market data informs baseline
		Attracts, develops, and retains highly-qualified executive talent	Adjusted for executive’s contributions, experience and performance
Maintains stable management team
Short Term Incentive Pay	Variable, performance-based cash compensation	Provides performance-based, incentive cash awards for outstanding performance at the individual, business-unit and/or Company-wide level	Market data informs baseline
	Target payout is tied to a percentage of executive’s base salary	Encourages accountability by rewarding achievement of specific performance goals
Annual, pre-determined goals set by the Compensation Committee
•Profitability targets
•Achievement of certain technology, product, business and cost and efficiency goals
•Other goals including customer, sustainability, and diversity, equality, and inclusion

Focuses executives on achievement of near-term financial and operational objectives
Promotes long-term Company success and drives shareholder value
Performance-Based RSUs	Variable, performance-based equity compensation	Creates direct, specific alignment with shareholders’ interests by focusing executives on long-term value creation through the achievement of key operational milestones and stock price performance
Market data informs baseline
goals set by the Compensation Committee:
•HBM3E+ bits shipped or market share
•Revenue from high-growth segments
•TSR relative to the semiconductor sector
•Additional stretch performance conditions for operational awards, subject to the aggregate 200% limit described below

Three-year performance period
Measured at end of second and third year for operational goals and each day beginning on first day of second year for financial goal
50% of total PRSUs earned vest at end of second year and remaining and/or incremental PRSUs earned vest at end of third year
Time-Based RSAs	Variable, performance-based equity compensation	Provides alignment with shareholders’ interests by focusing executives on long-term value creation	Market data informs baseline
	Vests ratably over three years	Provides retention value	Value based on stock price
The percentages shown for each of the compensation components in the table above are presented based on base salary, target annual STI award, and the annual LTI awards (at the target award values approved by the Compensation Committee) granted to our CEO (on the left) and averaged for all other Named Executive Officers, excluding our CEO (on the right). Percentages may not total 100% due to rounding.

Increases in target compensation levels for Fiscal 2024 resulted from increases to salaries and percent target opportunities for all Named Executive Officers other than Mr. Mehrotra. These increases were incremental relative to initial target Fiscal 2023 levels, but appear more significant in the compensation tables that follow this discussion when contrasted with the impact that suspension of the STI program for Fiscal 2023 in February 2023 and the temporary reduction in base salary levels for all Named Executive Officers for the second half of Fiscal 2023 had on Fiscal 2023 amounts earned. In addition, the Company’s actual performance relative to the Fiscal 2024 STI goals increased the actual total cash compensation levels for all Named Executive Officers for Fiscal 2024 relative to 2023.

BASE SALARIES

In October 2023, the Compensation Committee reviewed and determined to adjust base salary levels for all executives other than Mr. Mehrotra. Due to challenging business conditions in Fiscal 2023, Mr. Mehrotra’s salary was temporarily reduced by 20% and all other Named Executive Officers’ salaries were reduced by 15% from February 2023 through the end of Fiscal 2023. Based on the Company’s performance in the second half of Fiscal 2023, individual executive performance and the assessment of compensation levels relative to market, salaries were increased, on average, 9% from the approved pre-reduction Fiscal 2023 levels, excluding Mr. Mehrotra. These were the first increases for these executives since the fiscal year ended September 1, 2022 (“Fiscal 2022”) and were intended to improve the competitive positioning relative to the market.

Executive Officer	Fiscal 2023 Base Salary (Pre-Reduction)	Fiscal 2024 Base Salary	Base Salary % Change From Fiscal 2023

Sanjay Mehrotra	$1,418,000	$1,418,000	—%
Mark Murphy	700,000	775,000	10.7%
Manish Bhatia	729,750	800,000	9.6%
Scott DeBoer	624,750	700,000	12.0%
Sumit Sadana	782,250	825,000	5.5%

SHORT-TERM INCENTIVES

We use our STI plan to attract, retain, and reward qualified executives who are important to our success by offering the opportunity to earn cash awards for achieving performance goals set by the Compensation Committee. Due to the challenging nature of the goals set by the Compensation Committee, achievement of STI goals has historically required significant leadership and effort.

Fiscal 2024 Short-Term Incentive Awards

In October 2023, the Compensation Committee established Fiscal 2024 performance goals and a short-term incentive compensation opportunity (the “Target Awards”) for each Named Executive Officer. The Compensation Committee selected the Company Performance goals outlined below based on their correlation to the creation of shareholder value and their alignment with our financial and strategic objectives. The STI award payouts were determined following the end of the Fiscal 2024 performance period as follows:

48 | 2024 Proxy Statement

STI Bonus Targets

In October 2023, the Compensation Committee approved increases in target incentive opportunities for all executive officers, other than Mr. Mehrotra, to improve the competitive positioning of our Named Executive Officers’ target STI opportunities relative to the market. Fiscal 2024 Target Awards under the STI plan for each named executive officer are as follows:

Named Executive Officer	Fiscal 2023 Target Award (% of Base Salary)	Fiscal 2024 Target Award (% of Base Salary)	% Change in Target from Fiscal 2023	Fiscal 2024 Target Award ($)	Fiscal 2024 Bonus Paid ($)(1)

Sanjay Mehrotra	215%	215%	—%	$3,048,700	$4,847,433
Mark Murphy	110%	125%	13.6%	968,750	1,540,313
Manish Bhatia	110%	125%	13.6%	1,000,000	1,590,000
Scott DeBoer	100%	120%	20.0%	840,000	1,335,600
Sumit Sadana	120%	125%	4.2%	1,031,250	1,803,656
(1) Actual payouts for Fiscal 2024 were slightly below amounts calculated under the bonus formula due to negative discretion exercised by the Compensation Committee.

Company Profitability and Strategic Performance Goals

The Compensation Committee chose the profitability and strategic goals and weightings outlined above based on the following criteria:

•Criticality in driving the Company’s near- and long-term performance to increase shareholder value

•To motivate stretch financial performance achievement beyond the Company’s annual business plan for Fiscal 2024

•Focus on environmental sustainability and DEI, which delivers business value, is an expectation of our customers and benefits our communities, team members, and other stakeholders

A minimum of threshold performance of either of the profitability performance goals must be achieved in order for any portion of the STI to be earned under the profitability goals. Additionally, if the profitability goal results in achievement that is below 0.9x, then the total STI achievement is capped. Specifically, for profitability achievement below the 0.5x threshold, the total STI achievement is capped at 70%. For profitability achievement between 0.5x and 0.9x, total STI achievement is capped at 90%.

Profitability Goals

The Compensation Committee established profitability goals (50% weighting) consisting of adjusted non-GAAP net income or non-GAAP operating margin metrics. It viewed these goals to be highly rigorous at the time they were set, with payout at threshold aligned with our Fiscal 2024 operating plan. Achieving the threshold under either goal was considered substantially uncertain. Given the volatile nature of our industry (as illustrated by the significant year over year change in our results from Fiscal 2023 to Fiscal 2024), the intent of this dual goal design was to provide substantial motivation to the Named Executive Officers at the outset of Fiscal 2024, notwithstanding a challenging and uncertain business climate, which had the potential to create unpredictable changes after the goals were set.

Profitability Goals
	0.5x	0.9x	Target 1.00x	1.50x	Maximum 2.00x	2024 Actual Performance
Adjusted Non-GAAP Net Income (in billions)(1)	$(2.80)	$0.00	$0.10	$0.60	$2.00	$1.19
	Or	Or	Or	Or	Or
Non-GAAP Operating Margin(2)	18%	28%	30%	32%	34%	8%
(1) The Company’s adjusted non-GAAP net income is calculated as the Company’s reported Fiscal 2024 non-GAAP net income minus stock compensation expense (including Employee Stock Purchase Plan), plus short-term incentive expense (including taxes and net of inventory impacts). Short-term incentive expense includes expense from all the Company’s STI programs. Any change to U.S. tax law or financing costs necessary to sustain minimum liquidity levels approved by the finance committee were not accounted for in the annual business plan and associated profitability goal targets, and would have been removed from adjusted non-GAAP net income as part of the achievement calculation.

(2) The Company’s non-GAAP operating margin is calculated as the Company’s reported Fiscal 2024 non-GAAP operating income divided by the Company’s reported Fiscal 2024 revenue, expressed as a percentage.

Linear interpolation is applied between each adjusted non-GAAP net income and non-GAAP operating margin target. Profitability goal achievement is based on the higher of adjusted non-GAAP net income or non-GAAP operating margin percent achievement. There is no increase to payout if both of the profitability goals are achieved.
The Fiscal 2024 profitability goal achieved 171% based on the Adjusted Non-GAAP Net Income performance, which significantly exceeded the Company’s annual business plan.

Strategic Goals

The five strategic goal categories below are weighted equally and together account for 50% of the overall STI plan achievement weighting. Our strategic goals involve highly confidential, competitively sensitive information, including forward-looking targets and product-specific strategies that if disclosed could cause irreparable competitive harm by providing competitors with insight into our internal processes, know-how, products and business initiatives, particularly as many of our goals build on multi-year achievements in order to execute on our overall business strategies. Revealing such information, including targets in key strategic focus areas, would allow our major competitors, many of whom are not traded on U.S. exchanges and are not disclosing strategic goals and metrics, to leverage it to their competitive advantage, to our detriment and the detriment of our shareholders. However, we understand shareholders' desire for additional detail regarding our strategic goals and have strived to provide greater visibility into the strategic goal components and resulting performance, while balancing these competitive concerns.

50 | 2024 Proxy Statement

Strategic Goals
Category	Fiscal 2024 Goals	Achievement	% of Achievement
Technology and Products Execute key enablers of our technology and products for the current fiscal year, as well as elements focused on supporting our longer-term technology and product competitiveness and business results.	Goals focused on delivery of leading-edge technology and key market segment (compute, mobile, storage, automotive) product milestones across ▪DRAM (including HBM3E) ▪NAND (including data center SSDs)	Leading-edge technology and key market segment product milestones were exceeded.	200%
Cost and Efficiency Increase cost competitiveness through efficiency gains across frontend, assembly and test, procurement, supply chain and enterprise processes and systems.	Goals focused on delivery of critical operational metrics and milestones including: ▪HBM3E cumulative yield and output ▪Leading technology node DRAM wafer outs ▪Assembly and test geo-diversification ▪Business transformation milestones and metrics	Goals for critical operational metrics and milestones were exceeded.	179%
Customer Improve our customers’ experience and satisfaction and further differentiate Micron from our competitors through strengthened partnerships, technology and product competitiveness, supply continuity, sustainability and product quality and service.	Goals focused on customer related metrics, including: ▪Customer business review scores across the categories of technology, service and sustainability ▪Customer quality and customer delivery performance ranking relative to our customers’ other suppliers	Customer business review score goal was exceeded. Customer quality and delivery performance ranking metrics were achieved at their respective targets.	103%
Business Execute our business plans to optimize our product, segment and customer shipment mix.	Goals focused on key bit shipment and revenue metrics, including: ▪Revenue from HBM and high-density module products ▪Revenue from high-growth, more stable, and less seasonal end markets ▪DRAM and NAND leading node shipments	All target goals for business metrics included in this category were exceeded.	183%
Environmental, Social and Governance Drive sustainability improvements and continue to increase employee retention and diversity, equality and inclusion (DEI).	Goals focused on sustainability and DEI metrics and milestones, including: ▪Reduction of direct and indirect greenhouse gas emissions ▪Increase hiring from non-traditional pathways and underrepresented groups, including across leadership pipeline ▪Increase retention and strengthen culture of inclusion for all team members ▪Increase supplier diversity	Sustainability goals, including reduction of direct and indirect greenhouse gas emissions, were exceeded. Continued progress was made on our DEI goals, with supplier diversity and employee retention milestones exceeding respective targets.	115%

Within each goal category, each strategic goal or group of related strategic goals provided an opportunity to achieve performance between the minimum threshold of 50% of target and a maximum of 200% of target.

Achievement of each of the goals included in the five strategic categories required significant effort and adept execution, and there was no assurance of even threshold achievement with respect to any of the metrics or milestones. When setting the Fiscal 2024 strategic goal targets, relative to the annual operating plan in October 2023, the Compensation Committee believed that achieving maximum performance for any strategic goal category would be challenging and would require extraordinary leadership, effort, and coordination as a team.

LONG-TERM EQUITY INCENTIVES

We believe LTI compensation should be tied to our success, help promote increases in long-term shareholder value, and encourage key executives to remain with the Company. In Fiscal 2024, consistent with these objectives, the Compensation Committee retained the LTI mix for most of the Named Executive Officers at 50% performance-based restricted stock units (“PRSUs”) and 50% time-based restricted stock awards (“RSAs”). However, in response to shareholder feedback, the weighting of the Chief Executive Officer’s LTI mix was adjusted to 65% PRSUs and 35% RSAs.

In determining the target value of LTI incentive awards for our Named Executive Officers, the Compensation Committee considered various items, including market data, as described above under the section entitled “—Compensation-Setting Process.” No changes were made to the total target award value for Mr. Mehrotra from Fiscal 2023; however, the value granted in PRSUs increased 30% while the value granted in time-based RSAs decreased 30% given the shift in vehicle mix. For other executives, equity grant values increased 6% - 12% (average of 9%) to improve the competitive positioning of grant levels relative to the market.

The following table shows the target values of our Named Executive Officers’ Fiscal 2024 LTI awards:

Named Executive Officer	Fiscal 2024 PRSU Awards	Fiscal 2024 RSA Award	Total Fiscal 2024 LTI1)

Sanjay Mehrotra	$15,437,500	$8,312,500	$23,750,000
Mark Murphy	4,250,000	4,250,000	8,500,000
Manish Bhatia	4,500,000	4,500,000	9,000,000
Scott DeBoer	3,625,000	3,625,000	7,250,000
Sumit Sadana	4,500,000	4,500,000	9,000,000
(1) Reflects target grant-date fair value, based on the closing price of our Common Stock as quoted on Nasdaq for the last market-trading day prior to the date of grant.

Historically, long-term incentive awards for all executive officers have been made in the first quarter of the fiscal year, with the exact grant date corresponding with the date of the Compensation Committee’s approval. These grants are not timed to coincide with the release of material, non-public information.

Certain Goals Involve Highly Confidential Information

As with the strategic goals under our STI plan discussed above, we do not publicly disclose the specific targets for any PRSU awards or additional stretch performance conditions that are based on operational metrics because those goals involve highly confidential information that, if disclosed, could cause irreparable competitive harm to the Company, and therefore, to its shareholders. However, in this discussion, we endeavor to provide visibility into the details of operational metrics where possible.

Performance-based RSUs Granted in Fiscal 2024

The PRSUs granted in Fiscal 2024 (the “2024 PRSU Awards”) vest based on actual performance against goals for three metrics, as described below. While the overall PRSU structure and weightings remain consistent with Fiscal 2023 PRSU Awards, the Operational goals were adjusted to drive increased focus on HBM3E+ and revenue mix
52 | 2024 Proxy Statement

from higher growth, more stable and less seasonal end-markets segments. The Compensation Committee believed focusing on these strategic imperatives to further strengthen our data center portfolio and increase our overall revenue mix in segments including data center, networking, automotive, industrial and graphics would position the Company well and benefit shareholders.

Metric Category	Name	Performance Metric	Percentage of 2024 PRSU Award Value(1)

Operational	2024 HBM3E+ PRSU Award	HBM3E+ market share or bit shipments	25%
Operational	2024 High-Growth Segment Revenue PRSU Award	Revenue dollars or percentage mix from high-growth, more stable and less seasonal segments	25%
Financial	2024 rTSR PRSU Award	Company TSR compound annual growth rate relative to the 55th percentile TSR compound annual growth rate within the SOX Index.	50%
(1) The actual number of shares granted through the rTSR Award was lower than the number of shares granted for the Operational PRSU Awards due to application of the Monte Carlo valuation approach for the rTSR Award.

We refer to the 2024 HBM3E+ PRSU Award and the 2024 High-Growth Segment Revenue PRSU Award collectively as the “2024 Operational PRSU Awards.”

PRSUs may be earned (or “banked”) during the second and third years of the three-year period following the grant date (the “Performance Period”) based upon results against performance goals set at the beginning of the Performance Period. For each Named Executive Officer, the actual number of PRSUs that will be earned and become eligible to vest under the 2024 PRSU Awards is the product of the executive’s target award and the payout factor that results from actual performance versus the pre-established performance goals (the “Payout Factor”), subject to an overall maximum payout at 200% of target.

Overall Combined Cap on PRSU Earning and Vesting

The maximum number of PRSUs that a Named Executive Officer may earn under all 2024 PRSU Awards is limited to 200% of the aggregate target number of PRSUs awarded to that executive. The maximum number of PRSUs that can be earned under the 2024 rTSR PRSU Award is 150% of the target number of rTSR PRSUs granted. Similarly, the maximum number of PRSUs that can be earned under the 2024 Operational PRSU Awards generally is 200% of the target number of Operational PRSUs granted. However, the Compensation Committee has approved two additional stretch performance conditions under the 2024 Operational PRSU Awards, and achievement of either can increase the earning opportunity by an additional 33% of the 2024 Operational PRSU Awards target (or 66% of the 2024 Operational PRSU Awards target if both are achieved). The additional stretch performance conditions are selected because they are important strategic targets whose accomplishment is highly uncertain as the targets represent a stretch from an operational and execution perspective, and the Compensation Committee believes that their attainment would position the Company very well from a competitive standpoint in the future.

Based on the design of the LTI plan, it is not possible to achieve the maximum of 200% of the aggregate target for the 2024 PRSU Awards without the achievement of both of the additional stretch performance conditions.

2024 Operational PRSU Awards

Performance for the 2024 HBM3E+ PRSU Award, weighted 25% in the overall PRSU formula, refers to performance with respect to HBM3E+ and beyond HBM products. HBM3E+ goal achievement is based on the higher of market share or bit shipment achievement as measured each year. Performance for the High-Growth Segment Revenue PRSU Award, also weighted 25% in the overall PRSU formula, is based on the higher of attainment of goals for absolute revenue from high-growth, more stable segments (including data center, networking, automotive, industrial, and graphics) or attainment of goals for the percentage of Micron’s total revenue attributable to these segments. In each case, payouts can range from 0% (for achievement below a specified threshold) to a maximum of 200% of the target number of PRSUs granted.

In addition, as noted above, the 2024 Operational PRSU Awards include two additional stretch performance conditions that relate to the development milestones of next-generation products: Compute Express Link (CXL) or high bandwidth memory (HBM) roadmap milestones and SSD market share or NAND free cash flow. The Compensation Committee believes that attaining these additional stretch performance conditions, which would require a meaningful level of execution and effort, would represent significant progress that is expected to enhance long-term shareholder value. Delivering on either of these additional stretch performance conditions will allow recipients to earn an additional 33% of the 2024 Operational PRSU Awards target (for a total of 66% of the 2024 Operational PRSU Awards target if both are achieved), subject to the overall maximum payout of 200% of target for the 2024 PRSU Awards.

Operational PRSU Goals Require Strong Performance

When setting the target goals for the 2024 Operational PRSU Awards, the Compensation Committee believed that achievement would require stretch performance and a challenging level of execution and effort on the part of our Named Executive Officers, and that achievement of even the threshold goals was uncertain. To achieve the established market share or bit shipment targets for the HBM3E+ PRSU Award requires exceptional execution in the nascent industry, particularly given Fiscal 2025 is the first full year of the Company’s HBM3E+ product ramp. To achieve the threshold goal for the 2024 High-Growth Segment Revenue PRSU Award would require delivery of revenue equivalent to the Company’s record annual revenue from these segments.

Determination of Payout

Achievement levels with respect to the 2024 Operational PRSU Awards will be measured within 60 days after the end of each of year two and year three in the Performance Period (each, a “Certification Date”). On each Certification Date, the Compensation Committee will determine and certify the Payout Factors for the applicable fiscal year. Half of the earned 2024 Operational PRSU Awards will vest on the Certification Date that immediately follows year two of the Performance Period (Fiscal 2025) while the remaining half will be banked. The banked 2024 Operational PRSUs and any incremental 2024 Operational PRSUs will vest on the Certification Date that
54 | 2024 Proxy Statement

immediately follows year three of the Performance Period (the fiscal year ending September 3, 2026, or “Fiscal 2026”).

2024 rTSR PRSU Award

The 2024 rTSR PRSU Award ties 50% of each Named Executive Officer’s target 2024 PRSU Award to the Company’s TSR compound annual growth rate over the three-year Performance Period, as compared to the TSR compound annual growth rate of the companies in the SOX index, which is composed of companies primarily involved in the design, distribution, manufacture, and sale of semiconductors. The TSR component will be measured every day in years two and three of the Performance Period, as described below. For the 2024 rTSR PRSU Award, after considering shareholder feedback, the Compensation Committee increased the target level of performance for these awards to the 55th percentile of the SOX index (up from the 50th percentile goal applicable to previous grants) and provided that the Payout Factor cannot exceed 100% if the Company’s absolute TSR is negative.

Payout Factor

The Payout Factor for the 2024 rTSR PRSU Award is based on the average of the Company’s three-year rTSR for each of the 60 days trailing the applicable measurement date (and including the measurement date), expressed as a compounded annual growth rate (the “TSR CAGR”), relative to the 55th percentile TSR CAGR (“rTSR CAGR”) of the companies in the SOX index. For this purpose, the SOX index is defined as the SOX constituents at each measurement date, excluding any company that has not been public for at least three years. The rTSR CAGR is calculated by subtracting the TSR CAGR at the 55th percentile of the SOX index from the Company’s TSR CAGR for that measurement date.

The following table sets forth the Payout Factors under the 2024 rTSR PRSU Award for various levels of rTSR CAGR. If the rTSR CAGR achieved is between two of the specific levels shown below, the Payout Factor will be determined using straight line interpolation.

rTSR CAGR Achieved on a Measurement Date	Payout Factor for the rTSR CAGR

Less than -50 percentage points (“ppts”)	0%
-50 ppts (“rTSR Threshold”)	50%
0 ppts (“rTSR Target”)	100%
+50 ppts or greater (“rTSR Maximum”)	150%

For Fiscal 2024, the Compensation Committee increased the maximum performance goal from +25 ppts applicable to prior grants to +50 ppts so that our payout slope is symmetrical. This change significantly increases the level of outperformance required to achieve the maximum payout of 150%. Total PRSU payouts remain capped at the 200% maximum payout described above.
Additional Cap on rTSR PRSUs

Payouts will be capped at the rTSR Target in the event that the Company’s absolute TSR is negative, notwithstanding the level of relative performance achieved.

Determination of Payout

On the first day of Fiscal 2025 (the first measurement date in the Performance Period), the number of 2024 rTSR PRSUs that will be banked, if any, for a Named Executive Officer will equal the product of the Payout Factor and the target number of 2024 rTSR PRSUs granted to that executive. Thereafter, additional PRSUs can be earned and banked only if the Company attains a higher rTSR CAGR level on a later measurement date. The number of such additional banked PRSUs, if any, will be equal to the excess of the number of PRSUs that would be awarded based on the new, higher Payout Factor minus the number of PRSUs that have already been banked. After the end of each of year two and year three of the Performance Period, the Compensation Committee will certify the number of PRSUs earned for such year.

PRSU Vesting

After the end of year two of the Performance Period (Fiscal 2025), 50% of the 2024 rTSR and 2024 Operational PRSUs deemed earned, if any, are eligible to vest. The remaining 50% of earned shares are banked and will vest, in addition to any incremental shares deemed earned for Fiscal 2026, on the Certification Date following year three of the Performance Period.

If a Named Executive Officer terminates employment with the Company for any reason other than a termination by the Company for cause, any banked shares will continue to vest on the vesting schedule described above. No PRSUs will vest if a Named Executive Officer is terminated for cause. For this purpose, “cause” is as defined in the employment agreement between a Named Executive Officer and the Company, or if not so defined, as defined in the equity incentive plan under which the award was granted.

Fiscal 2024 PRSUs Achievement

The measurement periods for the 2024 PRSU Awards do not begin until Fiscal 2025. No shares were earned, vested, or banked during Fiscal 2024 under these awards.

Time-Based Restricted Stock Awards

Time-based RSAs support retention and are linked to shareholder value and ownership. RSAs granted in Fiscal 2024 will vest ratably over three years from the date of grant, subject to continued employment. In Fiscal 2024, RSAs made up 35% of the target value of the LTI awards granted to the Chief Executive Officer, and 50% of the target value of the LTI awards granted to the other Named Executive Officers.

Performance-based RSUs Granted in Fiscal 2023

Half of the earned 2023 PRSU Awards vested on the first Certification Date that immediately followed the end of Fiscal 2024. The remaining half of PRSUs earned as of that Certification Date are banked and will vest on the second Certification Date that immediately follows the end of Fiscal 2025, together with any incremental PRSUs that are earned during Fiscal 2025, as illustrated below.

If a Named Executive Officer terminates employment with the Company, that executive’s 2023 PRSUs will vest or be forfeited in the manner described above for the 2024 PRSUs.

56 | 2024 Proxy Statement

Fiscal 2023 PRSUs Achievement

In October 2024, the Compensation Committee reviewed the Company’s performance relative to the performance goals for the 2023 PRSU Awards for Fiscal 2024—year two the Performance Period—and confirmed the following results:

Fiscal 2023 PRSU Award Payout Factors
	Operational - 50% Weight						Financial - 50% Weight
	NAND		DRAM		Additional Performance Conditions		rTSR CAGR
Fiscal Year	Actual Result	Payout Factor	Actual Result	Payout Factor	Actual Result	Payout Factor	Actual Result	Payout Factor

2024	Above target but below maximum	167%	Above threshold	24%	Achieved cumulative HBM revenue goal	33%	+4.2pp	108%

Performance will also be measured after the end of Fiscal 2025—year three of the Performance Period—and additional shares may or may not be earned. Following the completion of Fiscal 2025, the Company intends to provide additional information regarding the goals, their achievement, and whether additional shares were earned.

The Compensation Committee certified that the following shares had been earned by our Named Executive Officers under the 2023 PRSU Awards:

	Fiscal 2023 NAND Shares			Fiscal 2023 DRAM Shares			Fiscal 2023 rTSR Shares
Executive	Earned for FY24	Vested	Banked	Earned for FY24	Vested	Banked	Earned for FY24	Vested	Banked

Sanjay Mehrotra	112,560	56,280	56,280	32,080	16,040	16,040	95,866	47,933	47,933
Mark Murphy	36,730	18,365	18,365	10,468	5,234	5,234	31,282	15,641	15,641
Manish Bhatia	39,100	19,550	19,550	11,144	5,572	5,572	33,301	16,650	16,651
Scott DeBoer	30,806	15,403	15,403	8,780	4,390	4,390	26,238	13,119	13,119
Sumit Sadana	40,284	20,142	20,142	11,481	5,740	5,741	34,311	17,155	17,156

Performance-based PRSUs Granted in Fiscal 2022

In October 2024, the Compensation Committee reviewed the Company’s performance relative to the performance goals for the 2022 PRSU Awards for Fiscal 2024—year three the Performance Period—and confirmed the following results:

Fiscal 2022 PRSU Award Payout Factors
	Operational - 50% Weight						Financial - 50% Weight
	High-Value NAND		Market Segment NAND		Additional Performance Conditions		rTSR CAGR
Fiscal Year	Actual Result	Payout Factor	Actual Result	Payout Factor	Actual Result	Payout Factor	Actual Result	Payout Factor

2024	Maximum	200%	Maximum	200%	Achieved High Bandwidth Memory and CXL Goals	66%	+4.2pp	108%

The Compensation Committee certified that the following additional shares had been earned by our Named Executive Officers under the 2022 PRSU Awards:

	Fiscal 2022 High-Value NAND Shares		Fiscal 2022 Market Segment NAND Shares		Fiscal 2022 rTSR Shares
Executive	Incremental Shares Earned & Vested for FY24	Total Shares Earned & Vested(1)	Incremental Shares Earned & Vested for FY24	Total Shares Earned & Vested(1)	Incremental Shares Earned & Vested for FY24	Total Shares Earned & Vested(1)

Sanjay Mehrotra	102,583	109,848	102,583	109,848	11,092	45,477
Mark Murphy	52,460	56,175	52,460	56,175	5,607	22,990
Manish Bhatia	34,922	37,395	34,922	37,395	3,776	15,482
Scott DeBoer	27,282	29,214	27,282	29,214	2,950	12,095
Sumit Sadana	36,013	38,563	36,013	38,563	3,894	15,966
(1) Includes shares earned and vested or banked on the first Certification Date (which followed Fiscal 2023). Any shares that were previously banked vested on the second Certification Date (which followed Fiscal 2024).

CONSIDERATION OF TAX CONSEQUENCES WHEN MAKING COMPENSATION DECISIONS

Code Section 162(m) generally disallows a tax deduction to public companies such as Micron for annual compensation over $1,000,000 per person paid to our Named Executive Officers and certain other current or former executive officers. Although the Compensation Committee considers the deductibility of compensation under Section 162(m), it reserves the right to grant or approve compensation or awards that may be non-deductible when it believes such compensation or awards are in the best interests of Micron and its shareholders.

58 | 2024 Proxy Statement

OTHER COMPENSATION POLICIES

EXECUTIVE OFFICER STOCK OWNERSHIP GUIDELINES

We have established stock ownership guidelines for our executive officers. The Compensation Committee believes that our executive officers will more effectively manage the Company in the best interests of the shareholders if they are also shareholders. The minimum ownership guideline for our Chief Executive Officer is to hold shares with a value equal to six times his base salary (increased from five times beginning in Fiscal 2024). Our other executive officers are required to hold shares with a value equal to three times their base salary. Executive officers are given five years to meet the ownership guidelines. The Governance and Sustainability Committee reviews the stock ownership guidelines periodically and monitors each covered executive’s progress toward, and continued compliance with, the guidelines. Stock sales restrictions may be imposed upon executive officers if the stock ownership guidelines are not met. All our executive officers are in currently compliance with the guidelines.

Compliance is based on ownership (either directly in their name or jointly or separately by a spouse, children or trusts) of fully vested shares obtained through previous equity awards, unvested time-based equity awards and shares purchased on the open market. Unexercised options and unearned performance-based equity awards do not count towards ownership. As of Fiscal 2024 year-end, all Named Executive Officers were in compliance with the guidelines.

Please see page 34 for information on stock ownership guidelines for our directors.

COMPENSATION RECOUPMENT (CLAWBACK) POLICY

We maintain a compensation recoupment (clawback) policy, which we amended and restated effective in September 2023 for compliance with the listing standards of Nasdaq and Section 10D of the Exchange Act. In the event that the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under U.S. securities law, the policy provides that the Company will recoup compensation from each current or former executive officer who, during the three-year period preceding the date on which a restatement is required, received compensation from incentive awards based on the erroneous financial data that exceeds the amount of incentive-based compensation the executive would have received based on the restatement. The Compensation Committee has sole discretion to determine how to seek recovery under the policy and may forgo recovery if it determines that recovery would be impracticable and either the cost of recovery would exceed the amount sought to be recovered, or that recovery would violate a home-country law that was adopted prior to November 28, 2022 or would cause an otherwise tax-qualified retirement plan broadly available to our employees to fail to meet applicable tax qualification requirements.

INSIDER TRADING, ANTI-HEDGING AND PLEDGING POLICIES

We have adopted an Insider Trading Policy containing policies and procedures governing the purchase, sale and/or other dispositions of our securities by Insiders (including officers and directors as well as certain other employees identified pursuant to the Insider Trading Policy), or by us. Such policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. Our Insider Trading Policy has been filed as required by the rules and regulations of the SEC.

We prohibit Insiders from engaging in speculative transactions involving the Company's securities, including short sales, puts, calls or other options on the Company's common stock, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities. Additionally, Insiders may not pledge Company securities as collateral for any loan or as part of any other pledging transaction.

EQUITY AWARD GRANT PRACTICES

We have not granted stock options or other similar types of awards as part of our equity compensation programs since 2018. RSAs, RSUs, or other types of equity awards that we grant to directors, officers and employees do not include an exercise price.

OTHER FISCAL 2024 EMPLOYEE BENEFITS

We provide a competitive level of time-off, health, life, disability, and retirement benefits to substantially all employees. The Named Executive Officers are eligible to participate in the same such plans as our other employees.

In addition, we also pay for personal security arrangements for Mr. Mehrotra. We do not consider personal security measures to be a personal benefit to Mr. Mehrotra, but instead appropriate expenses for the benefit of the Company that arise out of his employment responsibilities and that are necessary to his job performance and to ensure the safety of Mr. Mehrotra and his family. In determining to authorize these security arrangements, the Compensation Committee evaluated the need to respond to specific incidents and threats, and reviewed recommendations from a leading independent security firm. In addition, the Compensation Committee has established a policy to review personal security costs quarterly. The Security Committee also has an annual process for oversight of the nature of security measures and will discontinue, adjust, or enhance security as appropriate.

In the interests of safety, security, and efficiency, the Compensation Committee has authorized Mr. Mehrotra to use the Company's aircraft for personal travel. The Compensation Committee also has established a policy to review costs for use of Company aircraft for personal travel on a quarterly basis.

See footnote 6 to the Summary Compensation Table for additional information.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

Severance Agreements

President and Chief Executive Officer

At the time of his hire, we entered into an executive agreement with Mr. Mehrotra (the “Executive Agreement”) providing for severance benefits in certain circumstances. The Executive Agreement provides that if Mr. Mehrotra’s employment is terminated (i) as result of his death or “disability,” (ii) by us without “cause” or (iii) as a result of Mr. Mehrotra’s resignation for “good reason,” then in addition to receiving his accrued base salary, accrued vacation pay, and other earned and vested employee benefits, Mr. Mehrotra will receive the following severance benefits:

•salary continuation equal to two times Mr. Mehrotra’s salary in effect upon the date of termination paid in installments during the one-year period following termination (or paid in a lump sum if Mr. Mehrotra’s termination of employment occurs on, or within 12 months after, a “Change in Control”);

•a pro-rated annual bonus under the STI plan for the year of termination, subject to achievement of applicable performance criteria, paid in accordance with the terms of the STI plan;

•an additional bonus of two times Mr. Mehrotra’s target annual bonus under the STI plan for the year of termination paid on the one-year anniversary of Mr. Mehrotra’s termination;

60 | 2024 Proxy Statement

•continued vesting (and exercisability) of any options, restricted stock or other time-based, and, subject to achievement of applicable performance criteria, performance-based equity awards for the one-year period following Mr. Mehrotra’s termination of employment; and

•a cash payment equal to the additional cost to Mr. Mehrotra for continuation of coverage in the Company’s non-cash benefits Mr. Mehrotra would have incurred and the employer qualified plan matching contributions Mr. Mehrotra would have received had Mr. Mehrotra remained a participant for an additional two years, paid in a lump sum following termination.

If Mr. Mehrotra’s severance benefits become payable on account of his “good reason” resignation prior to a “Change in Control” and Mr. Mehrotra becomes employed within one year of his termination of employment, the unpaid portion of his salary continuation benefit will be forfeited. The Executive Agreement also includes a “cut-back” provision, which provides that Mr. Mehrotra’s benefits under the Executive Agreement will be reduced so that no excise tax will apply under Section 280G of the Code, if such reduction will result in a higher net after-tax benefit to Mr. Mehrotra. The Executive Agreement does not provide a tax gross-up for any such tax. Mr. Mehrotra’s entitlement to the severance benefits provided under the Executive Agreement are conditioned on Mr. Mehrotra signing a release of claims in favor of Micron and on Mr. Mehrotra’s compliance with terms of our non-competition, non-solicitation, and non-disclosure agreement.

Other Named Executive Officers

Each of our other Named Executive Officers has a severance agreement (together, the “Named Executive Officer Severance Agreements”). The Named Executive Officer Severance Agreements provide for severance benefits upon certain terminations of employment. These benefits begin upon a “separation of service” as defined in Section 409A of the Code, regardless of when a termination of employment or loss of officer status occurs, and ends after one year (or 18 months other than for Dr. DeBoer if termination occurs on or within 12 months following a Change in Control). We believe severance agreements for certain of our officers are in the best interests of us and our shareholders, in that they help us attract and retain qualified executive talent, promote candid discussion among our officers, help provide for a smooth transition when there is a change in management, provide the officer with benefits in consideration of a promise not to compete with us after termination of employment, and a general release of the Company, and our officers, directors, employees, and agents from claims.

Provided a Named Executive Officer complies with post-employment obligations and restrictions described below and all other terms of the Named Executive Officer Severance Agreement, the Named Executive Officer is entitled to receive compensation during the 12- or 18-month period following termination of employment equivalent to the compensation and benefits customarily provided to such Named Executive Officer while employed including, but not limited to, salary, and in certain cases, continued vesting of outstanding stock options and restricted equity awards, along with amounts with respect to 401(k) plan matching contributions and COBRA premiums. In addition, the Named Executive Officer Severance Agreements for Messrs. Murphy, Bhatia and Sadana provide for payment of an annual bonus with respect to the year of termination, based on actual performance, or, in the event of a qualifying termination in connection with a Change in Control, at target levels. With respect to cash and equity awards that are performance-based, the Named Executive Officer is entitled to receive such awards only if the goals are achieved before or during the 12- or 18-month period following termination of employment. Terminated Named Executive Officers are not entitled to receive any new awards under our equity plans or the STI plan (although Dr. DeBoer, would be eligible to receive a bonus equal to the STI plan bonus he would have earned for the 12-month period following a qualifying termination) or to the payment of any compensation that would be deferred past the 12- or 18-month period following termination of employment due to payment criteria of an incentive program, as those criteria exist as of the date of termination. The Named Executive Officer Severance Agreements provide that upon certain terminations of employment on or within 12 months following a Change in Control, all of the Named Executive Officer’s outstanding stock options and restricted equity awards will be treated as vested and earned. Mr. Murphy’s Named Executive Officer Severance Agreement also provides that in connection with certain terminations of employment any unvested shares granted as part of his new hire equity award will continue to vest at the same time and in the same amounts as if he had remained an employee through the applicable vesting date. The Named Executive Officer Severance Agreement for Dr. DeBoer, which was amended and restated in November 2023, is described further below.

Terminated Named Executive Officers are subject to the following post-termination obligations and restrictions:

•a one-year non-competition obligation;
•confidentiality obligations related to our proprietary and confidential information that last indefinitely;
•a non-disparagement and confidentiality obligation surrounding the reasons for, and circumstances of, the Named Executive Officer’s termination of employment or change in officer status that lasts indefinitely. However, we may disclose such information if we determine, in our sole discretion, it is either required by law to be disclosed or necessary to be disclosed to serve a valid business purpose; and
•non-solicitation and non-interference provisions relating to our employees and business partners that last at least one year.

Upon receipt of all benefits under the Named Executive Officer Severance Agreement for Messrs. Murphy, Bhatia and Sadana, we and the Named Executive Officer are considered to have settled, waived, and voluntarily released any and all claims each has or may have against the other, inclusive of any of our affiliates, officers, directors, employees or agents, both individually and in their official capacities, which claims are accruing prior to the end of the 12- or 18-month period following termination of employment. Dr. DeBoer’s entitlement to the severance benefits provided under his Named Executive Officer Severance Agreement are conditioned on Dr. DeBoer signing a release of claims in favor of Micron.

We entered into an amended and restated Severance Agreement with Dr. DeBoer after the close of our Fiscal 2023. This amended and restated Severance Agreement provides for the following differences from the benefits described with respect to the Named Executive Officer Severance Agreements above:

•it provides for an annual bonus under the STI plan for the year of termination, subject to achievement of applicable performance criteria, paid in accordance with the terms of the STI plan, along with an annual bonus that would have been payable under the STI plan based on actual attainment of performance goals for the 12-month period following termination;
•it provides for a cash payment equal to the additional cost to Dr. DeBoer for continuation of coverage in the Company’s non-cash benefits Dr. DeBoer would have incurred and the employer qualified plan matching contributions Dr. DeBoer would have received had Dr. DeBoer remained a participant for an additional two years, paid in a lump sum following termination;
•it caps at Fiscal 2023 levels (prior to reduction) the salary and target bonus used to determine the compensation payable to Dr. DeBoer for the 12-month period following termination of employment in the event of a qualifying termination in the absence of a “Change in Control”;

•it provides that, in the event of Dr. DeBoer’s retirement, any such severance payments will be pursuant to a consulting agreement that will terminate upon Dr. DeBoer’s return from retirement;
•it provides that, in the event of Dr. DeBoer’s qualifying termination upon or within 12 months following a “Change in Control”, Dr. DeBoer will vest in full in his outstanding unvested options and restricted equity awards, with any unresolved performance conditions deemed to be met at target levels.
Estimated Severance Payments
See “Potential Payments Upon Termination or Change in Control” on page 74 for a description of the estimated severance amounts as of the end of Fiscal 2024 for Messrs. Mehrotra, Murphy, Bhatia, DeBoer, and Sadana. Any cash severance amounts that would be payable to our executive officers are subject to the Executive Officer Cash Severance Policy described below.

Executive Officer Cash Severance Policy

In October 2023, we adopted an Executive Officer Cash Severance Policy that provides that the Company will not enter into any new employment agreement, severance agreement or separation agreement with any executive officer – or establish any new severance plan or policy covering any executive officer – in either case that provides for cash severance benefits exceeding 2.99 times the sum of the executive officer’s base salary plus target annual bonus opportunity, unless shareholders approve such arrangement. In addition, the Executive Officer Cash
62 | 2024 Proxy Statement

Severance Policy provides that any cash payments that may be owed under any existing agreement, plan or policy with an executive officer that was in place prior to adoption of the policy will be reduced as necessary to not exceed the 2.99 times limit unless shareholder approval is obtained. The Executive Officer Cash Severance Policy is administered by the Compensation Committee, which has full authority to interpret and enforce such policy.

Change in Control Arrangements

We do not have separate Change in Control agreements for our Named Executive Officers and directors. The Executive Agreement and the Named Executive Officer Severance Agreements referenced above provide for transitional benefits in the event of termination of employment, including following a Change in Control. In addition, under the terms of our STI plan and our equity compensation plans, awards may be substituted, assumed, or accelerated upon a Change in Control, depending upon the circumstances. Our equity plans provide for “double-trigger” vesting provisions in the event of a Change in Control. As a result, if awards are assumed by a successor in connection with a Change in Control, such awards will not automatically vest and pay out solely as a result of the Change in Control. Instead, vesting for such awards will accelerate if within one year after the effective date of the Change in Control, the participant’s employment is terminated without cause or, in the case of certain participants including our Named Executive Officers, if the participant resigns for good reason. The compensation that Named Executive Officers could receive if a Change in Control occurs is intended to enable them to objectively evaluate whether a potential Change in Control is in the best interest of us and our shareholders. The estimated value that the Named Executive Officers could receive from our Change in Control provisions can be found in “Potential Payments Upon Termination or Change in Control” on page 74.

COMPENSATION COMMITTEE REPORT

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing by Micron under the Securities Act of 1933 or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and our discussions, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee Richard M. Beyer (Chair) Robert E. Switz MaryAnn Wright

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or has been one of our officers or employees or an officer or employee of any of our subsidiaries during Fiscal 2024. During Fiscal 2024, none of our executive officers served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on our Compensation Committee or Board.

64 | 2024 Proxy Statement

COMPENSATION TABLES

FISCAL 2024 SUMMARY COMPENSATION TABLE

The following table details the total compensation earned by our Named Executive Officers in Fiscal 2024, 2023, and 2022.

Name and Principal Position	Year	Salary(1)	Bonus (2)	Stock Awards(3)(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total

Sanjay Mehrotra	2024	$1,416,909	$—	$23,749,623	$4,847,433	$46,161	$30,060,126
President and Chief	2023	1,255,476	—	23,750,005	—	271,472	25,276,953
Executive Officer	2022	1,409,893	—	23,499,965	3,435,275	495,676	28,840,809
Mark Murphy	2024	765,654	—	8,499,848	1,540,313	26,188	10,832,003
Executive Vice President and	2023	639,827	—	7,749,991	—	14,284	8,404,102
Chief Financial Officer	2022	266,538	250,000	12,631,963	326,555	99,986	13,575,042
Manish Bhatia	2024	791,203	—	8,999,852	1,590,000	17,250	11,398,305
Executive Vice President,	2023	667,020	—	8,250,009	—	17,118	8,934,147
Global Operations	2022	725,607	—	7,999,991	904,511	8,887,720	18,517,829
Scott DeBoer	2024	690,668	—	7,249,849	1,335,600	18,450	9,294,567
Executive Vice President,	2023	571,046	—	6,500,022	—	18,352	7,089,420
Chief Technology and Products Officer	2022	621,203	—	6,249,944	703,968	17,450	7,592,565
Sumit Sadana	2024	819,452	—	8,999,852	1,803,656	17,250	11,640,210
Executive Vice President	2023	715,007	—	8,500,024	—	16,500	9,231,531
and Chief Business Officer	2022	777,809	—	8,250,001	1,057,727	15,893	10,101,430
(1)Our fiscal year is the 52-week period ending on the Thursday closest to August 31. Fiscal 2024, 2023, and 2022 each contained 52 weeks.

(2)Mr. Murphy received a cash signing bonus in Fiscal 2022 upon joining the Company.

(3)The grant date fair values for the stock awards are based on the closing price on the last market trading day prior to the date of grant. The grant date fair value of the performance-based awards granted in Fiscal 2024, 2023, and 2022 was computed by multiplying (i) the target number of restricted shares or units awarded to each Named Executive Officer, which was the assumed probable outcome as of the grant date, by (ii) either (a) the closing price of our Common Stock on the last market trading day prior to the date of grant; or (b) the fair value per share as calculated by the use of a Monte Carlo simulation, which represents the most likely value, if the award had a market condition performance goal. The following table includes the assumptions used in the Monte Carlo simulation to calculate the grant date fair value of the rTSR PRSU awards for Fiscal 2024, 2023 and 2022.

	Fair Value ($)	Historical Volatility	Compounded Risk-free Rate	Dividend Yield	Remaining Performance Period on the Grant Date (years)
10/13/23 rTSR PRSU	$77.85	41.86%	4.74%	—%	2.90
10/13/22 rTSR PRSU	66.89	49.08%	4.22%	—%	2.88
04/18/22 rTSR PRSU	84.48	49.77%	2.52%	—%	2.37
10/13/21 rTSR PRSU	79.45	48.88%	0.56%	—%	2.88

Although the assumed probable outcome as of the grant date was achievement at the target level, the terms of the awards for performance-based restricted stock unit awards granted in Fiscal 2024, 2023, and 2022 also provide for achievement of up to 200% of the target amount (“maximum”).

The table below presents the aggregate grant date fair value of stock awards for the periods presented assuming achievement at the maximum level for such performance-based awards. Grant date fair values for both the target and maximum levels are consistent with the amounts used to determine compensation cost under Accounting Standards Codification 718.

	2024			2023			2022
Executive Officer	Time-based Stock Award	Performance-based Stock Award at Maximum Level	Total Stock Awards	Time-based Stock Award	Performance-based Stock Award at Maximum Level	Total Stock Awards	Time-based Stock Award	Performance-based Stock Award at Maximum Level	Total Stock Awards

Sanjay Mehrotra	$8,312,526	$28,250,328	$36,562,854	$11,874,975	$21,731,347	$33,606,322	$11,749,992	$21,502,435	$33,252,427
Mark Murphy	4,250,007	7,777,347	12,027,354	3,875,015	7,091,239	10,966,254	6,315,978	11,558,203	17,874,181
Manish Bhatia	4,499,991	8,234,853	12,734,844	4,124,997	7,548,803	11,673,800	3,999,997	7,319,981	11,319,978
Scott DeBoer	3,624,977	6,633,661	10,258,638	3,249,980	5,947,570	9,197,550	3,125,031	5,718,586	8,843,617
Sumit Sadana	4,499,991	8,234,853	12,734,844	4,250,015	7,777,478	12,027,493	4,125,031	7,548,641	11,673,672
(4)Amount shown for Mr. Murphy for Fiscal 2022 includes $9,999,999 in respect of his new hire equity awards, in the form of both time-based restricted stock and performance-based restricted units.

(5)The Fiscal 2023 STI plan for all Named Executive Officers was suspended in February 2023 and no amounts were paid.

(6)Includes matching contributions paid by us pursuant to our 401(k) plan. For Fiscal 2024, $17,250 was contributed for each of Messrs. Mehrotra, Bhatia, DeBoer, and Sadana, and $24,138 for Mr. Murphy. Includes matching contributions paid by us for health savings accounts in Fiscal 2024 for Messrs. Murphy, and DeBoer and de minimis non-cash benefits and related tax gross-ups paid by us for Mr. Murphy.

All Other Compensation also includes the following for the Named Executive Officers mentioned below:

•Amount for Mr. Mehrotra’s Fiscal 2024 compensation includes $4,100 for the use of Company aircraft for personal travel and $24,811 for personal security arrangements paid by us. While we do not consider personal security measures to be a personal benefit, but instead appropriate expenses for the benefit of the Company that arise out of our executive’s employment responsibilities and that are necessary to his or her job performance and to ensure the safety of our executives and their families, SEC regulations require the costs of certain personal security arrangements to be reported as personal benefits. In determining to authorize these security arrangements, the Compensation Committee evaluated the need to respond to specific incidents and threats, and reviewed recommendations from a leading security firm. In addition, the Compensation Committee has established a policy to review personal security costs quarterly. The Security Committee also has an annual process for oversight of the nature of security measures and will discontinue, adjust, or enhance security as appropriate.
•Amount for Mr. Bhatia’s Fiscal 2022 compensation includes a tax equalization of $8,388,304 paid by us for him, which have been fully recovered with foreign tax credits or Singapore tax refund.

Employees who participate in our expatriate programs are responsible for substantially the same income tax liability as they would have been had they worked exclusively in the United States. Each expatriate employee is responsible for a hypothetical U.S. income tax liability based on an estimate of their anticipated U.S. income tax liability on their stay-at-home income, and we are responsible for income tax liabilities associated with the assignment or host country taxes, as applicable, and any additional taxes attributed to the international assignment. To the extent that tax years differ from the fiscal year in which the compensation was earned that gave rise to the expatriates’ income tax liability, or in the case that we have not reached the end of the tax year, the amount of tax equalization has been estimated.

Mr. Bhatia completed his expatriate assignment in Singapore in Fiscal 2022. As a result, he is subject to the deemed exercise rule upon exit with respect to his unvested restricted equity awards granted during his Singapore expatriate assignment and is required to pay Singapore taxes as if gains were realized. All or most of the taxes paid on his unvested awards are expected to be recovered when those restricted equity awards granted during his Singapore expatriate assignment vest or forfeit.
66 | 2024 Proxy Statement

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2024

The table below sets forth the plan-based award grants to our Named Executive Officers in Fiscal 2024.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock (or Units)(4)
		Threshold	Target	Max	Threshold	Target	Max

Sanjay Mehrotra		$1,524,350	$3,048,700	$6,097,400
	10/13/23				49,572	209,807	419,614		$15,437,097
	10/13/23							119,176	8,312,526
Mark Murphy		484,375	968,750	1,937,500
	10/13/23				13,647	57,760	115,520		4,249,841
	10/13/23							60,932	4,250,007
Manish Bhatia		500,000	1,000,000	2,000,000
	10/13/23				14,450	61,158	122,316		4,499,861
	10/13/23							64,516	4,499,991
Scott DeBoer		420,000	840,000	1,680,000
	10/13/23				11,640	49,266	98,532		3,624,872
	10/13/23							51,971	3,624,977
Sumit Sadana		515,625	1,031,250	2,062,500
	10/13/23				14,450	61,158	122,316		4,499,861
	10/13/23							64,516	4,499,991
(1)Represent estimated possible payouts for Fiscal 2024 under the STI plan. Payment of bonuses under the STI plan is dependent upon meeting specified performance goals. A description of the performance milestones associated with such bonuses is included in the “Compensation Discussion and Analysis.” Actual payouts received by the Named Executive Officers for Fiscal 2024 under the STI plan are reported in the Summary Compensation Table under the column titled “Non-Equity Incentive Plan Compensation.”

(2)Represents restricted stock units awarded in Fiscal 2024 under the 2007 Plan with performance-based and market-based vesting conditions. The threshold amounts shown relate solely to the 2024 rTSR PRSU Award. For the 2024 HBM3E+ PRSU Award and the 2024 High-Growth Segment Revenue PRSU Award, achievement at the relevant threshold level results in no payout. For all PRSU awards, achievement between the threshold level and the maximum level is paid out based on interpolation between performance levels. Information related to the performance-based and market-based conditions associated with these awards is contained in “Compensation Discussion and Analysis.” All of the PRSUs include the potential to receive dividends at the same rate as other holders of Common Stock. Any such dividends initially will be unvested and will accumulate and pay out in cash only if and when the underlying PRSUs vest.

(3)Represents restricted stock awarded in Fiscal 2024 under the 2007 Plan with time-based restrictions. Time-based restrictions on these awards lapse in three equal installments over a three-year period from the date of the award. The restricted stock includes the potential to receive dividends at the same rate as other holders of Common Stock. Any such dividends initially will be unvested and will accumulate and pay out in cash only if and when the underlying shares of restricted stock vest.

(4)The value shown is based on the fair value as of the date of grant and was computed by multiplying (i) the target number of restricted shares or units awarded to each Named Executive Officer by (ii) either (a) the closing price of our Common Stock on the last market-trading day prior to the date of grant; or (b) the fair value per share as calculated by the use of a Monte-Carlo simulation, which represents the most likely value if the award had a market condition performance goal.

PLAN INFORMATION

The securities granted to our Named Executive Officers in Fiscal 2024 were granted pursuant to our 2007 Plan. The purpose of the 2007 Plan is to promote our success by linking the personal interests of our employees and officers to those of our shareholders, and by providing participants with an incentive for outstanding performance. Permissible awards under the 2007 Plan include: options, restricted stock, restricted stock units, stock appreciation rights, deferred stock units, and dividend equivalent rights. We have issued options, restricted stock, restricted stock units, and dividend equivalent rights under the 2007 Plan. For purposes of share counting, each restricted stock unit or share of restricted stock issued under the 2007 Plan reduces the number of shares available for issuance by two.

LAPSING OF RESTRICTIONS ASSOCIATED WITH EQUITY AND CASH AWARDS

The restrictions associated with the restricted stock and restricted stock units granted to the Named Executive Officers include both time-based restrictions and performance-based vesting conditions. Restrictions on time-based equity awards lapse in three equal installments over a three-year period. The performance conditions associated with performance-based equity and cash awards are described below.

ISSUANCE AND VESTING OF PERFORMANCE-BASED EQUITY AWARDS

Performance-Based Restricted Stock Units

Our executive officers received awards related to three performance goals: a HBM3E+ market share or shipment metric, a high-growth, more stable market segment metric and a rTSR metric. Please see “Components of our Executive Compensation Program —Long-Term Equity Incentives” section of the “Compensation Discussion and Analysis.” The number of shares that will be received at the end of the three years varies between 0% and 200% of the targeted share amount and is dependent upon the level of achievement. All threshold, target, and maximum amounts require significant execution and effort with no assurance of achievement. Unless the threshold targets are achieved or exceeded, the vesting conditions will not be met and the awards will be forfeited.

Performance-based Cash Awards

Bonuses were paid to the Named Executive Officers for Fiscal 2024 as a result of achievement of certain goals. Please see the “Components of our Executive Compensation Program – Short-Term Incentives” section of the “Compensation Discussion and Analysis.”
68 | 2024 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL 2024 YEAR-END

The following table provides information with respect to outstanding restricted stock and restricted stock units held as of August 29, 2024, by our Named Executive Officers.

	Stock Awards
	Shares or Units of Stock That Have Not Vested			Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(1)
Name	Number (#)		Market Value($)(1)

Sanjay Mehrotra	58,703	(2)	$5,610,246	109,848	(3)	$10,498,173
	93,800	(4)	8,964,466	109,848	(5)	10,498,173
	119,176	(6)	11,389,650	45,477	(7)	4,346,237
				56,280	(8)	5,378,680
				56,280	(9)	5,378,680
				88,765	(10)	8,483,271
				55,332	(11)	5,288,079
				55,332	(12)	5,288,079
				99,143	(13)	9,475,097
Mark Murphy	30,020	(14)	2,869,011	56,175	(3)	5,368,644
	30,609	(4)	2,925,302	56,175	(5)	5,368,644
	60,932	(6)	5,823,271	22,990	(7)	2,197,154
				18,365	(8)	1,755,143
				18,365	(9)	1,755,143
				28,965	(10)	2,768,185
				15,233	(11)	1,455,818
				15,233	(12)	1,455,818
				27,294	(13)	2,608,488
Manish Bhatia	19,984	(2)	1,909,871	37,395	(3)	3,573,840
	32,583	(4)	3,113,957	37,395	(5)	3,573,840
	64,516	(6)	6,165,794	15,482	(7)	1,479,615
				19,550	(8)	1,868,394
				19,550	(9)	1,868,394
				30,834	(10)	2,946,805
				16,129	(11)	1,541,449
				16,129	(12)	1,541,449
				28,900	(13)	2,761,973

	Stock Awards
	Shares or Units of Stock That Have Not Vested			Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)(1)
Name	Number (#)		Market Value($)(1)

Scott DeBoer	15,613	(2)	1,492,134	29,214	(3)	2,791,982
	25,672	(4)	2,453,473	29,214	(5)	2,791,982
	51,971	(6)	4,966,868	12,095	(7)	1,155,919
				15,403	(8)	1,472,065
				15,403	(9)	1,472,065
				24,294	(10)	2,321,778
				12,993	(11)	1,241,741
				12,993	(12)	1,241,741
				23,280	(13)	2,224,870
Sumit Sadana	20,609	(2)	1,969,602	38,563	(3)	3,685,466
	33,571	(4)	3,208,380	38,563	(5)	3,685,466
	64,516	(6)	6,165,794	15,966	(7)	1,525,871
				20,142	(8)	1,924,971
				20,142	(9)	1,924,971
				31,769	(10)	3,036,163
				16,129	(11)	1,541,449
				16,129	(12)	1,541,449
				28,900	(13)	2,761,973
(1)Calculated by multiplying the number of shares of restricted stock or restricted stock units by $95.57, the closing price of our Common Stock on August 29, 2024.
(2)Time-based restricted stock awards vested on October 13, 2024.
(3)Represents the banked number of shares under the 2022 Market Segment NAND PRSU Award. Performance-based restricted stock units vested in October 2024 based on the achievement of a NAND market segment goal through Fiscal 2024.
(4)Time-based restricted stock awards vested or will vest, as applicable, in equal installments on October 15, 2024, January 15, 2025, April 15, 2025, July 15, 2025, and October 15, 2025.
(5)Represents the banked number of shares under the 2022 High-Value NAND PRSU Award. Performance-based restricted stock units vested in October 2024 based on the achievement of a high-value NAND shipment goal through Fiscal 2024.
(6)Time-based restricted stock awards vested or will vest, as applicable, in equal installments on October 13, 2024, October 13, 2025, and October 13, 2026.
(7)Represents the banked number of shares under the 2022 rTSR PRSU Award. Performance-based restricted stock units vested in October 2024 based on the achievement of a rTSR goal through Fiscal 2024.
(8)Represents the target number of shares under the 2023 NAND PRSU Award. Performance-based restricted stock units vested or will vest, as applicable, in October 2024 and October 2025 based on the achievement of a NAND market segment goal through Fiscal 2024 and 2025.
(9)Represents the target number of shares under the 2023 DRAM PRSU Award. Performance-based restricted stock units vested or will vest, as applicable, in October 2024 and October 2025 based on the achievement of a DRAM market segment goal through Fiscal 2024 and 2025.
70 | 2024 Proxy Statement

(10)Represents the target number of shares under the 2023 rTSR PRSU Award. Performance-based restricted stock units vested or will vest, as applicable, in October 2024 and October 2025 based on the achievement of a rTSR goal through Fiscal 2024 and 2025.
(11)Represents the target number of shares under the 2024 HBM3E+ PRSU Award. Performance-based restricted stock units will vest in October 2025 and October 2026 based on the achievement of a HBM3E+ shipments goal through Fiscal 2025 and 2026.
(12)Represents the target number of shares under the 2024 High-Growth Segment Revenue PRSU Award. Performance-based restricted stock units will vest in October 2025 and October 2026 based on the achievement of a high-growth and more stable market segment goal through Fiscal 2025 and 2026.
(13)Represents the target number of shares under the 2024 rTSR PRSU Award. Performance-based restricted stock units will vest in October 2025 and October 2026 based on the achievement of a rTSR goal through Fiscal 2025 and 2026.
(14)Time-based restricted stock awards will vest on April 18, 2025.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2024

The following table sets forth information related to the number of options and restricted awards held by each of the Named Executive Officers that were exercised or vested in Fiscal 2024 and the value realized.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)

Sanjay Mehrotra	531,284	$38,982,386	634,810	$60,955,621
Mark Murphy	—	—	247,452	25,925,031
Manish Bhatia	53,317	4,138,532	216,897	20,854,218
Scott DeBoer	8,770	400,266	171,030	16,417,632
Sumit Sadana	14,031	1,091,267	224,592	21,566,958
(1)Calculated as the aggregate value of the number of options exercised multiplied by the difference between the fair market value per share at the time of the exercise and the exercise price of the option.

(2)Includes performance-based restricted units vested in October 2024 based on performance completed by the end of Fiscal 2024 and performance-based restricted units for which time-based restrictions lapsed in Fiscal 2024 but for which the performance condition had been met in prior years. Excludes performance-based restricted units vested in October 2023 based on performance completed by the end of Fiscal 2023 and performance-based restricted units with time-based restrictions that had met the performance-based condition but for which the time-based restriction had not lapsed by the end of Fiscal 2024.

(3)Value calculated by multiplying number of shares by the market value per share on the vesting date.

72 | 2024 Proxy Statement

2024 NONQUALIFIED DEFERRED COMPENSATION

Mr. Mehrotra is the only Named Executive Officer who has participated in the Micron Technology, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”) through the end of Fiscal 2024.

Name	Executive Contributions in Last Fiscal Year		Registrant Contributions in Last Fiscal Year	Aggregate Earnings (Losses) in Last Fiscal Year	Aggregate Withdrawals/Distributions	Aggregate Balance at Last Fiscal Year-End

Sanjay Mehrotra	$455,724	(1)	$—	$1,333,464	$(3,318,006)	$6,535,730	(2)
(1)Included in the Summary Compensation table in the “Salary” column for Fiscal 2024.

(2)Balance as of the beginning of Fiscal 2024 was $8,064,548.

SUMMARY OF MATERIAL TERMS OF DEFERRED COMPENSATION PLAN

The Deferred Compensation Plan is a nonqualified deferred compensation plan under which designated eligible participants may elect to defer compensation. Eligible participants include a select group of management and other employees of the Company that meet certain compensation requirements, including each of the Company’s Named Executive Officers. Pursuant to the Deferred Compensation Plan and subject to applicable tax laws, participants may elect to defer up to 75% of their base salary and up to 100% of their bonus compensation. The Company may, in its sole discretion, provide matching and/or discretionary contributions to the Deferred Compensation Plan. Participants will be 100% vested at all times in their deferral accounts; provided, however, that matching and/or discretionary contributions by the Company, if any, may be subject to a vesting schedule as provided by the Company. Participants may elect to receive payment of their account balances upon a fixed date, or their separation from service with the Company, or the earlier of a fixed date or their separation from service. Participants may elect to receive payment of their account balances in a single sum cash payment or in substantially equal annual cash installments over not less than two years and not more than ten years. Account balances will become payable immediately in a single sum cash payment upon a participant’s death or disability, or upon a Change in Control. Account balances under the Deferred Compensation Plan earn or lose value based on the investment performance of one or more of the various investment funds offered under the Deferred Compensation Plan and selected by the participants. Incentive compensation that is subject to our Recoupment Policy remains subject to that policy when deferred under the Deferred Compensation Plan. Compensation deferred under the Deferred Compensation Plan represents an unsecured obligation of the Company. Amounts deferred under the Deferred Compensation Plan are held in a separate rabbi trust established to pay Plan benefits.

CHIEF EXECUTIVE OFFICER PAY RATIO

In accordance with Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median compensated employee.

•The annual total compensation of our median compensated employee for Fiscal 2024 was $64,042.
•The annual total compensation of our Chief Executive Officer for Fiscal 2024 was $30,060,126.
•The ratio of the annual total compensation of our Chief Executive Officer to that of our median employee for Fiscal 2024 was estimated to be 469 to 1.

The median compensated employee generally is the employee whose annual total compensation is at the midpoint of our employees (excluding our Chief Executive Officer), ranked in order of their compensation amounts. As permitted by the SEC rules, we used base salary, bonuses, and grant date fair value of equity awards granted to employees in Fiscal 2024, as reported in our payroll data, to identify our median employee. When calculating our median compensation for Fiscal 2024, we utilized our global employee population and exchange rates as of August 29, 2024. As of August 29, 2024, our employee population was approximately 48,000. This includes all regular, part-time, and temporary employees. No exclusions were made for countries, employee types, or acquisitions.

The median compensated employee for Fiscal 2024 was a Manufacturing Engineer in Taiwan. We determined actual annual total compensation in accordance with Item 402(c)(2)(x) of Regulation S-K and in the same manner as our Chief Executive Officer in the Summary Compensation Table using the daily average Taiwan dollar exchange rates for compensation paid to the median compensated employee during Fiscal 2024. We compared this value to the annual total compensation of our Chief Executive Officer for purposes of the ratio set forth above. We did not make any cost-of-living adjustments.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Based on the above, the ratio shown of the annual total compensation of our Chief Executive Officer to the annual total compensation of the median compensated employee for Fiscal 2024 is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables quantify the estimated payments and benefits for each of our Named Executive Officers pursuant to the Executive Agreement and Named Executive Officer Severance Agreements and in the event of a Change in Control as described in the “Severance and Change in Control Arrangements” section of the “Compensation Discussion and Analysis.” The amounts listed for the continuing Named Executive Officers are estimated amounts that were calculated as if a Change in Control occurred on August 29, 2024, or the Named Executive Officers separated from service on August 29, 2024, the last day of Fiscal 2024.

POTENTIAL PAYMENTS UPON TERMINATION WITHOUT CHANGE IN CONTROL

All the Named Executive Officers have severance agreements. Payments and benefits upon termination for Messrs. Mehrotra, Murphy, Bhatia, DeBoer and Sadana are payable only if their employment with the Company terminates as a result of death or disability (for Messrs. Mehrotra, Murphy, Bhatia and Sadana) the Company terminates their employment without cause, or they resign for good reason.

The “Salary” portion of severance payments is paid on our regular bi-weekly payroll schedule during the officer’s one-year Transition Period subject to the possibility of a six-month delay that may be required by Section 409A of the Code (“Section 409A”). If Section 409A imposes a six-month delay, payments subject to the delay would be accumulated and paid to the officer on the first day of the seventh month following the Named Executive Officer’s separation from service. The remaining payments would then be paid according to our regular payroll schedule.

The “Bonus” portion of the severance payments includes a component that is paid only if the applicable performance goals are achieved before or during the applicable Transition Period. Such payments are made at the same time that the other officers participating in the applicable bonus plan receive their payments, if any, and typically would occur during our first fiscal quarter. Mr. Mehrotra would receive a separate bonus severance payment equal to two times his target annual bonus under the STI plan for the year of termination paid on the anniversary of his termination.

The “Cash In Lieu of Benefits” portion of the severance payments is calculated based on the difference between the amount of premiums the Named Executive Officer paid each month for benefits coverage as our employee and the estimated premiums the Named Executive Officer would need to pay each month for the same or similar coverage as a former employee. This monthly amount is multiplied by the number of months in the Named Executive Officer’s Transition Period and, with the exception of Mr. Mehrotra, who would receive two times this amount. These “Cash in Lieu of Benefits” payments will be made in a lump sum within 60 days after the Named Executive Officer’s separation from service for Dr. DeBoer or Mr. Mehrotra, and in roughly equal installments over the Transition Period for our other Named Executive Officers, subject to the possibility of a six-month delay that may be required by Section 409A. To the extent that Section 409A imposes a six-month delay, these payments would commence on the first day of the seventh month following the officer’s separation from service.
74 | 2024 Proxy Statement

Name	Salary(1)(3)	Bonus(2)(3)	Cash in Lieu of Benefits Payment(4)	Value of Extended Restricted Stock Vesting(5)	Value of Unearned Performance -Based Stock Awards(6)	Total

Sanjay Mehrotra	$2,836,000	$10,944,834	$338,700	$16,578,337	$70,691,810	$101,389,681
Mark Murphy	775,000	1,540,313	40,648	7,150,356	26,709,636	36,215,953
Manish Bhatia	800,000	1,590,000	39,816	6,456,231	23,259,895	32,145,942
Scott DeBoer	624,750	1,618,103	82,176	5,110,510	18,371,949	25,807,488
Sumit Sadana	825,000	1,803,656	34,822	6,591,463	23,795,642	33,050,583
(1)Represents one year of the Named Executive Officer’s salary as of August 29, 2024, except the figure for Mr. Mehrotra, which represents two years of salary as of August 29, 2024, and the figure for Dr. DeBoer, which represents one year of his Fiscal 2023 salary prior to reduction.

(2)Represents for Mr. Mehrotra, a bonus severance payment equal to two times his target annual bonus, and for Dr. DeBoer, a bonus severance payment equal to the actual bonus he would earn for Fiscal 2025 (assuming, for purposes of this disclosure, that attainment of the Fiscal 2025 bonus would be at target levels). This column also includes the actual STI bonus paid for Fiscal 2024 for each Named Executive Officer. The bonus severance payments for Dr. DeBoer are limited to the amounts that would have been payable for the relevant periods based on his Fiscal 2023 salary and bonus opportunity percentage prior to reduction.

(3)Cash severance benefits payable to Mr. Mehrotra (subject to certain exceptions) would be reduced to the extent necessary not to exceed 2.99 times the sum of his base salary plus target bonus opportunity under our Executive Officer Cash Severance Policy.

(4)For Mr. Mehrotra and Dr. DeBoer, represents a cash payment in an amount estimated to allow the Named Executive Officer to purchase during the Transition Period benefits similar to those received while an employee, except for Mr. Mehrotra, which represents twice that amount. For Messrs. Murphy, Bhatia and Sadana, represents matching contributions under our 401(k) Plan and the cost of COBRA premiums at the benefit level in effect at the time of termination, reduced by the employee portion for that benefit level, in each case for the Transition Period.

(5)Represents the value resulting from the additional vesting of restricted shares during the Named Executive Officer’s Transition Period. The amount shown is calculated as the number of additional shares that would vest during the Transition Period multiplied by $95.57, our closing stock price on August 29, 2024.

(6)Represents the value resulting from the vesting of performance-based restricted awards during the Named Executive Officer’s Transition Period, the banking of performance-based restricted awards in connection with the Named Executive Officer’s termination, and the vesting of banked performance-based awards in connection with the Named Executive Officer’s termination. The amount shown is calculated as the number of additional shares that would vest during the Transition Period based on actual attainment of performance goals through the end of such Transition Period (assuming, for purposes of this disclosure, that this attainment will be at target levels), multiplied by $95.57, our closing stock price on August 29, 2024.

POTENTIAL PAYMENT UPON TERMINATION WITH CHANGE IN CONTROL

For purposes of the Named Executive Officers’ Severance Agreements, a Change in Control is generally defined as a change in the majority of the members of the Board within a specified time period, the acquisition of 35% or more of our outstanding Common Stock, or a reorganization or sale of assets after which the holders of the Company stock before the transaction do not hold a majority of the stock of the surviving entity.

Our equity plans, grant agreements, and STI plan have Change in Control provisions, including “double-trigger” vesting provisions in the event of a Change in Control. As a result, if awards are assumed by a successor in connection with a Change in Control, such awards will not automatically vest and pay out solely as a result of the Change in Control. Instead, such awards will only vest if within one year after the effective date of the Change in Control, the participant’s employment is terminated without cause or, in the case of certain participants including our Named Executive Officers, if the participant resigns for good reason. For equity awards, the impact of a Change in

Control differs for outstanding time-based and performance-based awards. Outstanding time-based awards would automatically become fully vested or the applicable restrictions would lapse upon occurrence of the double-trigger event. For our Named Executive Officers, upon the occurrence of a double-trigger event, outstanding performance-based awards are treated as if all required performance goals were satisfied at the target level, and the awards vested, on the date of the double-trigger event, except that if applicable performance goals have been exceeded, or the applicable performance period has been completed at the time of a double-trigger event, performance-based awards will be treated as if relevant performance goals were satisfied at the actual level instead of the target level, subject to any applicable caps.

Under the STI plan, a Change in Control results in an early payout of awards, to the extent earned. Upon a Change in Control, performance achievement is measured as of the last day of the month preceding the Change in Control.
We do not have separate Change in Control agreements for our Named Executive Officers. The Severance Agreements for Messrs. Mehrotra, Murphy, Bhatia, DeBoer and Sadana provide for transitional benefits for Change in Control separation. Change in Control separation means a qualifying separation from service that occurs on or within 12 months following a Change in Control. In the event of a Change in Control separation, the payments for “Salary,” “Bonus,” and “Cash in Lieu of Benefit” for these Named Executive Officers on a Change in Control separation are paid in a lump sum within 60 days from the date of separation, other than salary severance payable to Dr. DeBoer, which will be payable bi-weekly during the Transition Period, in each case subject to the possibility of a six-month delay that may be required by Section 409A. All outstanding time-based and performance-based awards would become fully vested.

The compensation that executive officers could receive if a Change in Control occurs is intended to enable them to objectively evaluate whether a potential Change in Control is in the best interest of us and our shareholders.
The following table sets forth the estimated benefits payable to the Named Executive Officers pursuant to Change in Control agreements or provisions, assuming a Change in Control separation occurred on August 29, 2024.

Name	Salary(1)	Bonus(2)	Cash in Lieu of Benefits Payment(3)	Value of Stock Awards(4)	Total

Sanjay Mehrotra	$2,836,000	$10,944,834	$338,700	$96,656,172	$110,775,706
Mark Murphy	1,162,500	968,750	60,972	38,327,221	40,519,443
Manish Bhatia	1,200,000	1,000,000	59,724	34,449,518	36,709,242
Scott DeBoer	700,000	2,318,400	82,176	27,284,425	30,385,001
Sumit Sadana	1,237,500	1,031,250	52,234	35,139,418	37,460,402
(1)Represents one-and-a-half years of the Named Executive Officer’s salary as of August 29, 2024, except the figure for Mr. Mehrotra, which represents two years of his salary as of August 29, 2024, and the figure for Dr. DeBoer, which represents one year of his salary as of August 29, 2024.

(2)Represents the target STI bonus opportunity for Fiscal 2024, except the figure for Mr. Mehrotra, which also includes two times his target annual bonus, subject to the maximum award limit imposed by the STI plan, and the figure for Dr. DeBoer, which includes his actual STI bonus paid for Fiscal 2024 together with a bonus severance payment equal to the actual bonus Dr. DeBoer would earn for Fiscal 2025 (assuming, for purposes of this disclosure, that attainment of the Fiscal 2025 bonus would be at target levels).

(3)For Mr. Mehrotra and Dr, DeBoer, represents a cash payment in an amount estimated to allow the Named Executive Officer to purchase 12 months of benefits similar to those received while an employee, except the figure for Mr. Mehrotra, which represents 24 months of such benefits. For Messrs. Murphy, Bhatia and Sadana, represents matching contributions under our 401(k) Plan and the cost of COBRA premiums at the benefit level in effect at the time of termination, reduced by the employee portion for that benefit level, in each case for the 18-month Transition Period.

(4)Represents the value of all outstanding time-based and performance-based restricted stock awards vesting in full at target or actual achievement level on August 29, 2024. The amount shown is calculated as the number of shares upon which restrictions would lapse, multiplied by $95.57, the closing price of our Common Stock on August 29, 2024.
76 | 2024 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of August 29, 2024 regarding shares of Common Stock that may be issued pursuant to our equity compensation plans:

	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity Compensation Plans Approved by Shareholders(2)	29,275,338	$32.20	66,194,966	(3)
Equity Compensation Plans Not Approved by Shareholders(4)	235,383	28.17	3,253,144	(5)
Totals(6)	29,510,721	29.46	69,448,110
(1)Excludes restricted stock that is issued for no consideration and upon vesting, all restrictions lapse without payment of consideration, and excludes ESPP shares for which the exercise price will not be fixed until the purchase date.
(2)Includes shares issuable or available pursuant to our 2004 Equity Incentive Plan (the “2004 Plan”), 2007 Plan, and Employee Stock Purchase Plan (the “ESPP”). The 2004 Plan and the 2007 Plan provide for a maximum term for options and Stock Appreciation Rights (“SARs”) of eight years. The 2004 Plan and 2007 Plan are our only plans that permit granting of awards other than stock options. The 2004 Plan and the 2007 Plan provide that awards other than stock options or SARs reduce the number of available shares under the plan by two shares for each one share covered by the award. In addition, none of our equity plans contain provisions that are commonly known as “liberal share counting provisions” or permit the grant of discounted options or SARs.
(3)If issuing full-value awards, the number of available shares is 38,422,864. The 2007 Plan permits granting options and full-value awards. The 2004 Plan expired in January 2023.
(4)Includes shares issuable or available pursuant to our Nonstatutory Stock Option Plan (the “NSOP”). Options granted under the NSOP have terms ranging from six to ten years. The exercise price and the vesting schedule of the options granted under this plan are determined by the administrators of the plan or our Board. Executive officers and directors do not participate in the NSOP.
(5)None of these shares are available to grant as full-value awards.
(6)The following table contains further information as to awards outstanding and available for issuance under each of our equity plans as of August 29, 2024:

Equity Plan	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		(b) Number of Securities Available for Issuance (Excluding Securities Reflected in Column (a))

Plans Approved by Shareholders
2004 Plan	651,817	(1)	—	(3)
2007 Plan	26,738,549	(2)	55,544,263
ESPP	1,884,972		10,650,733
Approved Plan Total	29,275,338		66,194,996

Plans Not Approved by Shareholders
NSOP	235,383		3,253,144
Not Approved Plan Total	235,383		3,253,144
Grand Total	29,510,721		69,448,140

(1)Includes 614,149 restricted stock units.
(2)Includes 26,664,164 restricted stock units and excludes 1,013,164 shares of restricted stock.
(3)2004 Plan expired in January 2023.

PAY VERSUS PERFORMANCE

					Value of Initial Fixed $100 Investment Based on:(4)			Company Selected Measure: Non-GAAP Net Income (Loss)(7) (in millions)
Fiscal Year	Summary Compensation Table for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Company Total Shareholder Return (“TSR”)	Peer Group TSR(5)	Net Income (Loss)(6) (in millions)
2024	$30,060,126	$72,800,970	$10,791,271	$25,984,963	$210.22	$225.10	$778	$1,472
2023	25,276,953	42,535,802	8,414,800	13,652,768	153.10	164.30	(5,833)	(4,862)
2022	28,840,809	13,451,732	10,446,440	4,217,817	124.42	117.53	8,687	9,475
2021	25,316,709	68,023,777	7,697,877	19,558,088	159.70	152.68	5,861	6,976
(1)Our Principal Executive Officer (“PEO”) for each of the fiscal years shown in the table is Sanjay Mehrotra. Amounts reflect the compensation reported in the “Total” column of the Summary Compensation Table for our PEO for the corresponding fiscal year.

(2)Amounts reflect the Compensation Actually Paid (“CAP”) of our PEO, or the average of the CAP of our Non-PEO Named Executive Officers (“Non-PEO NEOs”), for each fiscal year. CAP does not necessarily reflect amounts of compensation actually earned, realized, or received in each fiscal year. Rather, CAP is calculated starting with the amount of compensation reported in the “Total” column of the Summary Compensation Table for our PEO or Non-PEO NEOs, as applicable, for each fiscal year (and averaged for our Non-PEO NEOs), as adjusted in accordance with the requirements of Item 402(v) of Regulation S-K. The following adjustments were made to the amount of compensation reported in the “Total” column of the Summary Compensation Table for our PEO and the average of the amounts of compensation reported in the “Total” column of the Summary Compensation Table for our Non-PEO NEOs:

	PEO
	Fiscal 2024	Fiscal 2023	Fiscal 2022	Fiscal 2021

Summary Compensation Table Total	$30,060,126	$25,276,953	$28,840,809	$25,316,709

- grant date fair value of awards granted in fiscal year	(23,749,623)	(23,750,005)	(23,499,965)	(18,499,995)
+ fair value of outstanding and unvested awards at fiscal year end that were granted in fiscal year	32,900,545	30,945,387	19,866,074	26,043,233
+/- change, from prior fiscal year end, in fair value of awards granted in any prior fiscal year outstanding and unvested	34,000,647	8,473,475	(9,033,074)	26,370,283
+ fair value as of vesting date of equity awards granted and vested in the year	—	—	—	—
+/- change, from prior fiscal year end, in fair value at vesting date of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at end of or during fiscal year	(761,787)	1,168,408	(3,060,411)	8,793,547
- fair value at end of prior fiscal year of any awards granted in any prior fiscal year that failed to meet applicable vesting conditions during fiscal year	—	—	—	—
+ value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation	351,062	421,584	338,299	—
Total Equity Award Adjustments	42,740,844	17,258,849	(15,389,077)	42,707,068
Compensation Actually Paid	$72,800,970	$42,535,802	$13,451,732	$68,023,777

78 | 2024 Proxy Statement

	Average Non-PEO NEOs
	Fiscal 2024	Fiscal 2023	Fiscal 2022	Fiscal 2021

Summary Compensation Table Total	$10,791,271	$8,414,800	$10,446,440	$7,697,877

- grant date fair value of awards granted in fiscal year	(8,437,350)	(7,750,012)	(7,771,995)	(5,624,972)
+ fair value of outstanding and unvested awards at fiscal year end that were granted in fiscal year	11,658,872	10,097,981	5,492,754	7,918,513
+/- change, from prior fiscal year end, in fair value of awards granted in any prior fiscal year outstanding and unvested	11,856,045	2,455,380	(2,077,206)	8,310,020
+ fair value as of vesting date of equity awards granted and vested in the year	—	—	—	—
+/- change, from prior fiscal year end, in fair value at vesting date of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at end of or during fiscal year	15,055	309,198	(761,113)	1,256,650
- fair value at end of prior fiscal year of any awards granted in any prior fiscal year that failed to meet applicable vesting conditions during fiscal year	—	—	(1,170,912)	—
+ value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation	101,070	125,421	59,849	—
Total Equity Award Adjustments	15,193,692	5,237,968	(6,228,623)	11,860,211
Compensation Actually Paid	$25,984,963	$13,652,768	$4,217,817	$19,558,088

(3)Amounts reflect the average of the amounts of compensation reported in the “Total” column of the Summary Compensation Table for our Non-PEO NEOs for the corresponding fiscal year. Our Non-PEO NEOs for each of the fiscal years shown in the Pay Versus Performance Table are:

2024:	M. Murphy, M. Bhatia, S. DeBoer, and S. Sadana
2023:	M. Murphy, M. Bhatia, S. DeBoer, and S. Sadana
2022:	M. Murphy, M. Bhatia, M. Bokan, S. DeBoer, S. Sadana, and D. Zinsner (former CFO)
2021:	M. Bhatia, S. DeBoer, S. Sadana, and D. Zinsner

(4)The total shareholder return, or TSR, of each of the Company and the Peer Group is calculated by assuming that an investment of $100 is made in our common stock and in the Peer Group, respectively, starting from the market close on September 3, 2020, which is the last trading day before the end of the fiscal year shown. Total shareholder return includes reinvestment of dividends into shares of common stock of the applicable company. Historical stock performance is not necessarily indicative of future stock performance. Disclosure of the TSRs is required by Item 402(v) of Regulation S-K and is not intended to forecast or be indicative of possible future performance of our common stock or the Peer Group.

(5)The Peer Group is based on the Philadelphia Semiconductor Index, one of the indices identified in the Stock Price Performance Graph included in our Annual Report on Form 10-K for Fiscal 2024.

(6)Amounts reflect the Company’s net income as reflected in the audited financial statements for each covered fiscal year.

(7)Amounts reflect the Company’s non-GAAP net income (loss) which is the audited net income (loss) plus adjustments for stock-based compensation, restructure and asset impairments, goodwill impairment, gains and losses from settlements and patent license charges, gains and losses on debt repurchases and conversions, initial impact of inventory accounting policy change to FIFO and change in inventory cost absorption, and estimated tax effects of the above and other tax adjustments.

RELATIONSHIP BETWEEN CAP VS. CUMULATIVE TSR OF COMPANY AND THE PEER GROUP

The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against our TSR, as well as the relationship between our TSR and the TSR of our peer group:

80 | 2024 Proxy Statement

RELATIONSHIP BETWEEN CAP VS. NET INCOME (LOSS) & NON-GAAP NET INCOME (LOSS)

The following charts illustrate the CAP for our PEO and the average CAP for our Non-PEO NEOs against our net income (loss) and non-GAAP net income (loss):

CAP vs. Net Income (Loss)
Millions
$80
$60
$40
$20
$0
-$20
$9,000
$6,000
$3,000
$0
($3,000)
($6,000)
$68.0M
$19.6M
$5,861M
$8,687M
$13.5M
$4.2M
$42.5M
$13.7M
$(5,833)M
$72.8M
$778M
$26.0M
2021
2022
2023
2024
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-CEO NEO)
Net Income (Loss) (millions)

CAP vs. Non-GAAP Net Income (Loss)
Millions
$80
$60
$40
$20
$0
($20)
$12,000
$8,000
$4,000
$0
-$4,000
-$8,000
2021
2022
2023
2024
$68.0M
$19.6M
$6,976M
$13.5M
$4.2M
$9,475M
$42.5M
$13.7M
$(4,862)M
$72.8M
$26.0M
$1,472M
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-CEO NEO)
Non-GAAP Net Income (Loss) (millions)

MOST IMPORTANT PERFORMANCE MEASURES

The following is an unranked list of the performance measures we consider most important in linking Company performance and compensation actually paid to our Named Executive Officers for the most recently completed fiscal year:

•Non-GAAP net income (loss)
•Non-GAAP operating margin
•Relative TSR growth of the Company’s stock price versus the SOX index
•Revenue or percentage of revenue from high-growth, stable segments
•HBM3E+ market share or bit shipments

82 | 2024 Proxy Statement

PROPOSAL 3 – APPROVAL OF THE 2025 EQUITY INCENTIVE PLAN

PROPOSAL DETAILS

We are asking you to approve a new equity incentive plan, the 2025 Equity Incentive Plan (the “2025 Plan”). The Board adopted the 2025 Plan subject to the approval of our shareholders at the Annual Meeting. If shareholders approve the 2025 Plan, it will replace our Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”) and we will cease granting awards under the 2007 Plan and under our Nonstatutory Stock Option Plan (the “NSOP”).

We believe that the 2007 Plan and NSOP have been effective in attracting and retaining highly qualified employees and (in the case of the 2007 Plan) non-employee directors and have provided incentives that more closely align the economic interests of plan participants with those of our shareholders. The 2025 Plan is intended to do the same. No awards have been granted under the NSOP since 2018.

The 2025 Plan is designed to be similar to the 2007 Plan, but with updated terms for the passage of time and modern governance practices. The 2025 Plan continues the good governance practices from the 2007 Plan, all of which are intended to be in the interests of shareholders. These include:

•Shares Withheld for Taxes are not Returned to the 2025 Plan. Any shares withheld or delivered to satisfy tax withholding requirements relating to an award (including of restricted stock units) will not be returned to the 2025 Plan and will not be available for future grants. Under the 2007 Plan, it was possible for certain shares withheld for taxes to return to the Plan (although that was not the Company’s practice).

•No Repricing of Stock Options or Stock Appreciation Rights, nor Exchange of Awards without Shareholder Approval. The 2025 Plan and 2007 Plan generally prohibit the repricing of stock options or stock appreciation rights (“SARs”) without shareholder approval. Further, the 2025 Plan generally prohibits (unless shareholders approve of the proposed action) any award exchange program under which outstanding awards are being cancelled in exchange for new awards of the same type, a different type, and/or cash.

•No Discounted Stock Options or SARs. All stock options and SARs must have an exercise price equal to or greater than the fair market value of the underlying Common Stock on the date of grant (except when being granted in substitution for awards held by employees of companies acquired by us).

•No Liberal Share Counting for Stock Options or SARs. The 2025 Plan prohibits the reuse of shares withheld, repurchased, or delivered to satisfy the exercise price of a stock option or SAR. In other words, the 2025 Plan prohibits “net share counting” upon the exercise of stock options or SARs.

•“Double trigger” Change in Control Vesting. If awards granted under the 2025 Plan are assumed by a successor in connection with a Change in Control (as defined in the 2025 Plan), such awards will not automatically vest and pay out solely as a result of the Change in Control. Instead, such awards will vest in accordance with their existing vesting schedule, except that they will vest upon termination or resignation if within one year after the effective date of the Change in Control, the participant’s employment is terminated without cause or, in the case of certain participants, if the participant resigns for good reason.

•No Award may be Transferred for Value. The 2025 Plan prohibits the transfer of unexercised, unvested, or restricted awards to third parties for value.

•No Liberal Definition of “Change in Control.” The Change in Control definition contained in the 2025 Plan is not a “liberal” definition that would be activated on mere shareholder approval of a transaction.

•Minimum Vesting Requirements. Subject to certain limited exceptions, full-value awards granted under the 2025 Plan (other than awards granted to non-employee directors) either will (1) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (2) be granted solely in exchange for forgone cash compensation.

•Limitation on Amendments. No material amendments to the 2025 Plan can be made without shareholder approval. For example, an amendment that diminishes the prohibitions on repricing stock options or SARs would require shareholder approval.

BOARD RECOMMENDATION

The Board recommends voting “FOR” approval of the 2025 Plan.

VOTE REQUIRED FOR APPROVAL

The “FOR” vote of the holders of a majority of the voting power of the shares of our Common Stock present in person (virtually) or represented by proxy at the Annual Meeting is required to approve the 2025 Plan.

SHARES RESERVED UNDER THE 2025 PLAN

If shareholders approve the 2025 Plan, a maximum of 49,000,000 shares of Common Stock will be reserved for issuance under the 2025 Plan. As of the Record Date, 35,853,755 shares remained available for grant under the 2007 Plan, and 3,253,144 shares remained available for grant under the NSOP. Therefore, the proposed net increase in shares available for grants is only approximately 9,893,101 (calculated as the 49,000,000 shares proposed under the 2025 Plan, minus the 35,853,755 shares under the 2007 Plan and the 3,253,144 of shares under the NSOP as of the Record Date) as no new grants will be made under the 2007 Plan or the NSOP if the 2025 Plan is approved. The number of shares of Common Stock reserved under the 2025 Plan will be further reduced by the number of shares covered by awards (if any) that are granted under the 2007 Plan and the NSOP between the Record Date and the date of the Annual Meeting. For example, if 100,000 shares are covered by awards granted between the Record Date and the Annual Meeting, only a maximum of 48,900,000 shares of Common Stock will be available under the 2025 Plan. We currently anticipate that the shares reserved under the 2025 Plan will be enough to meet our expected needs through approximately 2028. Changes in business conditions or other circumstances may make the shares last longer or shorter than this projection.

BACKGROUND FOR THE CURRENT REQUEST TO INCREASE THE SHARE RESERVE FOR EQUITY INCENTIVE AWARDS

Significant Historical Award Information

Common measures of a stock plan’s utilization include burn rate, dilution, and overhang (as defined below). The burn rate, or run rate, refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Over the last three years, we have maintained an average equity run rate of only 1.2% of shares of Common Stock outstanding per year. Dilution measures the degree to which our shareholders’ ownership has been diluted by stock-based compensation awarded under our various equity plans and also includes shares that may be awarded under our various equity plans in the future (“overhang”).

84 | 2024 Proxy Statement

The following table shows how our key equity metrics have changed over the past three fiscal years:

Key Equity Metrics	2024	2023	2022

Equity Run Rate(1)	1.1%	1.5%	1.1%
Overhang(2)	7.8%	10.0%	7.8%
Dilution(3)	2.5%	2.6%	2.3%

(1)Equity run rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the fiscal year.

(2)Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants at the end of the fiscal year, by (b) the number of shares outstanding at the end of the fiscal year.

(3)Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Number of Shares Requested

We considered several factors in determining to request a maximum of 49,000,000 shares for the 2025 Plan:

•As described above, we expect the initial reserve under the 2025 Plan to last for approximately 4 years of awards. Such shares would represent approximately 4.4% of our total outstanding shares of Common Stock as of the Record Date. This estimate assumes that we continue our current practices of issuing grants. While we believe this modeling provides a reasonable estimate of how long such a share reserve would last, there are a number of factors that could impact our future actual equity share usage and the shares available under the 2025 Plan may last longer or shorter than 4 years.

•The total overhang resulting from the share request, including awards outstanding under all of our equity plans, represents approximately 7.1% of the shares of Common Stock outstanding as of the Record Date.

•Given the significant institutional share ownership of Micron, we considered the stated policies of those institutions and of certain proxy advisory services.

Effect of Shareholder Approval of 2025 Plan

If shareholders approve the 2025 Plan, we will begin using it to make equity grants effective as of the date of such shareholder approval and the 2007 Plan and NSOP will be terminated. If shareholders do not approve the 2025 Plan, we will continue to use the 2007 Plan as last approved by shareholders and may determine to make further use of the NSOP. However, as described above, without the shares being proposed for the 2025 Plan, the shares that remain available for issuance under the 2007 Plan (and the NSOP, to the extent applicable) may not be sufficient for us to be able to achieve our goals of attracting, motivating, and retaining our employees through grants of equity awards.

Limitations on Individual Awards

The maximum aggregate number of shares of our Common Stock subject to stock-based awards that may be granted under the 2025 Plan during any one calendar year to any one participant is as follows:

Options and/or Stock Appreciation Rights (SARs)	5,000,000
Other Stock-Based Awards (other than Options or SARs)	5,000,000

These limits are the same as in the 2007 Plan and are subject to anti-dilution adjustments in the event of corporate events such as stock splits, mergers, consolidations, stock dividends, recapitalizations and similar transactions.

SUMMARY OF THE 2025 PLAN

The following summary is qualified in its entirety by reference to the complete text of the 2025 Plan, which is provided with this Proxy Statement as Appendix A.

Purpose

The purposes of the 2025 Plan are to attract and retain the best available personnel for positions of substantial responsibility, provide additional incentives to our employees, officers, directors, and consultants, and promote the success of our business. We believe awards under the 2025 Plan will help enhance our value by linking the personal interests of our employees, officers, directors, and consultants to those of our shareholders, and by providing participants with an incentive for outstanding performance.

Permissible Awards

The 2025 Plan authorizes the grant of awards in any of the following forms. These forms of awards are substantially the same as under the 2007 Plan.

•Options to purchase shares of Common Stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code of 1986, as amended from time to time (the “Code”). The exercise price of an option granted under the 2025 Plan may not be less than the fair market value of our Common Stock on the date of grant (except to the limited extent permitted by the Code when we issue options in substitution for options held by employees of companies acquired by us, and provided further that an incentive stock option granted to a participant who owns at grant stock representing more than 10% of the voting power of all classes of stock of ours or any parent or subsidiary of ours (a “10% shareholder”) must have an exercise price that is at least 110% of the fair market value of the shares underlying the award on the date of grant). Stock options granted under the 2025 Plan may have a term of up to ten years (or in the case of incentive stock options granted to a 10% shareholder, five years). Under the 2007 Plan, the maximum term of options was eight years.

•SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of Common Stock on the date of exercise, over the exercise price of the SAR, for each exercised share under the award. Such amount may be paid in cash, shares of Common Stock, or a combination of both. The exercise price of a SAR may not be less than the fair market value of our Common Stock on the date of grant (except to the limited extent permitted by the Code when we issue SARs in substitution for SARs held by employees of companies acquired by us). SARs granted under the 2025 Plan may have a term of up to ten years. Under the 2007 Plan, the maximum term of SARs was eight years.

•Performance awards, which are payable in Common Stock (or an equivalent value in cash, or a combination of both) upon the attainment of performance goals set by the committee administering the 2025 Plan, which generally refers to the Compensation Committee of our Board (the “Committee”).

•Restricted stock, which is shares of our Common Stock granted subject to restrictions on transferability and subject to forfeiture on terms set by the Committee.

•Restricted stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash, or a combination of both) in the future, based upon the attainment of stated vesting or performance goals set by the Committee.

•Other stock-based awards in the discretion of the Committee, including unrestricted stock grants.

The NSOP provides only for awards of nonstatutory stock options. All awards under the 2025 Plan will be evidenced by a written award document (an “award certificate”) between us and the participant, which will include such provisions as may be specified by the Committee and not inconsistent with the 2025 Plan. The Committee
86 | 2024 Proxy Statement

determines the acceptable form of consideration for exercising an option, which may consist of, without limitation, cash, check, promissory note (if permitted by applicable laws), other shares of Common Stock provided that accepting such shares does not result in adverse accounting consequences, consideration through a cashless exercise program (whether or not through a broker), net exercise, such other consideration permitted by applicable law, or any combination of such consideration.

Dividend equivalent rights, which entitle the participant to payments by reference to the amount of ordinary cash dividends or distributions paid on the shares of stock underlying an award, may not be granted with respect to options or SARs, but may be granted with other awards if the dividend equivalents vest only when the shares underlying the award to which the dividend equivalents relate vest. If the underlying award or portion of the award is forfeited, the related dividend equivalent rights also will be forfeited. Dividends or other distributions will be paid with respect to restricted stock only if the shares under such award to which the dividends relate vest. Unless determined otherwise by the Committee, full voting rights may be exercised with respect to any of the shares underlying restricted stock awards.

Shares Available for Awards

If shareholders approve the 2025 Plan, a maximum of 49,000,000 shares of Common Stock will be reserved for issuance under the 2025 Plan. As of the Record Date, 35,853,755 shares remained available for grant under the 2007 Plan and 3,253,144 shares remained available for grant under the NSOP. Therefore, the proposed net increase in shares available for grants is only approximately 9,893,101 (calculated as the 49,000,000 shares proposed under the 2025 Plan, minus the 35,853,755 shares that remain available for issuance under the 2007 Plan and minus the 3,253,144 shares that remain available for issuance under the NSOP, each as of the Record Date) as no new grants will be made under the 2007 Plan or NSOP if the 2025 Plan is approved. The maximum number of shares of Common Stock reserved under the 2025 Plan will be further reduced by the number of shares covered by awards (if any) that are granted under the 2007 Plan and the NSOP between the Record Date and the date of the Annual Meeting. For example, if 100,000 shares are covered by awards granted between the Record Date and the Annual Meeting, only a maximum of 48,900,000 shares of Common Stock will be available under the 2025 Plan.

As of the Record Date, no equity awards have been granted under the 2025 Plan, but equity awards covering an aggregate of 30,499,938 shares were outstanding under the 2007 Plan, 2004 Plan, and the NSOP. Of that number, 251,841 shares were subject to stock options, 26,971,854 shares were subject to restricted stock awards and restricted stock units, and 3,276,243 shares were subject to performance restricted stock units. The weighted-average remaining contractual term of the outstanding stock options as of the Record Date, was 0.60 years and the weighted-average exercise price per share of those stock options was $32.82.

Any stock issued under the 2025 Plan may consist of authorized and unissued shares of our Common Stock, treasury shares of our Common Stock, or shares of our Common Stock purchased on the open market. Each share issued pursuant to any awards granted under the 2025 Plan will reduce the number of shares available for grant by one share.

As noted above, the maximum number of shares of Common Stock subject to awards that may be granted under the 2025 Plan during any one calendar year to any one participant will be 5,000,000 with respect to options and/or SARs; and 5,000,000 with respect to awards of restricted stock, restricted stock units, performance awards or other stock-based awards (other than options and SARs). In addition, the maximum number of shares of Common Stock subject to awards granted during any single fiscal year of ours to any non-employee director, taken together with any cash fees paid to such non-employee director during that fiscal year, will not exceed $1,500,000 in total value (this limit was $750,000 per year in the 2007 Plan.) For purposes of applying the non-employee director limit, the value of any awards will be based on the grant date fair value as determined for financial reporting purposes.

Share Counting

Shares issued under an award granted under the 2025 Plan will reduce the number of shares available under the 2025 Plan on a one-for-one basis. If an option or SAR award granted under the 2025 Plan expires or becomes unexercisable without having been exercised in full or a “full value” award (that is, an award of restricted stock, restricted stock units, performance awards, or other stock-based awards other than options and SARs) is forfeited to or repurchased by us due to failure to vest, then the expired, unexercised, forfeited, or repurchased shares subject to that award will become available for future grant or sale under the 2025 Plan. If an award of SARs is exercised, the gross number of shares underlying the portion of a SAR that is exercised will cease to be available under the 2025 Plan. Shares actually issued under the 2025 Plan under any award will not be returned to the 2025 Plan and will not become available for future grant or sale under the 2025 Plan; except that if unvested shares under full value awards are repurchased by us or are forfeited to us, such shares will become available for future grant under the 2025 Plan. Shares used to pay the exercise or purchase price of an award or to satisfy tax withholding obligations related to an award will not become available for future grant or sale under the 2025 Plan. If an award is paid in cash rather than shares, such payment will not reduce the number of shares available for issuance under the 2025 Plan. No shares purchased by the Company with proceeds received from the exercise of an option award will become available for issuance under the 2025 Plan.

Under the 2007 Plan, the share counting rules were more complex in that “full value” awards under the 2007 Plan such as RSUs and restricted stock counted against the share reserve at a two for one rate, which made administration of the 2007 Plan more complex. Also under the 2007 Plan, certain shares used to pay tax withholding under full value awards could return to the 2007 Plan, which is not the case with the 2025 Plan. Under the NSOP, unpurchased shares covered by options granted that expire or become unexercisable could return to the NSOP.

If the 2025 Plan is approved, no shares subject to outstanding awards will return to the 2007 Plan or NSOP and become available for future grants or sales under those plans.

Minimum Vesting Requirements

Full value awards granted under the 2025 Plan will be subject to a minimum vesting period of three years (which may include graduated vesting) or one year if the vesting is performance-based, except to the limited extent provided in the 2025 Plan. These exceptions include awards issued in substitution for awards in a corporate transaction (e.g., a business combination), awards issued for forgone cash compensation, accelerated vesting in the case of death, disability or retirement, or the occurrence of a Change in Control, awards covering 5% or fewer of the maximum number of shares of Common Stock authorized under the 2025 Plan, and awards granted to non-employee directors. These minimum vesting rules are the same as contained in the 2007 Plan.

Administration

The 2025 Plan permits the Board or any committee of directors or other individuals satisfying applicable laws, or a duly authorized Board committee (such as the Committee) to administer it. The 2025 Plan will be administered by the Committee. As the administrator of the 2025 Plan, the Committee will have the authority to grant awards; designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof, including without limitation exercisability, exercise or purchase prices, and any vesting requirements and vesting acceleration; approve and amend award certificates (subject to the limitations under the 2025 Plan); adopt, revise or rescind any rules and regulations as it may deem necessary or advisable to administer the 2025 Plan; and make all other decisions and determinations that may be required under the 2025 Plan or that the Committee deems necessary or advisable for administration of the 2025 Plan. The Committee may permit participants to satisfy tax withholdings relating to awards granted under the 2025 Plan pursuant to procedures that it determines, as permitted by applicable laws, including (without limitation) allowing participants to have us withhold otherwise deliverable shares under an award or to deliver to us already owned shares of Common Stock at the minimum statutory amount or such greater amount as the Committee permits if such amount would not have adverse accounting consequences, as determined by the Committee. Although the Committee may grant discretionary awards under the 2025 Plan to our non-employee directors (which was not the case under the 2007 Plan), we expect that our non-employee directors will be granted awards under the 2025 Plan only in accordance with the terms, conditions, and parameters of a plan, program, or policy for compensating our non-employee directors as may be in effect from time to time. Our Board may at any time administer the 2025 Plan. If it does so, it will have all the powers of the administrator as set forth in the 2025 Plan.

In addition, our Board may expressly delegate to a special committee some or all of the Committee’s authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not executive officers or members of the Board. The Board has delegated to our Chief Executive Officer limited authority to grant
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awards under the 2025 Plan to employees who are not executive officers of the Company. The Chief Executive Officer is authorized to grant awards to employees provided the award or awards granted to any employee do not have a grant date value in excess $1,000,000, in the aggregate in any fiscal year of the Company. The Board at any time may revoke the authority of the Chief Executive Officer to grant these awards. The Chief Executive Officer is not authorized to grant awards to members of the Board or to executive officers of the Company.

The Board has separately delegated to a committee consisting of the Chair of the Committee and our Chief Executive Officer limited authority to grant awards under the 2025 Plan to employees who are not officers of the Company subject to Section 16 of the Exchange Act. This committee is also not authorized to grant awards to members of the Board. The Board at any time may revoke the authority of this committee to grant these awards. This delegation and the delegation to the Chief Executive Officer discussed above are the same as for the 2007 Plan.

Eligibility

Employees (including officers), non-employee directors and consultants of the Company or any affiliate of the Company, including its subsidiaries, are eligible to be selected to receive awards under the 2025 Plan. These are the same groups of individuals eligible under the 2007 Plan. However, options that qualify as incentive stock options may be granted only to employees of the Company or any parent or subsidiary of the Company. Only employees and consultants are eligible to participate in the NSOP. The actual number of individuals who will receive awards cannot be determined in advance because the Committee has the discretion to select the participants. As of November 18, 2024, approximately 49,800 employees (of which nine were officers), eight non-employee directors, and no consultants were eligible to be selected to receive awards under the 2007 Plan and therefore, approximately the same number are expected to be eligible to be selected to receive awards under the 2025 Plan. Affiliates include each parent or subsidiary of ours as well as any entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with us. As of the same date, 43,321 persons, including 43,313 employees, eight non-employee directors, and no consultants had outstanding awards under the 2007 Plan and NSOP.

Limitations on Transfer; Beneficiaries

Unless the Committee determines otherwise, no award will be assignable or transferable by a participant other than by will or the laws of descent and distribution (which includes by beneficiary designation if available) and awards may be exercised during the lifetime of a participant only by the participant. The Committee, in its discretion, may permit awards to be transferred, subject to such terms and conditions as the Committee determines to be appropriate. A participant may, in the manner determined by the Committee and to the extent the Committee has permitted the participant to designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to such award upon the participant’s death.

Acceleration Upon Certain Events

Change in Control. Unless otherwise provided in an award certificate, any special plan document governing an award, or a separate agreement with a participant, upon the occurrence of our “Change in Control” (as defined in the 2025 Plan), awards that are assumed by the surviving entity will not automatically accelerate vesting or pay out. Awards that are not assumed by the surviving corporation or its affiliate or otherwise continued or substituted in connection with the Change in Control in a manner approved by the Committee or our Board, will be treated as follows:

•all outstanding options, SARs, and other awards in the nature of rights that may be exercised that are subject to time-based vesting will vest and become fully exercisable;

•all time-based vesting restrictions on outstanding awards will lapse; and

•the payout opportunities attainable under all outstanding performance-based awards will vest based on target performance and the awards will pay out on a pro rata basis, based on the time within the performance period that has elapsed prior to the Change in Control.

With respect to awards assumed by the surviving corporation or its affiliate or otherwise continued or substituted in connection with a Change in Control, if within one year after the effective date of the Change in Control, a participant’s employment is terminated without Cause (as defined in the 2025 Plan, unless otherwise provided in the participant’s award certificate or any special plan document or other agreement governing the award) or the participant resigns for Good Reason (if and as defined in the award certificate, unless otherwise provided in any special plan document or other agreement governing an award), then:

•all of that participant’s outstanding options, SARs, and other awards in the nature of rights that may be exercised that are subject to time-based vesting will vest and become fully exercisable;

•all time-based vesting restrictions on that participant’s outstanding awards will lapse; and

•the payout opportunities attainable under all of that participant’s outstanding performance-based awards will vest based on target performance and the awards will pay out on a pro rata basis, based on the time within the performance period that has elapsed prior to the date of termination.

Unless otherwise provided in an award certificate or other agreement with a participant, with respect to awards granted under the 2025 Plan to our non-employee directors while such participant was our non-employee director that are assumed, continued or substituted for, if on the date of or after such assumption, continuation or substitution the individual’s director status (with us or the successor corporation, as applicable) is terminated other than due to voluntary resignation (except for a resignation at the request of the acquirer), all of that participant’s outstanding awards will vest (and become exercisable, as applicable) and any performance goals or other vesting criteria relating to any performance-based vesting requirements will vest based on target performance.

Under the 2025 Plan, a Change in Control generally means the occurrence of any of the following events, subject to certain limitations set forth in the 2025 Plan:

•the Board members as of the effective date of the 2025 Plan (each, an “incumbent director”) cease to constitute a majority of the Board, provided that any new Board member whose election or nomination for election was approved by a vote of a majority of the incumbent directors then on the Board also will be considered an incumbent director; or

•any person is or becomes a beneficial owner of either (A) more than 50% of our Common Stock or (B) our securities representing more than 50% of the combined voting power of our securities eligible to vote for the election of directors, except in limited cases of certain acquisitions (for example, acquisitions directly from the Company or by the Company or a subsidiary) (these threshold percentages under the 2007 Plan were 35%, which may mean that a Change in Control will be less likely to occur under the 2025 Plan); or

•completion of a reorganization, merger or similar corporate transaction, or the sale of all or substantially all of the Company’s assets or the acquisition of assets or stock of another corporation, unless immediately after such transaction, all or substantially all of the individuals and entities who were the beneficial owners of our Common Stock and our voting securities immediately before such transaction beneficially own more than 50% of our Common Stock and the combined voting power of our voting securities entitled to vote generally in the election of directors, of the corporation resulting from such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, and subject to certain other exceptions; or

•approval by our shareholders of our complete liquidation or dissolution.

In the case of our merger with or into another corporation or a Change in Control, the Board or Committee determines the manner in which awards granted under the 2025 Plan will be treated, without the participant’s consent, including (without limitation) that awards may be assumed or continued, be substituted by the acquiring or succeeding corporation or its affiliate for substantially equivalent awards, become vested and exercisable (as applicable), be terminated in exchange for cash and/or other property, be replaced with other rights or property, or any combination of these treatment methods. The Board or Committee is not obligated to treat all awards, all awards held by a participant, all awards of the same type, or all portions of awards, similarly. In the case of our dissolution or liquidation, after notification is provided to participants of such transaction, any awards not exercised,
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vested or settled (as applicable) will terminate immediately before the completion of such dissolution or liquidation, unless determined otherwise by the Board or the Committee.

Death or Disability. Unless otherwise provided in an award certificate or other governing document, if a participant’s service terminates by reason of his or her death or disability, all of such participant’s outstanding options, SARs, and other awards in the nature of rights that may be exercised that are solely subject to time-based vesting restrictions will become vested and fully exercisable for a period of up to 12 months following the termination of service, all time-based vesting restrictions on outstanding awards will lapse, all outstanding performance-based awards will vest based on target performance and the awards will pay out on a pro rata basis, based on the time within the performance period that has elapsed prior to the date of termination.

Discretionary Acceleration. In addition, the Committee may in its discretion accelerate the vesting and (as applicable) exercisability of awards for any other reason, subject to the above-described minimum vesting requirements. Subject to applicable law, the Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments

In the event of a dividend or other distribution (whether in cash, our securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of our Common Stock or our other securities, or other change in our corporate structure affecting our Common Stock (other than ordinary dividends or other ordinary distributions), the number and class of shares issuable under the 2025 Plan and/or the number, class and price (as applicable) of shares covered by each outstanding award (and any related dividend equivalents) and the per-participant share limits in the 2025 Plan will be adjusted proportionately in order to prevent the diminution or enlargement of benefits or potential benefits intended under the 2025 Plan. These adjustments may be made notwithstanding the other limits and restrictions of the 2025 Plan.

Amendment and Termination of the 2025 Plan

Our Board or the Committee may, at any time and from time to time, amend, alter, suspend or terminate the 2025 Plan or any part of the 2025 Plan, but if an amendment to the 2025 Plan would increase the number of shares of stock issuable under the 2025 Plan (other than as discussed above in “—Adjustments”), expand the types of awards provided under the 2025 Plan, materially expand the class of participants eligible to participate in the 2025 Plan, or otherwise constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies, or regulations, then such amendment will be subject to shareholder approval. No amendment, alteration, suspension or termination of the 2025 Plan may materially impair a participant’s rights under an outstanding award absent mutual written agreement with the participant.

The Committee may amend or terminate outstanding awards. However, amendment or termination may require the consent of the participant in certain circumstances.

Assuming that the 2025 Plan is approved by shareholders, the 2025 Plan will continue in effect until the tenth anniversary of the later of Board approval or shareholder approval of the 2025 Plan, unless it is terminated earlier by the Board or the Committee. Also, no options that qualify as incentive stock options will be granted after 10 years from the earlier of the Board or shareholder approval of the 2025 Plan (or if earlier, the termination of the 2025 Plan in accordance with its terms).

Prohibition on Repricing

Unless approved in advance by shareholders or otherwise permitted by the anti-dilution or adjustment provisions of the 2025 Plan, the 2025 Plan prohibits our implementation of an exchange program without shareholder approval. An exchange program includes reduction of the exercise price of an outstanding award, outstanding awards being cancelled in exchange for new awards of the same type (which may have higher or lower exercise prices and different terms), new awards of a different type, and/or cash, or the opportunity for participants to transfer any outstanding awards to a financial institution or other person or entity selected by the Board or the Committee.

Forfeiture of Awards

Awards under the 2025 Plan will be subject to any applicable compensation recoupment policy that we adopt from time to time as required by law, and any other clawback policy in effect when the award is granted under the 2025 Plan. In addition, the Committee may specify in an award certificate that a participant’s award will be subject to reduction, cancellation, forfeiture, or recoupment upon certain specified events, in addition to any otherwise applicable vesting or performance requirements. These events may include without limitation, termination for cause or any action or inaction by the participant that would constitute cause for termination. No recovery pursuant to these recoupment provisions under the 2025 Plan will constitute or contribute to any right of a participant to resign for good reason or any constructive termination of the participant under any agreement with us, unless the applicable provision in the 2025 Plan specifically is mentioned and waived in the award certificate or other applicable document.

CERTAIN FEDERAL TAX EFFECTS

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise, and vesting of awards under the 2025 Plan and the subsequent sale of Common Stock acquired under the 2025 Plan. The tax consequences of awards may vary according to country of participation. Also, the tax consequences of the grant, exercise or vesting of awards vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and non-U.S. tax laws.

Nonstatutory Stock Options. Generally, there will be no federal income tax consequences to the optionee upon the grant of a nonstatutory stock option under the 2025 Plan. When the optionee exercises a nonstatutory stock option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received upon exercise of the option at the time of exercise over the exercise price. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There typically will be no federal income tax consequences to the optionee upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding periods of more than two years after the date the option was granted and more than one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before either of the required holding periods ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income, unless the disposition of the exercised shares occurs in the same year as exercise.

SARs. A participant receiving a SAR generally will not recognize income at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant. Any gain that the participant realizes when he or she later sells or disposes of any such shares will be short-term or long-term capital gain, depending on how long the shares were held.

Restricted Stock. Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, the participant generally will not recognize income at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant generally will recognize ordinary income equal to the fair market value of the Common Stock as of that date, less any amount he or she paid for the stock. If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date, less any amount paid for the stock. Any future appreciation in the stock will be taxable to the participant at capital gains rates.
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However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted Stock Units, Performance Awards, and other Stock-Based Awards. A participant generally will not recognize income at the time an award of restricted, performance shares, or other stock-based awards (other than those described above) is granted. Instead, the participant generally will be required to recognize ordinary income in an amount equal to the fair market value of shares or other payment issued to the participant at the end of the applicable vesting period or, if later, the settlement date of the award. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Medicare Surtax. In addition, a participant’s annual “net investment income,” as defined in Code Section 1411, may be subject to a 3.8% federal surtax. Net investment income may include capital gain and/or loss arising from the disposition of shares issued pursuant to awards granted under the 2025 Plan. Whether a participant’s net investment income will be subject to this surtax will depend on the participant’s level of annual income and other factors.

Section 409A. Code Section 409A (or “Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2025 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company. The Company generally will be entitled to a tax deduction in connection with an award under the 2025 Plan in an amount equal to the ordinary income recognized by a participant and at the time that the participant recognizes such income (for example, the exercise of a nonqualified stock option), except as follows. Under Section 162(m) of the Code, the deductibility of compensation paid to certain individuals is limited to $1,000,000 per person per year. These individuals include our Chief Executive Officer, Chief Financial Officer and certain other individuals (including, but not necessarily limited to, our next three other most highly compensated named executive officers other than the Chief Executive Officer and Chief Financial Officer and certain individuals who were subject to Section 162(m) while employees at Micron). Under a special Code Section 162(m) transition rule, compensation received from the exercise of nonqualified stock options that we granted prior to November 2, 2017, is expected to be fully deductible although this tax treatment is not guaranteed.

NEW PLAN BENEFITS

The number and type of equity awards that a service provider may receive under the 2025 Plan (if any) is in the discretion of the Committee. Therefore, the amount that may be received by any individual under the 2025 Plan cannot be determined in advance. Our executive officers and non-employee directors will be eligible to receive awards under the 2025 Plan, and therefore, our executive officers and non-employee directors have an interest in the approval of the 2025 Plan by shareholders. No awards have been granted under the 2025 Plan. However, for purposes of illustration of our past grant practices only, the following table sets forth information with respect to the awards that were granted under the 2007 Plan during Fiscal 2024 to the executive officers named in the Summary Compensation Table, to all current executive officers as a group, to all non-employee directors as a group, and to all non-executive officer employees as a group. Additional awards may be granted under the 2025 Plan to these individuals and groups in the future, as determined in the discretion of the Committee. No stock options, SARs, or performance-based restricted stock awards were granted under the 2007 Plan in Fiscal 2024, and no awards were granted under the NSOP in that year. See “Grants of Plan-Based Awards in Fiscal 2024” and “Director Compensation—Elements of Director Compensation—Equity Award” above. As of November 18, 2024, the closing price of our Common Stock was $97.51.

Name and Position	Dollar Value	Number of Shares Subject to Stock Awards

Sanjay Mehrotra, President and Chief Executive Officer	$23,749,623	328,983
Mark J. Murphy, Executive Vice President and Chief Financial Officer	8,499,848	118,692
Manish Bhatia, Executive Vice President, Global Operations	8,999,852	125,674
Scott J. DeBoer, Executive Vice President, Chief Technology and Products Officer	7,249,849	101,237
Sumit Sadana, Executive Vice President and Chief Business Officer	8,999,852	125,674
All Current Executive Officers as a Group	76,798,854	1,049,954
All Non-Executive Officer Employees as a Group (Including all Officers who are not Executive Officers)	824,538,568	11,234,654
All Directors who are not Executive Officers as a Group	1,899,898	26,544

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AUDIT COMMITTEE MATTERS

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

The Audit Committee of the Board evaluates the independent auditor selection each year and has retained PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our consolidated financial statements for Fiscal 2025. PwC has been our independent registered public accounting firm since 1984. Although ratification is not required, the Board is submitting a proposal to ratify PwC’s appointment to our shareholders because we value our shareholders’ views and as a matter of good corporate practice. If PwC’s appointment is not ratified by our shareholders, the Audit Committee may reconsider its decision to appoint PwC as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and our shareholders. Representatives of PwC are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available following the Annual Meeting to respond to appropriate questions submitted before or during the Annual Meeting. The Audit Committee considered a number of factors in re-engaging PwC, including the independence controls in place and PwC’s objectivity, track record, global footprint, and deep semiconductor industry knowledge, experience, and expertise. The Audit Committee concluded that many factors contribute to the continued support of PwC’s independence, such as oversight by the Public Company Accounting Oversight Board (“PCAOB”) through the establishment of audit, quality, ethics, and independence standards in addition to conducting audit inspections; the mandating of reports on internal control over financial reporting; PCAOB requirements for audit partner rotation; and limitations imposed by regulation and by the Audit Committee on non-audit services provided by PwC.

BOARD RECOMMENDATION

The Board recommends voting “FOR” the ratification of the appointment of PwC.

VOTE REQUIRED FOR APPROVAL

The “FOR” vote of the holders of a majority of the voting power of the shares of our Common Stock present in person (virtually) or represented by proxy at the Annual Meeting is required to ratify the appointment of PwC as our independent registered public accounting firm for Fiscal 2025.

FEES PAID

Fees charged for services performed by PwC for Fiscal 2024 and Fiscal 2023 were as follows:

	2024	2023
	(amounts in millions)

Audit fees(1)	$9.2	$9.4
Audit-related fees(2)	0.1	0.1
Tax fees(3)	1.4	1.6
	$10.7	$11.1

(1)Includes fees related to the audit of our financial statements, fees for services provided in connection with statutory and regulatory filings, and fees for attestation services related to our securities offerings and internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002.

(2)Fees not included in audit fees that are billed by the auditor for assurance and related services that are reasonably related to the performance of the audit of the financial statements.

(3)Primarily reflects fees for services in connection with tax planning, tax consulting, tax compliance, and tax audit defense.

PRE-APPROVAL POLICY

The Audit Committee Charter provides that the Audit Committee will pre-approve all audit and non-audit services provided to us by the independent auditors, except for such de minimis non-audit services for which the pre-approval requirements are waived in accordance with the pre-approval policy and/or rules and regulations of the SEC. The Audit Committee may delegate to one or more of its members the authority to grant such pre-approvals, provided that any pre-approval must be presented to the full Audit Committee at its next scheduled meeting. In Fiscal 2024 and Fiscal 2023, all audit, non-audit, tax services, and all other fees for services provided by PwC were approved by the Audit Committee in advance of services being provided.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This report has been prepared by members of the Audit Committee of the Board. The Board determined that each of Ms. McCarthy and Messrs. Gomo and Swan qualified as an “audit committee financial expert” for purposes of the rules and regulations of the SEC. The Board also determined that during their period of service on the Audit Committee, each member satisfied the independence requirements of applicable federal laws and the Listing Rules of Nasdaq.

The purpose of the Audit Committee is to assist the Board in overseeing and monitoring (i) the integrity of our financial statements, (ii) the adequacy of our internal controls and procedures, (iii) the performance of our internal audit function, (iv) the qualifications, performance, and independence of our independent registered public accounting firm, (v) related party transactions and (vi) our compliance with legal and regulatory requirements. In fulfilling its oversight responsibility, the Audit Committee carefully reviews the criteria for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters, performance of the independent auditors, and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. In conjunction with the rotation of the independent registered public accounting firm’s lead engagement partner, which occurs at least every five years, the Audit Committee is also involved in the selection of PwC’s lead engagement partner.

The Audit Committee has reviewed and discussed our audited financial statements with our management, which has primary responsibility for such financial statements. PwC, our Independent Registered Public Accounting Firm for Fiscal 2024, has expressed in our Annual Report on Form 10-K for Fiscal 2024 its opinion as to the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with PwC the matters that are required to be discussed by the applicable requirements of the PCAOB and the SEC. PwC has provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the PCAOB. The Audit Committee and PwC also discussed PwC’s independence, including the non-audit services PwC provided to us as described above, and concluded that PwC was independent for Fiscal 2024.

On the basis of the reviews and discussions referred to above, the Audit Committee recommended to the Board that they include our audited consolidated financial statements in our Annual Report on Form 10-K for Fiscal 2024, appointed PwC as our independent registered public accounting firm for Fiscal 2025, and approved and authorized PwC to carry out and perform certain specified non-audit services for us in Fiscal 2025.

While the Audit Committee has performed the above functions, management, and not the Audit Committee, has the primary responsibility for (i) preparing our consolidated financial statements and for the reporting process in general and (ii) establishing and maintaining internal controls. Similarly, it is the responsibility of the independent registered public accounting firm, and not the Audit Committee, to conduct the audit of our consolidated financial statements
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and express an opinion as to the conformity of the financial statements with accounting principles generally accepted in the United States.

The Audit Committee Mary Pat McCarthy (Chair) Steven J. Gomo Linnie Haynesworth Robert Swan

PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth security beneficial ownership information of our Common Stock as of November
1, 2024, calculated in accordance with the rules of the SEC based on the most current information provided to us by the beneficial owners, available to us from our own records or provided in SEC filings made by the beneficial owners, for (i) persons known by us to own beneficially more than 5% of our Common Stock, (ii) each director, (iii) each Named Executive Officer listed in the “Fiscal 2024 Summary Compensation Table” set forth herein, and (iv) all directors and executive officers as a group. We have based our calculation of the percentage of beneficial ownership on 1,110,480,782 shares of our Common Stock outstanding as of November 1, 2024. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Micron Technology, Inc., 8000 South Federal Way, Boise, Idaho, 83716-9632.

Name of Beneficial Owner	Number of Shares Owned(1)	Right to Acquire(2)	Total Beneficial Ownership	Percent of Class(3)

The Vanguard Group, Inc.(4)	94,984,500	—	94,984,500	8.6%
BlackRock, Inc.(5)	85,904,256	—	85,904,256	7.7%
Richard M. Beyer	101,583	—	101,583	*
Manish Bhatia	359,793	—	359,793	*
Scott J. DeBoer	234,104	—	234,104	*
Lynn A. Dugle	17,651	—	17,651	*
Steven J. Gomo	29,762	—	29,762	*
Linnie M. Haynesworth	13,632	—	13,632	*
Mary Pat McCarthy	29,762	—	29,762	*
Sanjay Mehrotra(6)	1,278,674	—	1,278,674	*
Mark J. Murphy	320,901	—	320,901	*
Sumit Sadana	300,853	—	300,853	*
Robert Swan	4,078	300	4,378	*
Robert E. Switz	75,765	—	75,765	*
MaryAnn Wright	23,333	—	23,333	*
All directors and executive officers as a group (17 persons)	3,351,231	300	3,351,531	*
*    Represents less than 1% of shares outstanding
(1)Includes unvested shares of restricted stock.

(2)Represents shares that an individual has a right to acquire within 60 days from November 1, 2024.

(3)For purposes of calculating the Percent of Class, shares that the person or entity had a Right to Acquire are deemed to be outstanding when calculating the Percent of Class of such person or entity.

(4)Based upon information contained in the Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) on February 13, 2024, as of December 29, 2023, Vanguard had sole dispositive power as to 90,364,219 shares, shared voting power as to 1,362,947 shares, and shared dispositive power as to 4,620,281 shares. Vanguard’s business address is 100 Vanguard Blvd., Malvern, PA 19355.

(5)Based upon information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) on February 13, 2024, as of December 31, 2023, BlackRock had sole voting power as to 78,806,024 shares and sole dispositive power as to 85,904,256 shares. BlackRock’s business address is 50 Hudson Yards, New York, NY 10001.

(6)Includes 338,694 shares held by The Sangeeta Mehrotra 2023 Grantor Retained Annuity Trust I.
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INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Micron Technology, Inc., for use at the Annual Meeting to be held on January 16, 2025, at 9:00 a.m., Pacific Standard Time, or at any adjournment or postponement thereof. The purpose of the Annual Meeting is set forth herein and in the accompanying Notice.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully.

HOW DO I ATTEND AND PARTICIPATE IN THE ANNUAL MEETING?

The Annual Meeting will be held via a live webcast, and there will not be a physical meeting location.

You will be able to attend the Annual Meeting online and to vote your shares electronically on the virtual meeting platform by visiting www.virtualshareholdermeeting.com/MU2024 and entering the 16-digit control number included in our Notice, on your proxy card, or in the instructions that accompanied your proxy materials. Even if you have already submitted your vote, you can still vote at the meeting by using the virtual meeting platform. Any previous votes submitted via Internet, telephone, or mail will be superseded by the vote cast at the virtual meeting.

Shareholders will be able to submit questions before the Annual Meeting through www.proxyvote.com or during the Annual Meeting using the virtual meeting platform. Relevant questions submitted before or during the Annual Meeting may be addressed at the Annual Meeting or after the Annual Meeting in the Investor Relations section of our website at www.micron.com.

We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 15 minutes before the Annual Meeting. If you have difficulty accessing the meeting or other technical or logistical issues, please call the technical support number that will be posted on the virtual Annual Meeting login page. We will have technicians available to assist you.

WHAT MATTERS AM I VOTING ON?

1	To elect eight (8) directors to serve for the ensuing year and until their successors are elected and qualified;
2	To approve, on a non-binding basis, the compensation of our Named Executive Officers;
3	To approve the 2025 Equity Incentive Plan;
4	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending August 28, 2025; and
5	To transact such other business as may properly come before the meeting or any adjournment thereof.

HOW DOES THE BOARD RECOMMEND I VOTE?

•	FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board;
•	FOR a non-binding resolution to approve the compensation of our Named Executive Officers;
•	FOR the approval of our 2025 Equity Incentive Plan; and
•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending August 28, 2025.

WHO IS ENTITLED TO VOTE AT THE MEETING?

Shareholders of record at the close of business on November 18, 2024 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting.

HOW DO I VOTE?

Vote through the internet at www.proxyvote.com, using the instructions included in the notice regarding the internet availability of proxy materials, the proxy card, or voting instruction card

Vote by telephone (1-800-690-6903) using the instructions on the proxy card or voting instruction card if you received a paper copy of the proxy materials.

Complete and return a written proxy or voting instruction card. Have your proxy card in hand when you call and then follow the instructions.

Attend the meeting electronically on the virtual meeting platform.

Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a paper proxy or voting instruction card. Unless you are planning to vote at the Annual Meeting, your vote must be received by 11:59 p.m., Eastern Standard Time, on January 15, 2025.

WHAT IS THE COMMON STOCK STATUS ON THE RECORD DATE?

We have one class of stock outstanding, Common Stock. As of the Record Date, 1,114,043,000 shares of Common Stock were issued and outstanding and entitled to vote.

WHAT IS A QUORUM?

The required quorum for the transaction of business at the Annual Meeting is a majority of the voting power of shares of our Common Stock issued and outstanding on the Record Date and entitled to vote thereat, present (virtually) in person or represented by proxy. Shares that are voted “FOR,” “AGAINST,” or “ABSTAIN” are treated as being present at the Annual Meeting for the purposes of establishing a quorum. Broker non-votes will also be considered present and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business.

HOW ARE VOTES COUNTED?

Under the Delaware General Corporation Law, our Restated Certificate of Incorporation, and our Bylaws, each shareholder will be entitled to one vote for each share of Common Stock held at the Record Date for all matters.

HOW MANY VOTES ARE NEEDED FOR APPROVAL OF EACH MATTER AT THE ANNUAL MEETING?

Shares held in a brokerage account or by another nominee are considered held in “street name” by the shareholder or “beneficial owner.” A broker or nominee holding shares for a beneficial owner does not have discretion to vote on non-routine matters unless the broker or nominee receives specific voting instructions from the beneficial owner of the shares. A broker non-vote occurs when the broker or nominee does not receive voting instructions from the beneficial owner and does not have discretion to direct the voting of the shares on a non-routine matter. Proposal 1
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relating to the election of directors and Proposals 2 and 3 are non-routine matters and therefore, brokers may not vote on such matters without specific voting instructions from the beneficial holder. Proposal 4 is a routine matter and, as a result, we do not expect broker non-votes on this proposal.

Directors will be elected if he or she receives the affirmative vote of a majority of the votes cast with respect to his or her election (in other words, the number of shares voted “FOR” a director must exceed the number of votes cast “AGAINST” that director), with abstentions and broker-non votes not counted as a vote cast “FOR” or “AGAINST” that director’s election. With respect to all other items of business to be considered at the meeting, the “FOR” vote of the holders of a majority of the voting power of the shares of Common Stock present (virtually) in person or represented by proxy and entitled to vote on the subject matter is required in order for such matter to be considered approved by the shareholders. For such proposals, abstentions will have the same effect as voting against such items of business, and broker non-votes, if any, will have no effect on the outcome of the proposal.

WHAT IS THE EFFECT OF GIVING MY PROXY?

The shares of Common Stock represented by all properly executed proxies received by 11:59 p.m. Eastern Standard Time, on January 15, 2025, will be voted in accordance with the directions given by the shareholders. If no instructions are given with respect to a properly executed proxy timely received by us, the shares of Common Stock represented thereby will be voted in accordance with the recommendations of our Board as described above. If any matter not described in the Proxy Statement is properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy, as described below.

HOW CAN I CHANGE MY VOTE?

You may change your vote or revoke your proxy before the Annual Meeting by:

•	entering a new vote by Internet or telephone by following the instructions above (subject to the applicable deadlines for each method as set forth above);
•	completing and returning a later-dated written proxy card or voting instruction card using the instructions on the proxy card or voting instruction card;
•	delivering a written notice of revocation to us at Micron Technology, Inc., Attn.: Corporate Secretary, 8000 South Federal Way, Boise, Idaho 83716 or corporatesecretary@micron.com; or
•	attending and voting at the annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Street name holders should follow the instructions provided by their broker, bank or other nominee.

WHY DID I RECEIVE A NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS ON THE INTERNET INSTEAD OF A FULL SET OF PROXY MATERIALS?

As permitted by the SEC, we are making our proxy materials available to our shareholders electronically via the Internet. We have mailed many of our shareholders a Notice containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for Fiscal 2024 and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report on Form 10-K for Fiscal 2024. The Notice also instructs you on how you may submit your voting instructions over the Internet.

If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

HOW ARE PROXIES SOLICITED AT THE ANNUAL MEETING?

The Board of Directors is soliciting proxies for use at the Annual Meeting. We will bear the cost of solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by our directors, officers, and employees, without additional compensation, personally or by telephone or Internet. We have engaged the services of D.F. King & Co., a proxy solicitation firm, in connection with the solicitation of proxies. Although the exact cost of the solicitation services is not known at this time, it is anticipated that the fees paid by us for these services will be approximately $15,000.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We will disclose voting results on a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to include them in such Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as final results become available.

OTHER MATTERS

Shareholder Nomination and Recommendation of Director Candidates

Advance Notice Procedures

Our Bylaws permit shareholders to nominate directors at an annual meeting of shareholders or at a special meeting at which directors are to be elected. A shareholder may nominate a director candidate by delivering a written notice to our Corporate Secretary at our principal executive office. Such notice must comply with the timing and disclosure requirements set forth in our Bylaws. A nomination will not be included in our proxy materials unless submitted in compliance with the proxy access process described below. A copy of our Bylaws can be found on the Corporate Governance page of our website at www.micron.com and is available in print without charge upon request to corporatesecretary@micron.com.

Proxy Access

Our Bylaws also permit a shareholder or a group of up to 20 shareholders owning continuously for at least three years shares representing in the aggregate at least 3% of the total voting power of the Company’s outstanding Common Stock (collectively, an “eligible shareholder”) to nominate and include shareholder-nominated director candidates in our proxy materials for annual meetings of shareholders. An eligible shareholder meeting the specified eligibility requirements set forth in the Bylaws is generally permitted to nominate the greater of (i) two director nominees and (ii) 20% of the number of directors in office. Use of the proxy access process to submit shareholder nominees is subject to additional eligibility, procedural, and disclosure requirements set forth in Article II, Section 11 of our Bylaws. A copy of our Bylaws can be found on the Corporate Governance page of our website at www.micron.com and is available in print without charge upon request to corporatesecretary@micron.com.

Recommendations

Shareholders may also recommend candidates for consideration by our Governance and Sustainability Committee. Shareholders recommending candidates for consideration by our Governance and Sustainability Committee should submit their written recommendation no later than one hundred twenty (120) calendar days in advance of the date of our proxy statement released in connection with the previous year's annual meeting of shareholders.

The Governance and Sustainability Committee will evaluate director candidates recommended by shareholders for election to our Board in the same manner and using the same criteria as it uses for any other director candidate. If the Governance and Sustainability Committee determines that a shareholder-recommended candidate is suitable for membership on our Board, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next vacancy on our Board or in connection with the next annual meeting of shareholders.
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INCORPORATION BY REFERENCE OF CERTAIN FINANCIAL INFORMATION

We incorporate by reference in this Proxy Statement the “Equity Plans” note to our Consolidated Financial Statements included in our Annual Report on Form 10-K for Fiscal 2024. The Annual Report on Form 10-K for Fiscal 2024 accompanies this Proxy Statement. Copies of the Annual Report on Form 10-K for Fiscal 2024 may be obtained without charge by sending a written request to: Micron Technology, Inc., Attn.: Corporate Secretary, 8000 South Federal Way, Boise, Idaho 83716. Our Annual Report on Form 10-K for Fiscal 2024 also is available in the “Investor Relations” section of our website at www.micron.com. Web links throughout this document are inactive textual references provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this Proxy Statement.

HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

We are allowed and intend to deliver only one copy of the Notice regarding the Internet availability of proxy materials or one set of printed proxy materials (i.e., our Annual Report on Form 10-K for Fiscal 2024 and Proxy Statement) to multiple registered shareholders sharing an address who have received prior notice of our intent to deliver only one such notice or set of materials, so long as we have not received contrary instructions from such shareholders. This practice is commonly referred to as “householding.” Householding reduces the volume of duplicate information received at your household and our costs of preparing and mailing duplicate materials.

If you share an address with other registered shareholders and your household receives one copy of the Notice or of the proxy materials and you decide you want a separate copy through the date of the Annual Meeting, we will promptly deliver your separate copy if you contact us at Micron Technology, Inc., Attn.: Corporate Secretary, 8000 South Federal Way, Boise, Idaho 83716-9632 or corporatesecretary@micron.com or (208) 368-4000. Additionally, for registered shareholders to resume the mailing of individual copies of future annual reports, proxy statements, proxy statements combined with a prospectus, and information statements to a particular shareholder, you may contact EQ Shareowner Services, Attn.: Householding, P.O. Box 64854, St. Paul, Minnesota 55164-0874 and your request will be effective within 30 days after receipt. After the Annual Meeting, you may request householding of these documents, including notices, by providing EQ Shareowner Services at the address provided directly above with a written request to eliminate multiple mailings. The written request must include names and account numbers of all shareholders consenting to householding for a given address and must be signed by those shareholders.

Additionally, we have been notified that certain banks, brokers, and other nominees will household our annual reports and proxy statements for shareholders who hold in street names and have consented to householding. In this case, you may request an individual copy of the proxy materials by contacting your bank, broker, or other nominee. You may also contact your broker bank or other nominee if you would like to opt out of householding.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements may be identified by words such as “anticipate,” “expect,” “intend,” “pledge,” “committed,” “plans,” “opportunities,” “future,” “believe,” “target,” “on track,” “estimate,” “continue,” “likely,” “may,” “will,” “would,” “should,” “could,” and variations of such words and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Specific forward-looking statements include, but are not limited to, statements such as those made regarding our expected results for Fiscal 2025; the outlook for our industry; expected market demand for our products, including AI-driven demand growth; our plans for expected production ramp of certain products and our product mix; our ability to maintain our time-to-market, technology, and power efficiency leadership; the timing for construction and ramping of production for new memory manufacturing fabs in the United States; our plans for our investments and planned expansions in our fabs; the receipt of government grants and investment tax credits; spending in 2025; the sufficiency of our cash and investments; our DEI, sustainability and compensation plans, expectations and commitments; and expectations regarding shareholder outreach. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual events to differ materially. Please refer to the documents we file with the SEC, including our most recent Annual Report on Form 10-K and our annual report provided as part of the proxy materials. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements, except as required by applicable law.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR FISCAL 2025 ANNUAL MEETING

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of shareholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a shareholder proposal to be considered for inclusion in our proxy statement for our Fiscal 2025 annual meeting of shareholders, our Corporate Secretary must receive the written proposal at our principal executive offices located at 8000 South Federal Way, Boise, Idaho 83716-9632, Attention: Corporate Secretary, no later than July 29, 2025. In addition, such shareholders proposals must comply with the other requirements of Rule 14a-8 regarding the inclusion of shareholder proposals in Company-sponsored proxy materials. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.

Under our Bylaws, director nominations and other business may be brought before an annual meeting of shareholders only by or at the direction of the Board or by a shareholder entitled to vote who has submitted a proposal in accordance with the requirements of our Bylaws. To nominate a candidate or submit a proposal for consideration at our Fiscal 2025 Annual Meeting pursuant to our advance notice bylaw provisions, shareholders must deliver or mail their nomination submission or other shareholder notice of a proposal so that it is received by our Corporate Secretary, at the address above no earlier than 8:00 a.m., Mountain time, on July 29, 2025 and no later than 5:00 p.m., Mountain time, on August 28, 2025. In addition to the requirements set forth in our Bylaws, to comply with Rule 14a-19 under the Exchange Act, shareholders must provide notice of intent to solicit proxies in support of director nominees (other than the Company’s nominees) for the Fiscal 2025 Annual Meeting when providing notice of nomination to the Company no later than the dates set forth above. Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements in our Bylaws.

Shareholders wishing to nominate a director candidate through our proxy access Bylaw provisions for inclusion in our proxy statement must comply with the eligibility, procedural, and disclosure requirements set forth in our Bylaws. To be timely for our Fiscal 2025 annual meeting of shareholders, our Corporate Secretary must receive a shareholder’s notice of proxy access nomination at our principal executive offices, not earlier than 8:00 a.m. Mountain time, on June 29, 2025 or later than 5:00 p.m., Mountain time, on July 29, 2025.

November 26, 2024

THE BOARD OF DIRECTORS
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APPENDIX A

MICRON TECHNOLOGY, INC.

2025 EQUITY INCENTIVE PLAN

1.Purposes of the Plan. The purposes of this Plan are:

•to attract and retain the best available personnel for positions of substantial responsibility,

•to provide additional incentive to Employees, Directors and Consultants, and

•to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards and Performance Awards.

2.Definitions. As used herein, the following definitions will apply:

2.1.“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

2.2.“Affiliate” means any Subsidiary or Parent of the Company, or an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with, the Company, as determined by the Administrator. The Administrator will consider Section 409A and the rules for Incentive Stock Options, to the extent applicable, when granting and administering Awards to Service Providers of Affiliates that are not the Company or a Subsidiary or Parent of the Company.

2.3.“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of shares of Common Stock, including but not limited to, under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

2.4.“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock‑Based Awards or Performance Awards.

2.5.“Award Agreement” means the written or electronic agreement setting forth the terms and conditions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

2.6.“Board” means the Board of Directors of the Company.

2.7.“Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, consulting, severance or similar agreement, if any, between such Participant and the Company or an Affiliate; provided, however, that if there is no such employment, consulting, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Agreement, “Cause” shall mean any of the following acts by the Participant, as determined by the Administrator: (a) the commission by the Participant of, or the Participant’s pleading guilty or nolo contendere to, a felony or a crime involving moral turpitude (including pleading guilty or nolo contendere to a felony or lesser charge which results from plea bargaining), whether or not such felony, crime or lesser offense is connected with the business of the Company or any of its Affiliates; (b) the Participant’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment, whether or not such act was committed in connection with the business of the Company or any of its Affiliates; (c) the willful and repeated failure by the Participant to follow the lawful directives of the Board or the Participant’s supervisor; (d) any material violation of the Company’s written policies; (e) any intentional misconduct by the Participant in connection with the Company and any of its Affiliate’s business or relating to the Participant’s duties, or any willful violation of any laws, rules or regulations; or (f) the Participant’s material breach of any employment, severance, non-competition, non-solicitation, confidential information, or restrictive covenant agreement, or similar agreement, with the Company or an Affiliate. The determination of the Administrator as to the existence of “Cause” shall be conclusive on the Participant and the Company.

2.8.“Change in Control” means the occurrence of any of the following events:

(a)    individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; or

(b)    any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of either (A) more than 50% of the then-outstanding shares of common stock of the Company (“Company Common Shares”) or (B) securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (b), the following acquisitions shall not constitute a Change in Control: (i) an acquisition directly from the Company, (ii) an acquisition by the Company or a Subsidiary, (iii) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iv) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (c) below); or

(c)    the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Shares and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and
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the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Shares and the outstanding Company Voting Securities, as the case may be, and (ii) no person (other than (A) the Company or any Subsidiary, (B) the Surviving Corporation or its ultimate parent corporation, or (C) any employee benefit plan or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of more than 50% of the total common stock or more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (iii) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non‑Qualifying Transaction”); or

(d)    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A.

Further and for purposes of clarity, a transaction will not constitute a Change in Control if: (x) its primary purpose is to change the jurisdiction of the Company’s incorporation, or (y) its primary purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.9.“Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation or other formal guidance of general or direct applicability promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.10.“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or by a duly authorized committee of the Board, in accordance with Section 4 of the Plan.

2.11.“Common Stock” means the common stock of the Company.

2.12.“Company” means Micron Technology, Inc., a Delaware corporation.

2.13.“Consultant” means any natural person, including an advisor, engaged by the Company or any of its Affiliates to render bona fide services to such entity, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

2.14.“Director” means a member of the Board.

2.15.“Disability” or “Disabled” means, with respect to a Participant, the applicable authorized party under the long-term disability plan (the “LTD Plan”) maintained by the Participant’s employer (either the Company or an Affiliate) has provided written notification that the Participant qualifies for disability benefits under the LTD Plan (a “Disability Notice”). If the Participant is not eligible for disability benefits under any applicable LTD Plan, then the Participant shall not qualify as Disabled under this Plan.

2.16.“Dividend Equivalent” means a right granted with respect to an Award, as provided in Section 25 of the Plan.

2.17.“Effective Date” means October 10, 2024.

2.18.“Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate. Neither service as a Director nor payment of a director’s fee by the Company or any Affiliate will be sufficient to constitute “employment” by the Company.

2.19.“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

2.20.“Exchange Program” means a program under which (a) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (b) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (c) the exercise price of an outstanding Award is reduced. An Exchange Program may be implemented under the Plan only following stockholder approval of a Plan amendment authorizing the Exchange Program, which approval satisfies Applicable Laws (for example, but not limited to, approval by the holders of a majority of the Shares represented in person or by proxy at a meeting of the stockholders of the Company at which a quorum is present). Subject to the preceding requirement of stockholder approval, the Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

2.21.“Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of a Share determined as follows: the rules and regulations promulgated thereunder.

(a)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange or the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock on the last Trading Day before the date of determination as quoted on such exchange or system on the date of determination, as reported by Bloomberg or such other source as the Administrator deems reliable;

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(b)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last Trading Day such bids and asks were reported), as reported by Bloomberg or such other source as the Administrator deems reliable; or

(c)In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

Notwithstanding the foregoing, for purposes of determining the fair market value of any Shares for any reason other than the determination of the exercise price of Options or Stock Appreciation Rights, fair market value will be determined by the Administrator in a manner compliant with Applicable Laws and applied consistently for such purpose. The determination of fair market value for purposes of withholding for Tax-Related Items (or other amounts required by Applicable Laws) may be made in the Administrator’s sole discretion subject to Applicable Laws and is not required to be consistent with the determination of fair market value for other purposes.

2.22.“Fiscal Year” means the fiscal year of the Company.

2.23.“Full Value Award” means a grant under the Plan of Restricted Stock, Restricted Stock Units, Performance Awards or Other Stock-Based Awards. Options and Stock Appreciation Rights do not constitute Full Value Awards.

2.24.“Good Reason,” with respect to an Award, shall have the meaning, if any, given such term in the applicable Award Agreement. If not defined in the applicable Award Agreement, the term “Good Reason” as used herein shall not apply to such Award.

2.25.“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422.

2.26.“Inside Director” means a Director who is an Employee.

2.27.“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

2.28.“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.29.“Option” means a stock option granted pursuant to the Plan.

2.30.“Other Stock-Based Award” means a right, granted to a Participant under Section 11 of the Plan that relates to or is valued by reference to Shares or other Awards relating to Shares.

2.31.“Outside Director” means a Director who is not an Employee.

2.32.“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

2.33.“Participant” means the holder of an outstanding Award.

2.34.“Performance Awards” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be cash- or stock-denominated and may be settled for cash, Shares or other securities or a combination of the foregoing under Section 10 of the Plan.

2.35.“Period of Restriction” means the period (if any) during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on a Participant’s continued service (including specified types of service, such as in the capacity of an Employee), the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

2.36.“Plan” means this Micron Technology, Inc. 2025 Equity Incentive Plan, as may be amended from time to time.

2.37.“Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

2.38.“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the fair market value of one Share, granted pursuant to Section 9 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

2.39.“Rule 16b‑3” means Rule 16b‑3 of the Exchange Act or any successor to Rule 16b‑3, as in effect when discretion is being exercised with respect to the Plan.

2.40.“Section 16b” means Section 16(b) of the Exchange Act.

2.41.“Section 409A” means Code Section 409A and the U.S. Treasury Regulations and guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time.

2.42.“Securities Act” means the U.S. Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

2.43.“Service Provider” means an Employee, Director or Consultant.

2.44.“Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

2.45.“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 of the Plan is designated as a Stock Appreciation Right.

2.46.“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

2.47.“Tax-Related Items” means any U.S. federal, state, and/or local taxes and any taxes imposed by a jurisdiction outside of the United States (including, without limitation, income tax, social insurance contributions, payment on account, employment tax obligations, stamp taxes and any other taxes required by Applicable Laws to be withheld and any employer tax liability for which the Participant is liable.
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2.48.“Trading Day” means a day that the primary stock exchange, national market system, or other trading platform, as applicable, upon which the Common Stock is listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

2.49.“U.S. Treasury Regulations” means the Treasury Regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code will include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

3.Stock Subject to the Plan.

3.1.Number of Shares. Subject to adjustment as provided in Section 15.1 of the Plan, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 49,000,000. Subject to the Share counting rules of Section 3.2 of the Plan, the number of Shares available for future grants of Awards will be reduced by one Share for each Share subject to an Award granted under the Plan.

3.2.Share Counting. In determining the number of Shares available for issuance under the Plan, the following rules shall apply.

(a)If an Option or Stock Appreciation Right expires or becomes unexercisable without having been exercised in full, then the unexercised Shares subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated).

(b)If a Full Value Award is forfeited or repurchased by the Company due to a failure to vest, then the forfeited or repurchased Shares subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated).

(c)Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan.

(d)Shares that have been issued under the Plan pursuant to any Award will not be returned to the Plan and will not become available for future grant or sale under the Plan; provided, however, that if unvested Shares of Full Value Awards are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant or sale under the Plan (unless the Plan is terminated).

(e)Shares used to pay the Exercise Price or purchase price of an Award and/or used to satisfy the Tax-Related Items or other withholdings related to the Award will cease to be available for future grant or sale under the Plan.

(f)To the extent an Award is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(g)No Shares purchased by the Company with proceeds received from the exercise of an Option will become available for issuance under the Plan.

3.3.Incentive Stock Option Limit. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3.1 of the Plan, plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to this Section 3.2 of the Plan.

3.4.Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market.

4.Administration of the Plan.

4.1.Procedure.

4.1.1.Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

4.1.2.Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

4.1.3.Other Administration. Other than as provided above, the Plan will be administered by (a) the Board or (b) a Committee, which Committee will be constituted to comply with Applicable Laws.

4.1.4.Delegation of Authority for Day-to-Day Administration. Except to the extent prohibited by Applicable Laws, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

4.2.Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(a)to determine the Fair Market Value;

(b)to determine the Awards to be granted and select the Service Providers to whom Awards may be granted hereunder;

(c)to determine the number of Shares or dollar amounts to be covered by each Award granted hereunder;

(d)to approve forms of Award Agreements for use under the Plan;

(e)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting
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acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto (including but not limited to, temporarily suspending the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes or to comply with Applicable Laws, provided that, except where the exercise of the Award would result in noncompliance with Applicable Laws, such suspension must be lifted prior to the expiration of the maximum term and post-termination exercisability period of an Award), based in each case on such factors as the Administrator will determine;

(f)to implement and determine the terms and conditions of an Exchange Program, subject to stockholder approval of the Exchange Program as required in Section 2.19 of the Plan;

(g)to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(h)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non‑U.S. laws, easing the administration of the Plan and/or for qualifying for favorable tax treatment under applicable non‑U.S. laws, in each case as the Administrator may deem necessary or advisable;

(i)to modify or amend each Award (subject to Section 20.3 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option or Stock Appreciation Right (subject to Sections 6.4 and 7.5 of the Plan);

(j)to allow Participants to satisfy withholding for Tax-Related Amounts (and any other required amounts required by Applicable Laws) in a manner prescribed in Section 16 of the Plan;

(k)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(l)to allow or require a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award;

(m)to determine whether Awards will be settled in Shares, cash or in any combination thereof; and

(n)to make all other determinations deemed necessary or advisable for administering the Plan.

4.3.Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

4.4.Minimum Vesting Requirements. Full Value Awards shall be either (a) subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (b) be granted solely in exchange for forgone cash compensation. Notwithstanding the foregoing, (i) the Administrator may at its discretion permit and authorize acceleration of vesting of Full Value Awards in the event of the Participant’s death, Disability, or retirement, or the occurrence of a Change in Control, (ii) the Administrator may grant Full Value Awards without the above-described minimum vesting requirements, or may permit and authorize acceleration of vesting of Full Value Awards otherwise subject to the above-described minimum vesting requirements, with respect to Awards covering five percent (5%) or fewer of the aggregate maximum number of Shares authorized under the Plan, and (iii) this Section 4.4 shall not apply to Awards granted to Non‑Employee Directors.

4.5.Death or Disability. Except as otherwise provided in the Award Agreement, or any special Plan document governing an Award’s terms, upon a Participant ceasing to be a Service Provider by reason of his or her death or Disability:

(a)all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised that are solely subject to time-based vesting requirements shall become vested and fully exercisable as of the date of cessation of the Participant’s status as a Service Provider, and shall thereafter remain exercisable for a period of twelve (12) months or until the earlier expiration of the original term of the Option, SAR or other Award; provided, however, to the extent that an Option is exercised more than three (3) months after a Participant’s status as a Service Provider terminates by reason of his or her Disability, the Option shall be deemed to be a Nonstatutory Stock Option.

(b)all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse as of the date of cessation of the Participant’s status as a Service Provider.

(c)the target payout opportunities attainable under all of such Participant’s outstanding performance-based Awards shall be deemed to have been fully earned as of the date of cessation of the Participant’s status as a Service Provider based upon an assumed achievement of all relevant performance goals at the “target” level and there shall be a pro rata payout to the Participant or his or her estate within thirty (30) days following the date of such cessation (or any later date required by Section 12 of the Plan) based upon the length of time within the performance period that has elapsed prior to the date of cessation of the Participant’s status as a Service Provider.

Except as otherwise provided in this Section 4.5, any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. Notwithstanding the foregoing, in the case of a cessation of a Participant’s status as a Service Provider by reason of his or her Disability, this Section 4.5 shall apply to such Participant only if the designated person in the Human Resources Department of the Participant’s employer (either the Company or an Affiliate) has received a copy of the Disability Notice before processing the Participant’s termination. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.
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4.6.Limitation on Awards.

(a)Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1 of the Plan), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 5,000,000. The maximum aggregate number of Shares covering Awards of Restricted Stock, Restricted Stock Units, Performance Awards or other Stock-Based Awards (other than Options or SARs) granted in any one calendar year to any one Participant shall be 5,000,000.

(b)The maximum number of Shares subject to Awards granted during a single Fiscal Year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the Fiscal Year, shall not exceed USD 1,500,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

5.Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, or Other Stock-Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees of the Company or of any Parent or Subsidiary of the Company.

6.Stock Options.

6.1.Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

6.2.Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

6.3.Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars (USD 100,000), such options will be treated as nonstatutory stock options. For purposes of this Section 6.3, incentive stock options will be taken into account in the order in which they were granted, the fair market value of the shares will be determined as of the time the option with respect to such shares is granted, and calculation will be performed in accordance with Section 422 of the Code.

6.4.Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

6.5.Option Exercise Price and Consideration.

6.5.1.Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6.5.1, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

6.5.2.Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

6.5.3.Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of, without limitation: (a) cash (including cash equivalents); (b) check; (c) promissory note, to the extent permitted by Applicable Laws; (d) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (e) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (f) by net exercise; (g) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (h) any combination of the foregoing methods of payment.

6.6.Exercise of Option.

6.6.1.Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form and in accordance with the procedures as the Administrator may specify from time to time (which, for the avoidance of doubt, may include automatic exercise on terms specified by the Administrator) from the person entitled to exercise the Option, and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholdings). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. The Administrator, in its discretion, also may determine that an Option will be automatically exercised on terms specified by the Administrator. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued
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(as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan (except as provided otherwise under Section 3.2 of the Plan) and for sale under the Option, by the number of Shares as to which the Option is exercised.

6.6.2.Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon such cessation as the result of the Participant’s death, the Participant may exercise his or her Option within three (3) months of such cessation, or such shorter or longer period of time, as is specified in the Award Agreement, in no event later than the expiration of the term of such Option as set forth in the Award Agreement or Section 6.4 of the Plan. Unless otherwise provided by the Administrator or set forth in the Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if on such date of cessation the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan immediately. If after such cessation the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

6.6.3.Death of Participant. If a Participant dies while a Service Provider, the Option (to the extent vested) may be exercised by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form (if any) acceptable to the Administrator. If the Administrator has not permitted the designation of a beneficiary or if no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution (each, a “Legal Representative”). If the Option is exercised pursuant to this Section 6.6.3, the Participant’s designated beneficiary or Legal Representative shall be subject to the terms of this Plan and the Award Agreement, including but not limited to the restrictions on transferability and forfeitability applicable to the Service Provider.

6.6.4.Tolling Expiration. A Participant’s Award Agreement may also provide that:

(a)if the exercise of the Option following the cessation of Participant’s status as a Service Provider (other than upon the Participant’s death) would result in liability under Section 16b, then the Option will terminate on the earlier of (i) the expiration of the term of the Option set forth in the Award Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16b; or

(b)if the exercise of the Option following the cessation of the Participant’s status as a Service Provider (other than upon the Participant’s death) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (i) the expiration of the term of the Option or (ii) the expiration of a period of thirty (30) days after the cessation of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7.Stock Appreciation Rights.

7.1.Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

7.2.Number of Shares. Subject to the terms and conditions of the Plan, the Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

7.3.Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7.6 of the Plan will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 7.3, Stock Appreciation Rights may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a). Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

7.4.Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

7.5.Term and Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6.4 of the Plan relating to the maximum term (disregarding any special rules applicable only to Incentive Stock Options) and Section 6.6 of the Plan relating to exercise also will apply to Stock Appreciation Rights.

7.6.Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(a)The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b)The number of Shares with respect to which the Stock Appreciation Right is exercised.
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At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8.Restricted Stock.

8.1.Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

8.2.Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction (if any), the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed. Subject to Section 4.4 of the Plan, the Administrator, in its sole discretion, may determine that an Award of Restricted Stock will not be subject to any Period of Restriction and consideration for such Award is paid for by past services rendered as a Service Provider.

8.3.Transferability. Except as provided in this Section 8 or as the Administrator determines, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

8.4.Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

8.5.Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

8.6.Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

8.7.Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will not be entitled to receive dividends and other distributions paid with respect to unvested Shares. Instead, to the limited extent provided in Section 25 and only if determined by the Administrator, such dividends and other distributions will accrue and be paid if (and only if) the underlying Shares vest. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

8.8.Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9.Restricted Stock Units.

9.1.Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

9.2.Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

9.3.Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

9.4.Form and Timing of Payment. Payment of earned Restricted Stock Units will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

9.5.Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company.

10.Performance Awards.

10.1.Award Agreement. Each Performance Award will be evidenced by an Award Agreement that will specify any time period during which any performance objectives or other vesting provisions will be measured, and such other terms and conditions as the Administrator determines. Each Performance Award will have an initial value that is determined by the Administrator on or before its date of grant.

10.2.Objectives or Vesting Provisions and Other Terms. The Administrator will set any objectives or vesting provisions that, depending on the extent to which any such objectives or vesting provisions are met, will determine the value of the payout for the Performance Awards. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

10.3.Earning Performance Awards. After an applicable performance period has ended, the holder of a Performance Award will be entitled to receive a payout for the Performance Award earned by the Participant over the performance period. The Administrator, in its discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Award.

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10.4.Form and Timing of Payment. Payment of earned Performance Awards will be made at the time(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Performance Awards in cash, Shares, or a combination of both.

10.5.Cancellation of Performance Awards. On the date set forth in the Award Agreement, all unearned or unvested Performance Awards will be forfeited to the Company, and again will be available for grant under the Plan.

11.Grant of Stock or Other Stock-Based Awards. The Administrator is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Administrator to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries of the Company. The Administrator (in its discretion) shall determine the terms and conditions of such Awards.

12.Compliance With Section 409A. The Plan and any Awards are intended to be designed and operated in such a manner that is exempt from the application of, or complies with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. Except as provided otherwise by the Administrator, each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the U.S. Treasury Regulations. The Plan, each Award and each Award Agreement under the Plan is intended to be exempt from or meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent (including with respect to any ambiguities or ambiguous terms), except to the extent the Administrator, in its sole discretion, expressly determines otherwise. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. Notwithstanding the preceding, in no event will the Company or any of its Affiliates have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless a Participant (or any other person) in respect of Awards, for any taxes, penalties or interest that may be imposed on, or other costs incurred by, Participant (or any other person) as a result of or in connection with Section 409A.

13.Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (a) any leave of absence approved by the Company or (b) transfers between locations of the Company or between the Company and any of its Affiliates. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment with the Company or any Parent or Subsidiary of the Company upon expiration of such leave is guaranteed by statute or contract. If such reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution (which, for purposes of clarity, shall be deemed to include through a beneficiary designation if available in accordance with Section 6.6 of the Plan), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15.Adjustments; Dissolution or Liquidation; Merger or Change in Control.

15.1.Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and numerical Share limits in Section 3 of the Plan. Notwithstanding the preceding, the Company will have no obligation to effect any adjustment in such manner that will or may require the issuance of fractional Shares, and any fractional Shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Administrator, in its sole discretion, subject to any Applicable Laws.

15.2.Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. Unless provided otherwise by the Administrator, to the extent it has not been previously exercised (with respect to an Option or Stock Appreciation Right), vested (with respect to Restricted Stock) or settled (with respect to any other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

15.3.Merger or Change in Control. In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) without a Participant’s consent, including, without limitation, that (a) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (b) Awards will be continued by the Company, subject to any adjustment pursuant to Section 15.1 of the Plan; (c) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (d) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (e) (i) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for purposes of clarity, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or
122 | 2024 Proxy Statement

realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (ii) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (f) any combination of the foregoing. In taking any of the actions permitted under this Section 15.3, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.

For the purposes of this Section 15.3 and Section 15.4 of the Plan, an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Award, or Other Stock-Based Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 15.3 to the contrary, and unless otherwise provided under an Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15.3 to the contrary, and unless otherwise provided in an Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Subsidiaries or Parents, as applicable, if a payment under an Award Agreement is subject to Section 409A and if the change in control definition contained in the Award Agreement (or other agreement related to the Award, as applicable) does not comply with the definition of “change in control” for purposes of a distribution under Section 409A, then any payment of an amount that otherwise would be accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Section 409A without triggering any penalties applicable under Section 409A.

15.4.Effect of a Change in Control. Unless and until otherwise determined by the Administrator for Awards granted after the date of such determination (pursuant to the Administrator’s authority under the Plan, including (but not limited to) Section 15.3 and Section 4.2), the provisions of this Section 15.4 shall apply in the case of a Change in Control, unless otherwise provided in the applicable Award Agreement or separate written authorized agreement with a Participant governing the specific Award.

15.4.1.Awards Assumed or Substituted. With respect to Awards assumed by the Surviving Corporation (or an affiliate thereof) or otherwise continued or substituted in connection with a Change in Control, as described in Section 15.3 of the Plan: if within one year after the effective date of the Change in Control, a Participant’s employment is terminated without Cause or the Participant resigns for Good Reason, then:

(a)each of that Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised that are subject to time-based vesting requirements shall become vested and fully exercisable as of the date of termination;

(b)each of that Participant’s outstanding Awards other than Options and SARs that are subject to time-based vesting restrictions shall become vested and such restrictions shall lapse as of the date of termination; and

(c)the payout level under each of that Participant’s outstanding Awards that are subject to performance-based vesting requirements shall be deemed to have been earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the “target” level, and there shall be a pro rata payout to such Participant within thirty (30) days following the date of termination of employment (unless a later date is required by Section 12 of the Plan), based upon the length of time within the performance period that has elapsed prior to the date of termination of employment.

With regard to each Award, a Participant shall not be considered to have resigned for Good Reason unless the Award Agreement includes such provision. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.\

15.4.2.Awards Not Assumed or Substituted. Upon the occurrence of a Change in Control, and except with respect to any Awards assumed by the Surviving Corporation (or an affiliate thereof) or otherwise continued or substituted in connection with the Change in Control, as described in Section 15.3 of the Plan and in a manner approved by the Administrator or the Board:

(a)all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised that are subject to time-based vesting requirements shall become vested and fully exercisable as of the effective date of the Change in Control;

(b)all outstanding Awards other than Options and SARs that are subject to time-based vesting restrictions shall become vested and such restrictions shall lapse as of the effective date of the Change in Control, and

(c)the payout level under all outstanding Awards that are subject to performance-based vesting requirements shall be deemed to have been earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the “target” level, and there shall be a pro rata payout to Participants within thirty (30) days following the Change in Control (unless a later date is required by Section 12 of the Plan), based upon the length of time within the performance period that has elapsed prior to the Change in Control.

124 | 2024 Proxy Statement

To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

15.5.Outside Director Awards. With respect to Awards granted to an Outside Director while such individual was an Outside Director that are assumed, continued or substituted for, as described in Section 15.3 of the Plan, if on the date of or following such assumption, continuation or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant (unless such resignation is at the request of the acquirer), then the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement authorized by the Administrator between the Participant and the Company or any of its Parent or Subsidiaries, as applicable.

16.Tax Withholding.

16.1.Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholdings are due, the Company (or any of its Parent, Subsidiaries, or affiliates employing or retaining the services of a Participant, as applicable) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any of its Parent, Subsidiaries, or affiliates, as applicable) or a relevant tax authority, an amount sufficient to satisfy the Tax-Related Items.

16.2.Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax liability or withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (a) paying cash, check or other cash equivalents, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (c) delivering to the Company already-owned Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (e) such other consideration and method of payment for the meeting of tax liabilities or withholding obligations as the Administrator may determine to the extent permitted by Applicable Laws, or (f) any combination of the foregoing methods of payment. The amount of the withholding obligation will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local or non-U.S. marginal income tax rates and rates applicable to other Tax-Related Items applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the Tax-Related Items are required to be withheld.

17.No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s service relationship with the Company or any of its Affiliates, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Affiliates, as applicable, to terminate such relationship at any time with or without cause, free from any liability or claim under the Plan, to the extent permitted by Applicable Laws.

18.Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19.Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon the later to occur of (a) its initial adoption by the Board, or (b) initial approval by the Company’s stockholders. The Plan will continue in effect until the ten (10) year anniversary of the Plan’s effective date, unless terminated earlier under Section 20 of the Plan. Notwithstanding the foregoing, no Options that qualify as incentive stock options within the meaning of Code Section 422 may be granted after ten (10) years from the earlier of the Board or stockholder approval of the Plan (or if earlier, upon termination of the Plan pursuant to Section 20 of the Plan).

20.Amendment and Termination of the Plan.

20.1.Amendment and Termination. The Administrator, in its sole discretion, may amend, alter, suspend or terminate the Plan, or any part thereof, at any time and for any reason.

20.2.Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

20.3.Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant under an outstanding Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided that the conversion of the Participant’s Incentive Stock Options into Nonstatutory Stock Options as a result of any actions taken by the Administrator will neither constitute nor contribute toward constituting an impairment of the Participant’s rights under an outstanding Award for purposes of this Section 20.3. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

126 | 2024 Proxy Statement

21.Conditions Upon Issuance of Shares.

21.1.Legal Compliance. Shares will not be issued pursuant to an Award, including without limitation upon exercise or vesting thereof, as applicable, unless the issuance and delivery of such Shares and unless the exercise or vesting of the Award, if and as applicable, and the issuance and delivery of such Shares will comply with Applicable Laws. If required by the Administrator, issuance will be further subject to the approval of counsel for the Company with respect to such compliance.

21.2.Investment Representations. As a condition to the exercise of an Option or SAR, issuance of Restricted Stock, or vesting or settlement of any other Award, the Company may require the person exercising or receiving such issuance, vesting or settlement to represent and warrant at the time of any such exercise, issuance, vesting or settlement that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22.Inability to Obtain Authority. If the Company determines it to be impossible or impractical to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. state or federal law or non‑U.S. law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, the Company will be relieved of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23.Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

24.Forfeiture Events. The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of such Participant’s status as an employee and/or other service provider for cause or any specified action or inaction by a Participant, whether before or after such termination of employment and/or other service, that would constitute cause for termination of such Participant’s status as an employee and/or other service provider. Notwithstanding any provisions to the contrary under this Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy that may be in effect at grant or any other clawback policy that the Company is required to adopt to comply with Applicable Laws, including without limitation pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws (collectively, the “Clawback Policy”). The Administrator may require a Participant to forfeit, return or reimburse the Company for all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 24 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Affiliate.

25.Dividend Equivalents. The Administrator is authorized to grant Dividend Equivalents with respect to Full Value Awards granted hereunder to Participants subject to such terms and conditions as may be selected by the Administrator. No Option or Stock Appreciation Right shall provide for Dividend Equivalents. Dividend Equivalents, if any, will be credited to an Award in such form and manner as determined by the Administrator in its sole discretion, subject to the following. Dividend Equivalents will be subject to the same vesting provisions as the Awards to which they relate and while amounts may accrue while the Dividend Equivalent is unvested, the amounts payable with respect to Dividend Equivalents will not be paid before the Dividend Equivalent or the Award to which it relates vests. In the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 15 (excluding ordinary dividends or other ordinary distributions), appropriate adjustments will be made to the Participant’s Award and the associated Dividend Equivalent as provided in Section 15 (which Section 15 will control over this Section 25).

26.No Rights to Awards. No Service Provider shall have any claim to be granted any Award pursuant to the Plan, and the Administrator is not obligated to treat Service Providers, Participants or any other persons uniformly.

27.Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the U.S. State of Delaware without giving effect to the conflict of laws principles thereof.

28.Severability. If any provision of the Plan or the application of any provision hereof to any person or circumstance is held to be invalid or unenforceable, the remainder of the Plan and the application of such provision to any other person or circumstance shall not be affected, and the provisions so held to be unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.

* * *
128 | 2024 Proxy Statement

APPENDIX B

Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f) and related instructions. The information regarding the diversity of our Board as of August 31, 2023 is available in our Fiscal 2023 Definitive Proxy, filed with the SEC on November 29, 2023.

Board Diversity Matrix (as of October 31, 2024)

Total Number of Directors | 9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	5	–	–
Part II: Demographic Background
African American or Black	1	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian	–	1	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	3	4	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–	–	–	–
Did Not Disclose Demographic Background	–	–	–	–
Additional Diversity Characteristics
Military Veteran	–	1	–	–

Micron's global presence

Europe
Arzano, Italy
Avezzano, Italy
Munich, Germany
Vimercate, Italy
China
Beijing
Shanghai
Shenzhen
Xi'an
South Korea
Seoul
Japan
Hashimoto
Hiroshima
Tokyo
Taiwan
Hsinchu
Taichung
Taipei
Taoyuan
United States
Atlanta, GA
Austin, TX
Boise, ID
Folsom, CA
Irvine, CA
Longmont, CO
Manassas, VA
Meridian, ID
Minneapolis, MN
Richardson, TX
San Jose, CA
India
Bengaluru
Gujarat
Hyderabad
Malaysia
Johor
Penang
Singapore
Singapore

Micron's global presence map highlights locations that include our manufacturing sites, centers of excellence, customer labs, and large offices. Not all Micron locations are represented on this map.

VISION

MISSION

Be a global leader in memory and storage solutions

VALUES

People
We care about each other

Innovation
We develop solutions that shape the world's future

Tenacity
Nothing shakes our resolve

Collaboration
We work as one team

Customer focus
We win by knowing our customers

micron

More on Micron at micron.com

Sustainability
Micron is committed to sustainable practices and to our global community. To learn more about how we have done business with innovation and integrity for over 40 years, visit micron.com/sustainability.

Diversity, Equality, and Inclusion
We believe our best innovation springs from our team members' diverse experiences, perspectives, and backgrounds. To learn more about how we're building a culture of inclusion, visit micron.com/DEI.

The information at the above websites is not part of or incorporated by reference into the Annual Report or Proxy Statement.

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© 2024 Micron Technology, Inc. All rights reserved. Micron, the Micron logo, the M logo, Intelligence Accelerated™, and other Micron trademarks are the property of Micron Technology, Inc. All other trademarks are the property of their respective owners.

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MICRON TECHNOLOGY, INC.

The Board of Directors unanimously recommends a vote FOR each of the listed nominees:

1. ELECTION OF DIRECTORS

Nominees:	**For**	**Against**	**Abstain**
1a. Richard M. Beyer	☐	☐	☐
1b. Lynn A. Dugle	☐	☐	☐
1c. Steven J. Gomo	☐	☐	☐
1d. Linnie M. Haynesworth	☐	☐	☐
1e. Mary Pat McCarthy	☐	☐	☐
1f. Sanjay Mehrotra	☐	☐	☐
1g. Robert Swan	☐	☐	☐
1h. MaryAnn Wright	☐	☐	☐

The Board of Directors unanimously recommends a vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. PROPOSAL BY THE COMPANY TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE PROXY STATEMENT.	☐	☐	☐
3. PROPOSAL BY THE COMPANY TO APPROVE THE 2025 EQUITY INCENTIVE PLAN.	☐	☐	☐
4. PROPOSAL BY THE COMPANY TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING AUGUST 28, 2025.	☐	☐	☐

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V59571-P19987

MICRON TECHNOLOGY, INC.
Annual Meeting of Shareholders
January 16, 2025 9:00 AM, Pacific Standard Time
This proxy is solicited on behalf of the Board of Directors

The undersigned shareholder(s) of Micron Technology, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of the Fiscal 2024 Annual Meeting of Shareholders and Proxy Statement and hereby appoints Sanjay Mehrotra, Mark J. Murphy and Michael Ray, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Fiscal 2024 Annual Meeting of Shareholders of Micron Technology, Inc., to be held at 9:00 AM, PST on January 16, 2025, virtually via live webcast at www.virtualshareholdermeeting.com/MU2024, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth, and in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.**

Continued and to be signed on reverse side